Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

October 18, 2010,

among

SUN HEALTHCARE GROUP, INC.,

SHG SERVICES, INC.

(to be renamed SUN HEALTHCARE GROUP, INC.),

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES LLC,

and

RBC CAPITAL MARKETS1,

as Joint Bookrunners and Joint Lead Arrangers

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

RBC CAPITAL MARKETS,

as Documentation Agent

[1]	RBC Capital Markets is a brand name for the investment banking activities of Royal Bank of Canada.

EXECUTION VERSION

THE TERM LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, A LENDER MAY OBTAIN THE ISSUE PRICE AND ISSUE DATE OF THE LOANS, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE LOANS AND THE YIELD TO MATURITY OF THE LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO SUN AT THE FOLLOWING ADDRESS: 18831 VON KARMAN, SUITE 400, IRVINE, CA 92612, ATTENTION OF TREASURY DEPARTMENT (FAX NO. (949) 255-7055).

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(continued)

(continued)

(continued)

(continued)

SCHEDULES

Page
Schedule 1.01(a)	-	New Sun Subsidiary Guarantors
Schedule 1.01(b)	-	Additional New Sun Subsidiary Guarantors
Schedule 1.01(c)	-	Other Sun Guarantors
Schedule 1.01(d)	-	Existing Letters of Credit
Schedule 1.01(e)	-	Facilities
Schedule 1.01(f)	-	Restructuring Schedule
Schedule 2.01	-	Lenders and Commitments
Schedule 3.02	-	Certain Corporate and Stakeholder Actions
Schedule 3.04	-	Certain Governmental Approvals
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20	-	Leased Real Property
Schedule 3.21	-	Collective Bargaining Agreements
Schedule 3.24(d)	-	Certain Medicare/Medicaid Provider Agreements
Schedule 4.02(a)	-	Local Counsel
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Existing and Scheduled Investments
Schedule 6.05	-	Scheduled Asset Sales

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Form of Mortgage
Exhibit F-1	-	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
Exhibit F-2	-	Form of Opinion of General Counsel
Exhibit F-3	-	Form of Local Counsel Opinion
Exhibit G	-	Form of Minority Holder Acknowledgement, Consent and Waiver

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CREDIT AGREEMENT dated as of October 18, 2010, among SUN HEALTHCARE GROUP, INC., a Delaware Corporation (“Old Sun”), SHG SERVICES, INC., a Delaware corporation to be renamed SUN HEALTHCARE GROUP, INC. (the “Borrower”), the Lenders (as defined in Article I), and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

PRELIMINARY STATEMENT

Pursuant to the Restructuring Documents (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), Old Sun will restructure its business into two separate publicly traded companies through a series of internal restructurings (the “Restructuring”), such that (a) the Borrower will own and continue to operate all of Old Sun’s operating subsidiaries, after Old Sun has (i) declared (the date of such declaration being referred to herein as the “Declaration Date”) a dividend comprising the common stock of the Borrower and cash (the “Dividend”) and (ii) distributed such Dividend to the existing stockholders of Old Sun in accordance with their pro rata shares of Old Sun’s common stock (such distribution being the “Separation”), (b) Sabra Health Care REIT, Inc., a Maryland corporation and a wholly owned subsidiary of Old Sun (“Sabra”), will own substantially all of Old Sun’s real property assets and will lease those assets to the Subsidiaries pursuant to the Lease Agreements, (c) immediately following the Separation, (i) Old Sun will be merged into Sabra, with Sabra surviving such merger (the “REIT Conversion Merger”) and (ii) the Borrower will change its name to Sun Healthcare Group, Inc., and (d) Sabra will thereafter seek to qualify and elect to be treated as a real estate investment trust for U.S. Federal income tax purposes (such election, together with the REIT Conversion Merger, the “REIT Conversion”). Prior to the Separation, Sabra and certain of its subsidiaries anticipates (a) issuing senior unsecured notes (the “Sabra Notes”), the proceeds of which are to be funded into escrow on or after the Closing Date and (b) entering into a senior secured revolving credit facility to provide working capital and other general corporate purpose borrowings to Sabra and its subsidiaries (the “Sabra Bank Facilities”).

In connection with the Restructuring, the Borrower has requested that the Lenders extend credit in the form of (a) Term Loans, on the Closing Date, in an aggregate principal amount not in excess of $225,000,000 and (b) Revolving Loans at any time and from time to time after the Revolving Credit Availability Date and until the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $60,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time after the Revolving Credit Availability Date and until the Revolving Credit Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $10,000,000. The Borrower has requested the Issuing Bank to issue (a) RF Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $30,000,000 and (b) Deposit Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $75,000,000.

$75,000,000 of the proceeds of the Term Loans will be deposited in the Deposit L/C Collateral Account on the Closing Date for the purpose of cash collateralizing the Borrower’s reimbursement obligations to the Issuing Bank in respect of Deposit Letters of Credit. The balance of the proceeds of the Term Loans are to be used solely (i) to repay all amounts due or outstanding under the Existing Credit Agreement, (ii) to pay fees and expenses related thereto and (iii) for working capital and general corporate purposes. The proceeds of the Revolving Loans and the Swingline Loans are to be used, and Letters of Credit are to be requested, solely for working capital and general corporate purposes of the Borrower and the Subsidiaries.

The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional New Sun Subsidiary Guarantor” shall mean the persons set forth on Schedule 1.01(b), each of which (a) is a direct or indirect wholly owned subsidiary of Old Sun that is scheduled to become a subsidiary of the Borrower on or prior to the Declaration Date in connection with the Restructuring but, on the Closing Date, is not a subsidiary of the Borrower and (b) is a Domestic Person.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. Notwithstanding the foregoing, the “Adjusted LIBO Rate” shall be deemed to be not less than 1.75% per annum.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however,

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that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate in effect on such day for a one-month Interest Period on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Loan, 5.75% per annum and (b) with respect to any ABR Loan, 4.75% per annum.

“Approvals” shall mean the approvals from the applicable Governmental Authorities in respect of all appropriate Healthcare Licenses with respect to a particular Facility.

“Arden House” shall have the meaning assigned to such term in Section 6.02.

“Arrangers” shall mean Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Sun or any of the Subsidiaries to any person other than Sun or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Sun or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business,

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(ii) dispositions between or among Foreign Subsidiaries and (iii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $750,000); provided, however that the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Sun or any of the Subsidiaries to any person of Equity Interests or any other assets (i) made pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) as set forth on the Restructuring Schedule shall not be considered an “Asset Sale” for any purpose under the Loan Documents.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Excess Cash Flow Amount” shall mean, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination, minus (b) the aggregate amount of prepayments required to be made pursuant to Section 2.13(d) through the date of determination (provided that, in the case of any Excess Cash Flow Period in respect of which the amount of Excess Cash Flow shall have been calculated as contemplated by Section 2.13(d) but the prepayment required pursuant to Section 2.13(d) is not yet due and payable in accordance with the provisions of Section 2.13(d) as of the date of determination, then the amount of prepayments that will be so required to be made in respect of such Excess Cash Flow shall be included for purposes of this clause (b)), minus (c) the cumulative amount of Permitted Acquisitions made pursuant to Section 6.04(g) in reliance on the Available Excess Cash Flow Amount and other investments made pursuant to Section 6.04(m) in reliance on the Available Excess Cash Flow Amount, in each case made after the Closing Date and prior to such date.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Sun and its consolidated

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subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Sun for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by Sun and its consolidated subsidiaries during such period, but excluding in each case any such expenditure (i) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation and (ii) to the extent that proceeds of Asset Sales are used to make such expenditure pursuant to the proviso in the definition of the term “Net Cash Proceeds”.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Sun, (b) prior to the Separation, a majority of the seats (other than vacant seats) on the board of directors of Old Sun shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Old Sun nor (ii) appointed by directors so nominated, (c) after the Separation, a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were (i) neither nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated (or shareholders of the Borrower immediately prior to the Separation) or (d) any change in control (or similar event, however denominated) with respect to Sun or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Sun or any Subsidiary is a party. For the avoidance of doubt, the consummation of any transactions (i) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) as set forth on the Restructuring Schedule shall not constitute a “Change of Control” under this Agreement.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

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“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment, Incremental Term Loan Commitment or Swingline Commitment.

“Clipper” refers collectively to the three partnerships and six limited liability companies, each of which owns one Facility in New Hampshire that is, as of the Closing Date, operated by Old Sun and the Subsidiaries and which leases such Facilities to Sun and the Subsidiaries.

“Clipper Option Agreement” shall mean the Option and Indemnity Agreement dated as of April 30, 2004, among William E. Gilmore, Jr., Clipper Holdings, Inc., Langdon Place Affiliates, Inc., Langdon Place of Keene, Inc., William E. Gilmore Family, LLC (collectively, “Gilmore”) and SunBridge G.P. Corporation, as amended, pursuant to which SunBridge G.P. Corporation is causing Clipper to redeem the partnership and membership interests held by Gilmore.

“Closing Date” shall mean October 18, 2010.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Concentration Accounts” shall mean (a) that certain deposit account established with Bank of America, N.A., identified as account number 5801008813, (b) that certain deposit account established with Bank of America, N.A., identified as account number 5800949637 and (c) any replacement deposit accounts satisfactory to the Collateral Agent and otherwise satisfying the requirements set forth in Section 5.15.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated September 2010.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges (other than the write-down of current assets and other than charges referred to in clause (a)(v) below) for such period, (v) charges resulting from increases in professional liability, general

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liability and workers’ compensation reserves, solely relating to prior periods, (vi) fees and expenses for such period paid in connection with the Transactions, (vii) any non-recurring fees, costs or expenses for such period in an amount consistent with the cost estimates previously provided to the Administrative Agent prior to the Closing Date incurred in connection with the Restructuring (whether or not such transactions are consummated), (viii) any non-recurring fees, costs or expenses for such period incurred in connection with an investment permitted by Section 6.04(l) or a Permitted Acquisition to the extent such fees, costs or expenses (A) would have been permitted to be capitalized pursuant to GAAP as in effect on December 31, 2008 and (B) are taken into account in determining the amount of such investment under Section 6.04(l) or the amount of consideration in respect of a Permitted Acquisition under Section 6.04(g)(iv)(D), (ix) start-up costs and restructuring charges, including facility closure, retention, severance and system establishment costs in an aggregate amount not to exceed $2,000,000 in any fiscal year and (x) cash payments received during such period on account of non-cash gains deducted from Consolidated Net Income pursuant to clause (b)(ii) below in a prior period, and minus (b) without duplication (i) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period, (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash gains for such period (other than gains referred to in clause (b)(iii) below), and (iii) gains resulting from decreases in professional liability, general liability and workers’ compensation reserves, solely relating to prior periods, all determined on a consolidated basis in accordance with GAAP. If the Declaration Date Transactions have been consummated on or prior to the Outside Date, for purposes of determining the Interest Coverage Ratio and the Leverage Ratio as of or for the periods ended on March 31, 2011, June 30, 2011 and September 30, 2011, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended June 30, 2010, $26,300,000 and (ii) for the fiscal quarter ended September 30, 2010 or December 31, 2010, as the case may be, the actual Consolidated EBITDA for such fiscal quarter, without duplication, calculated on a pro forma basis as if the Transactions and the Declaration Date Transactions had occurred on the first day of such fiscal quarter.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Sun and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Sun or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Sun or any Subsidiary with respect to interest rate Hedging Agreements and shall exclude any imputed interest expense relating to the amortization of deferred financing costs (including any original issue discount). If the Declaration Date Transactions have been consummated on or prior to the Outside Date, for purposes of determining the Interest Coverage Ratio for the period of four consecutive quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, Consolidated Interest Expense shall be deemed to be equal to (a) the Consolidated Interest Expense for the fiscal quarter ended March 31, 2011, multiplied by 4, (b) the Consolidated Interest Expense for the two consecutive

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fiscal quarters ended June 30, 2011, multiplied by 2 and (c) the Consolidated Interest Expense for the three consecutive fiscal quarters ended September 30, 2011, multiplied by  4/3, respectively.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Sun and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary (other than up to $1,000,000 of the aggregate income of the Special Purpose Vehicles) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Sun or any Subsidiary or the date that such person’s assets are acquired by Sun or any Subsidiary, (c) any gains attributable to sales of assets out of the ordinary course of business and (d) any gains or losses relating to discontinued operations; provided further that the net income of any person in which any other person (other than Sun or a wholly owned Subsidiary or any director or foreign national holding qualifying shares in accordance with applicable law) has a joint interest shall be included in Consolidated Net Income only to the extent of the percentage interest of such person owned by Sun and the Subsidiaries.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swingline, letter of credit and term loan facilities provided for by this Agreement.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of Sun and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of Sun and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans and Swingline Loans.

“Declaration Date” shall have the meaning assigned to such term in the preliminary statement.

“Declaration Date Transactions” shall mean (a) the declaration of the Dividend by Old Sun and (b) if the Sabra Notes have been issued, the release of the proceeds of the Sabra Notes from escrow and the satisfaction and discharge of the indenture in respect of the Subordinated Notes in accordance with its terms.

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“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in RF Letters of Credit or Swingline Loans within three Business Days of the date required to be made or funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding RF Letters of Credit or Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit L/C Collateral Account” shall have the meaning assigned to such term in Section 2.23(l).

“Deposit L/C Collateral Account Balance” shall mean, at any time, the aggregate amount of cash on deposit in the Deposit L/C Collateral Account.

“Deposit L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

“Deposit L/C Depositary Bank” shall have the meaning assigned to such term in Section 2.23(l).

“Deposit L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Deposit Letter of Credit.

“Deposit L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Deposit Letters of Credit at such time and (b) the aggregate principal amount of all Deposit L/C Disbursements in respect of Deposit Letters of Credit that have not yet been reimbursed at such time.

“Deposit L/C Facility Amount” shall mean $75,000,000, representing the maximum aggregate face amount of Deposit Letters of Credit permitted to be outstanding

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under this Agreement, as such amount may be (a) reduced from time to time pursuant to Section 2.09 or (b) increased from time to time pursuant to Section 2.24.

“Deposit L/C Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Deposit Letter of Credit” shall mean a Letter of Credit designated as such and issued pursuant to Section 2.23(a) and any Existing Letter of Credit.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Distribution Agreement” shall mean the Distribution Agreement among the Borrower, Sabra and their respective subsidiaries, substantially in the form attached to the Registration Statement.

“Dividend” shall have the meaning assigned to such term in the preliminary statement.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Person” shall mean, with respect to any natural person, any such person domiciled in the United States, and with respect to any non-natural person, any such person organized under the laws of the United States of America, any State thereof or the District of Columbia; provided, however, that “Domestic Person” shall not include any Subsidiary that (i) is directly or indirectly owned by a Foreign Subsidiary or (ii) is treated as a disregarded entity for United States Federal income tax purposes, if substantially all of the assets of such Subsidiary consist of the equity of one or more direct or indirect Foreign Subsidiaries.

“Domestic Subsidiary” shall mean any Subsidiary that is a Domestic Person.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither the Borrower nor any of its Affiliates shall be an Eligible Assignee.

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“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders) in each case, relating to protection of the environment, natural resources, human health and safety, but specifically excluding any local, state or Federal employee health and safety laws, or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by Sun or any of the Subsidiaries of any Equity Interests of Sun or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to Sun or any Subsidiary, (b) any issuance of directors’ qualifying shares, (c) sales or issuances of common stock of Sun to management, directors or employees of, or consultants to, Sun or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time or to the holders of warrants outstanding as of the date of this Agreement and (d) any issuance of Equity Interests to the extent the Net Cash Proceeds thereof are used to fund a Permitted Acquisition; provided, however that any issuance or sale by Sun or any Subsidiary of Equity Interests (i) made pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) as set forth on the Restructuring Schedule shall not be considered an “Equity Issuance” for any purpose under the Loan Documents.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Sun, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the Code or Section 302 of ERISA applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Sun or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Sun or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (f) the receipt by Sun or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (h) the receipt by Sun or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Sun or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (i) the occurrence of a “prohibited transaction” with respect to which Sun or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Sun or any such Subsidiary could otherwise be liable or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Sun or any Subsidiary other than liability for contributions, administrative expenses and PBGC premiums in the ordinary course.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of Sun and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by Sun and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year paid in cash, (iii) Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13 and Voluntary Prepayments) made

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in cash by Sun and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year).

“Excess Cash Flow Period” shall mean any fiscal year of the Borrower for which Excess Cash Flow has been calculated pursuant to the terms of this Agreement, commencing with the fiscal year ending on December 31, 2011.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, in each case inclusive of any interest, additions to Tax, penalties or other liabilities related thereto, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) except in the case of an assignee pursuant to a request by the Borrower under Section 2.21(a), any withholding Tax (including FATCA) or backup withholding Tax that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) (and, in the case of FATCA, including any regulations or official interpretations thereof issued after) or is attributable to such recipient’s failure (or unreasonable delay) to comply with Section 2.20(f), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 2.20(a), and (d) any Tax resulting solely from such recipient’s gross negligence or willful misconduct.

“Existing Credit Agreement” shall mean the Credit Agreement dated as of April 19, 2007, as amended on June 30, 2010, among Old Sun, Credit Suisse AG, as administrative agent and collateral agent, and the lenders party thereto.

“Existing Letter of Credit” shall mean each letter of credit previously issued for the account of Old Sun or any of its subsidiaries pursuant to the Existing Credit Agreement that is outstanding on the Closing Date and listed on Schedule 1.01(d).

“Existing Mortgage Indebtedness” shall mean certain existing Indebtedness of Sun and the Subsidiaries, in an aggregate outstanding principal amount not in excess of (a) on the Closing Date, $165,318,355 or (b) in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, $8,160,528.

“Extraordinary Receipt” shall mean the receipt by a Loan Party or any Subsidiary of any purchase price adjustments, indemnity payments, tax refunds, judgments, litigation

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settlements and any pension plan reversions, in each case net of legal fees and other costs related thereto, and in the case of judgments and litigation settlements, net of amounts actually paid by any Loan Party during the previous 365 days from the date of the receipt of any such judgments and litigation settlements, to settle litigation in which such Loan Party was a defendant, and in any event (a) in excess of $2,000,000 and (b) to the extent not included in Consolidated EBITDA.

“Facility” shall mean any hospital, outpatient clinic, long-term care facility, nursing home or rehabilitation center and related medical office building or other facility owned or used by Sun or any Subsidiary in connection with their respective business. Set forth on Schedule 1.01(e) is a list of all Facilities in existence on the Closing Date owned or used by the Borrower and the Subsidiaries.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations thereunder or governmental interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated October 18 2010, between the Borrower and the Administrative Agent.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Gilmore” shall have the meaning assigned to such term in Section 1.01 (definition of Clipper Option Agreement).

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality, taxing authority or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

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“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, Old Sun, the Guarantors and the Collateral Agent for the benefit of the Secured Parties.

“Guarantor” shall mean (a) each New Sun Subsidiary Guarantor, (b) each Additional New Sun Subsidiary Guarantor, (c) Old Sun, (d) each Other Sun Guarantor and (e) each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement and that is a Domestic Person; provided that, in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, (i) Old Sun and (ii) each Other Sun Guarantor shall be released from their Guarantees pursuant to Section 9.18; provided, further, that, prior to the Outside Date Trigger, none of Sabra or any of its subsidiaries shall be considered a Guarantor for any purpose under this Agreement or any other Loan Document or any other agreements, instruments, certificates or other documents in connection therewith.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“HCLP” shall have the meaning assigned to such term in Section 6.02.

“Healthcare Licenses” shall have the meaning assigned to such term in Section 3.24(a).

“Healthcare Requirements” shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions or agreements, in each case, pertaining to or concerned with the establishment, construction, ownership, operation, use or occupancy of a Facility or any part thereof as a skilled-nursing facility, assisted-living facility or other healthcare facility and all material permits, licenses and authorizations and regulations relating thereto,

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including all material rules, orders, regulations and decrees of and agreements with healthcare Governmental Authorities as pertaining to such Facility.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996 and the Federal standard for privacy of individually identifiable health information promulgated thereunder, and any and all rules or regulations promulgated from time to time thereunder, including the regulations set forth at 45 CFR parts 160 and 164 as such provisions are currently drafted and, if applicable, updated, amended or revised.

“HIPAA Compliant” shall mean that Sun and each Subsidiary is or will be in compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be, except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

“HUD” shall mean the U.S. Department of Housing and Urban Development and any successor.

“Inactive Subsidiary” shall mean any Subsidiary that, on any date of determination, (a) does not conduct any business operations, (b) has assets with a book value not in excess of $10,000 and (c) does not have any Indebtedness outstanding.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) $75,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.

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“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner. Notwithstanding anything in this Agreement to the contrary, for any and all purposes under this Agreement, including for purposes of calculating the financial covenant set forth in Section 6.12, the Deposit L/C Collateral Account Balance shall be deducted from the total amount of outstanding Indebtedness of Sun and its Subsidiaries.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that

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would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, with the consent of the Administrative Agent and to the extent available to each applicable Lender, 9 or 12 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period for any Eurodollar Borrowing would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, unless the Administrative Agent shall otherwise agree, the Interest Period of any Eurodollar Borrowing made within 30 days of the Closing Date shall be of one month’s duration.

“Issuing Bank” shall mean, as the context may require, (a) Credit Suisse AG, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(m), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Lease Agreements” shall mean (i) the triple net lease agreements to be entered into between Sabra and the Borrower and members of their respective Groups (as such term is defined in the Distribution Agreement), that will be substantially in the form of the draft Master Lease attached as Exhibit B to the Distribution Agreement and (ii) the interim master lease agreements to be entered into between Sabra and the Borrower and members of their respective Groups (as such term is defined in the Distribution

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Agreement), that will be substantially in the form of the draft provided to the Administrative Agent prior to the date hereof.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance or an Incremental Term Loan Assumption Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any RF Letter of Credit and any Deposit Letter of Credit.

“Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date. In any period of four consecutive fiscal quarters in which a Permitted Acquisition or Significant Asset Sale occurs, the Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, each Incremental Term Loan Assumption Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

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“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, condition (financial or otherwise) or operating results of Sun and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of Sun or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Sun or any Subsidiary in an aggregate principal amount exceeding, for purposes of (a) Article VII, $5,000,000, and (b) all other Articles, $20,000,000. For purposes of determining Material Indebtedness for all Articles, the “principal amount” of the obligations of Sun or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Sun or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Medicaid” shall mean Title XIX of the Social Security Act, which was enacted in 1965 to provide a cooperative Federal-state program for low income and medically indigent persons, which is partially funded by the Federal government and administered by the states.

“Medicare” shall mean Title XVIII of the Social Security Act, which was enacted in 1965 to provide a Federally funded and administered health program for the aged and certain disabled persons.

“Medicare/Medicaid Deposit Account” shall have the meaning assigned to such term in Section 5.16.

“Minority Holder Acknowledgement, Consent and Waiver” shall mean an agreement substantially in the form of Exhibit G, with such modifications to such form as may be reasonably approved by the Administrative Agent.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents and other security documents delivered pursuant to Section 5.12, each substantially in the form of Exhibit E.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and Sun’s good faith estimate of income taxes paid or payable in connection with such sale) and reasonable costs and expenses incurred in connection with the settlement or adjustment of any claims with respect to casualty, condemnation, eminent domain or similar events, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth Sun’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Sun and the Subsidiaries within 360 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 360-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided further that if during such 360-day period Sun or a Subsidiary enters into a written agreement committing it to so apply all or a portion of such proceeds after such 360th day, such 360-day period will be extended with respect to the amount of proceeds so committed to be used, but such extension will in no event be for a period longer than 180 days, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance (other than any Equity Issuance to the extent made pursuant to, and for the purposes set forth in, Section 6.04(g)), the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“New Sun Subsidiary Guarantor” shall mean the persons set forth on Schedule 1.01(a), each of which (a) is a direct or indirect wholly owned subsidiary of the Borrower on the Closing Date and (b) is a Domestic Person.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“Other Sun Guarantor” shall mean the persons set forth on Schedule 1.01(c), each of which (a) is a direct or indirect wholly owned subsidiary of Old Sun on the Closing Date and is not a New Sun Subsidiary Guarantor or an Additional New Sun Guarantor and (b) is a Domestic Person.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.24(a).

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“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outside Date” shall mean December 31, 2010.

“Outside Date Trigger” shall have the meaning assigned to such term in Section 5.12.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006, as amended.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permanent Injunction” shall mean that certain Superseding Permanent Injunction and Final Judgment entered on September 14, 2005, in Case No. GIC853861 in the Superior Court of the State of California for the County of San Diego, Central Division, filed by the State of California against Sun and certain other entities named therein.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

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(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, sponsored, maintained or contributed to by Sun or any ERISA Affiliate.

“Post-Closing Letter Agreement” shall have the meaning assigned to such term in Section 4.02(f).

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Purchase Money Indebtedness” shall have the meaning assigned to such term in Section 6.01(d).

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registration Statement” shall have the meaning assigned to such term in Section 5.16.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“REIT Conversion” shall have the meaning assigned to such term in the preliminary statement.

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“REIT Conversion Merger” shall have the meaning assigned to such term in the preliminary statement.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning given such term in Section 2.11.

“Required Lenders” shall mean, at any time, Lenders having Loans (excluding Swingline Loans), RF L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), RF L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Term Loan Commitments, Revolving Loans, RF L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of any Loan Party or Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in Sun or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Sun or any Subsidiary.

“Restructuring” shall have the meaning assigned to such term in the preliminary statement.

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“Restructuring Documents” shall mean the Distribution Agreement, the Tax Allocation Agreement, the Transition Services Agreement, the Lease Agreements and all other documentation to be entered into in connection with the foregoing or to effect the Restructuring.

“Restructuring Schedule” shall mean Schedule 1.01(f) hereto.

“Revolving Credit Availability Date” shall mean the earlier of (a) the Declaration Date and (b) the Outside Date.

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Swingline Loans and RF Letters of Credit as provided for herein) as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s RF L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean October 18, 2015; provided that if any Subordinated Notes remain outstanding on January 13, 2015, the Revolving Credit Maturity Date shall be deemed to be January 13, 2015.

“Revolving Facility Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Revolving Facility Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (a)(ii) of Section 2.01 and clause (f) of Section 2.02.

“RF L/C Commitment” shall mean the commitment of the Issuing Bank to issue RF Letters of Credit pursuant to Section 2.23.

“RF L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to an RF Letter of Credit.

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“RF L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding RF Letters of Credit at such time and (b) the aggregate principal amount of all RF L/C Disbursements in respect of RF Letters of Credit that have not yet been reimbursed at such time. The RF L/C Exposure of any Revolving Credit Lender at any time shall equal its Revolving Facility Pro Rata Percentage of the aggregate RF L/C Exposure at such time.

“RF Letter of Credit” shall mean a Letter of Credit designated (or deemed designated) as such and issued pursuant to Section 2.23.

“SEC” shall mean the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.

“Sabra” shall have the meaning assigned to such term in the preliminary statement.

“Sabra Bank Facilities” shall have the meaning assigned to such term in the preliminary statement.

“Sabra Notes” shall have the meaning assigned to such term in the preliminary statement.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Separation” shall have the meaning assigned to such term in the preliminary statement.

“Significant Asset Sale” shall mean an Asset Sale of all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person, which Asset Sale generates gross proceeds in excess of $5,000,000.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Special Purpose Vehicle” shall mean a direct or indirect Subsidiary that is formed for the sole purpose of becoming an obligor under HUD-guaranteed or mortgage financings and that engages in no activities other than in connection with such financing and any business or other activities incidental thereto; provided that Sun shall identify such Subsidiary as a Special Purpose Vehicle on the Closing Date or, if later, in writing

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to the Administrative Agent and the Collateral Agent either prior to such Subsidiary engaging in any such financing or at the time of the acquisition of such Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Note Documents” shall mean the indenture under which the Subordinated Notes are issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other rights in respect thereof.

“Subordinated Notes” shall mean Old Sun’s 9 1/8% Senior Subordinated Notes due 2015, in an initial aggregate principal amount of $200,000,000.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of Sun; provided that, prior to the Outside Date Trigger, none of Sabra nor any of its subsidiaries shall be considered a Subsidiary for any purpose under this Agreement or any other Loan Document or other agreements, instruments, certificates or other documents in connection therewith.

“Sun” shall mean Old Sun; provided that, in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, the term “Sun” shall mean the Borrower.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

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“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Revolving Facility Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Credit Suisse AG, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. Federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Sun or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Sun or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Sun or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Tax Allocation Agreement” shall mean the Tax Allocation Agreement dated September 23, 2010, entered into among the Borrower, Sabra and Old Sun.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender

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assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.

“Term Loan Maturity Date” shall mean October 18, 2016; provided that if any Subordinated Notes remain outstanding on January 13, 2015, the Term Loan Maturity Date shall be deemed to be January 13, 2015.

“Term Loan Repayment Dates” shall mean the Repayment Dates and the Incremental Term Loan Repayment Dates.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Unless the context shall otherwise require, the term “Term Loans” shall include all Incremental Term Loans.

“Total Debt” shall mean, at any time, the total Indebtedness of Sun and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder).

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $60,000,000.

“Transactions” shall mean, collectively, (a) the execution and delivery of the Tax Allocation Agreement by the parties thereto, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (c) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and (d) the payment of related fees and expenses.

“Transition Services Agreement” shall mean the Transition Services Agreement among the Borrower, Sabra and their respective subsidiaries, substantially in the form of Exhibit F to the Distribution Agreement.

“TRICARE” shall mean, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the “Civilian Health and Medical Program of the Uniformed Services (CHAMPUS)”.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

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“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Veterans Administration” shall mean the Department of Veterans Affairs.

“Voluntary Prepayment” shall mean (i) a prepayment of principal of Term Loans pursuant to Section 2.12 in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans in any subsequent year and (ii) a prepayment of principal of Revolving Loans pursuant to Section 2.12 in any year to the extent that such prepayment results in a permanent reduction of the Revolving Credit Commitments, in each case except to the extent such prepayment is financed with a substantially concurrent incurrence of Incremental Term Loans

“wholly owned subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be

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determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding the foregoing, all terms of an accounting or financial nature involving the treatment of operating leases for all purposes under the Loan Documents shall be construed in accordance with GAAP as in effect on the Closing Date.

SECTION 1.03. Pro Forma Calculations. With respect to any period of four consecutive fiscal quarters during which any Permitted Acquisition or Significant Asset Sale occurs (and for purposes of determining whether an acquisition is a Permitted Acquisition under Section 6.04(g) or would result in a Default or an Event of Default), the Leverage Ratio shall be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition or Significant Asset Sale (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings (net of continuing associated expenses) to the extent such cost savings are factually supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following such Permitted Acquisition or Significant Asset Sale; provided that all such adjustments should be reasonably satisfactory to the Administrative Agent and shall be set forth in a reasonably detailed certificate of a Financial Officer of Sun), using, for purposes of making such calculations, the historical financial statements of Sun and the Subsidiaries which shall be reformulated as if such Permitted Acquisition or Significant Asset Sale, and any other Permitted Acquisitions and Significant Asset Sales that have been consummated during the period, had been consummated on the first day of such period. If at any time prior to March 31, 2011, Sun shall be required to determine compliance or pro forma compliance with the covenants set forth in Section 6.11 or 6.12 (including for purposes of Section 6.01(h) or 6.04(g)), the required covenant level used to test such compliance shall be the level corresponding to the period ended March 31, 2011.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.05. Senior Debt. The Loans and other Obligations are hereby designated as “Senior Indebtedness” and “Designated Senior Debt” for all purposes of the Subordinated Note Documents.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees,

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severally and not jointly, (i) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (ii) to make Revolving Loans to the Borrower, at any time and from time to time after the Revolving Credit Availability Date, until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, each Lender having an Incremental Term Loan Commitment agrees, severally and not jointly, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Eurodollar Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the

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Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) with respect to any RF Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the RF L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such RF L/C Disbursement and its Revolving Facility Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Revolving Facility Pro Rata Percentage of such RF L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and shall be deemed to have reduced the RF L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from such Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this

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paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Revolving Facility Pro Rata Percentage of such RF L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing (or not later than 8:00 p.m., New York City time, one Business Day before a proposed Borrowing to occur on the Closing Date), and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan

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is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made, provided that on each date that a Revolving Credit Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating the Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

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(b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c) The Borrower agrees to pay (i) to each Revolving Credit Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Revolving Facility Pro Rata Percentage of the daily aggregate RF L/C Exposure (excluding the portion thereof attributable to unreimbursed RF L/C Disbursements in respect of RF Letters of Credit) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all RF Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06 and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error in the calculation of such Fees.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Term Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments and Deposit L/C Facility Amount . (a) The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date. The RF L/C Commitment shall automatically terminate on the earlier to occur of (x) the termination of the Revolving Credit Commitments and (y) the date 30 days prior to the Revolving Credit Maturity Date. The Deposit L/C Commitment shall automatically terminate on the earlier to occur of (x) the date on which the Deposit L/C Facility Amount is cancelled or permanently reduced to zero and (y) the date 30 days prior to the Term Loan Maturity Date. The Deposit L/C Facility Amount shall be automatically cancelled on the Term Loan Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on October 31, 2010, if the initial Credit Event shall not have occurred by such time.

(b) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit

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Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, (ii) each partial reduction of the Swingline Commitment shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000 and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time. Each notice delivered by the Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided that a notice of termination of the Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time cancel, or from time to time permanently reduce, the Deposit L/C Facility Amount; provided, however, that each partial reduction of the Deposit L/C Facility Amount shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000; provided, further, that no cancellation or partial reduction of the Deposit L/C Facility Amount shall be permitted hereunder if after giving effect thereto and to the concurrent prepayment of Term Loans required by Section 2.13(h), the Deposit L/C Collateral Account Balance would be less than the greater of (i) the Deposit L/C Exposure and (ii) the Deposit L/C Facility Amount. Each notice delivered by the Borrower pursuant to this Section 2.09(c) shall be irrevocable; provided that a notice of cancellation of the Deposit L/C Facility Amount delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

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(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing that is maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

(viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be in writing and irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if

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such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans other than Other Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(h) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount

December 31, 2010	$2,500,000
March 31, 2011	$2,500,000
June 30, 2011	$2,500,000
September 30, 2011	$2,500,000
December 31, 2011	$2,500,000
March 31, 2012	$2,500,000
June 30, 2012	$2,500,000
September 30, 2012	$2,500,000
December 31, 2012	$2,500,000
March 31, 2013	$2,500,000
June 30, 2013	$2,500,000
September 30, 2013	$2,500,000
December 31, 2013	$2,500,000
March 31, 2014	$2,500,000
June 30, 2014	$2,500,000
September 30, 2014	$2,500,000
December 31, 2014	$2,500,000
March 31, 2015	$2,500,000
June 30, 2015	$2,500,000
September 30, 2015	$2,500,000
December 31, 2015	$2,500,000

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Repayment Date	Amount

March 31, 2016	$2,500,000
June 30, 2016	$2,500,000
September 30, 2016	$2,500,000
Term Loan Maturity Date	$165,000,000

(ii) The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(h)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.12(a), such prepayment may not, so long as no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

(b) Optional prepayments of Term Loans shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11 as designated by the Borrower to the Administrative Agent; if there is no designation by the Borrower, such prepayments will be applied pro rata against such installments.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified

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effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace all outstanding RF Letters of Credit and/or deposit an amount equal to the RF L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or replace or cash collateralize outstanding RF Letters of Credit in an amount sufficient to eliminate such excess.

(b) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(h).

(c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(h); provided, however, that (i) if the aggregate principal amount of Term Loans outstanding as at the time of receipt is less than $100,000,000 and (ii) the Leverage Ratio as at the time of receipt is less than 2.75 to 1.0 (or, in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, less than 1.25 to 1.0), such amount shall be reduced to 25% of the Net Cash Proceeds from the occurrence of such Equity Issuance.

(d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2011, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(h) in an aggregate principal amount equal to (A) 50% of Excess Cash Flow for the fiscal year then ended minus (B) Voluntary Prepayments during such fiscal year; provided, however, that (i) if the aggregate principal amount of Term Loans outstanding as at the end of such fiscal year was less than $100,000,000 and (ii) the Leverage Ratio as

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at the end of such fiscal year was less than 2.75 to 1.0 (or, in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, less than 1.25 to 1.0), such amount shall be reduced to 25% of such Excess Cash Flow.

(e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(h).

(f) In the event that any Loan Party or any subsidiary of a Loan Party shall receive any Extraordinary Receipt, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Extraordinary Receipt, apply 100% of such Extraordinary Receipt to prepay outstanding Term Loans in accordance with Section 2.13(h); provided, however, that, if the Subsidiary receiving such Extraordinary Receipt is a Special Purpose Vehicle, the Borrower shall not be required to prepay Term Loans by the amount of such Extraordinary Receipt to the extent the terms of any Indebtedness of such Special Purpose Vehicle would prohibit the distribution by such Special Purpose Vehicle of the amount thereof to the Borrower.

(g) In the event and on each occasion that the Deposit L/C Facility Amount is reduced in accordance with Section 2.09(c), the Borrower agrees that the Administrative Agent shall cause an amount equal to the amount of such reduction to be withdrawn from the Deposit L/C Collateral Account and applied to the prepayment of Term Loans in accordance with Section 2.13(h), unless an Event of Default has occurred and is continuing or would result therefrom, in which case funds on deposit in the Deposit L/C Collateral Account shall be applied in accordance with the Guarantee and Collateral Agreement until such time as all Events of Default shall have been cured or waived and only then, to the extent any such funds remain available, to the prepayment of the Term Loans in accordance with this Section 2.13.

(h) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the Term Loans and the Other Term Loans and applied pro rata in direct order of maturity to the first four scheduled installments of principal due in respect of the Term Loans and the Other Term Loans under Sections 2.11(a)(i) and (ii), respectively and then against the remaining scheduled installments of principal due in respect of the Term Loans and the Other Term Loans under Sections 2.11(a)(i) and (ii), respectively.

(i) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of

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such prepayment and (ii) at least three Business Days’ prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. All prepayments of Borrowings under this Section 2.13 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, the Issuing Bank or the Administrative Agent (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender, the Issuing Bank or the Administrative Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or the Administrative Agent of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender, the Issuing Bank or the Administrative Agent to be material, then the Borrower will pay to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, upon demand such additional amount or amounts as will compensate such Lender, the Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in RF Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time in accordance with paragraph (c) below the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

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(c) A certificate of a Lender, the Issuing Bank or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Administrative Agent or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Bank or the Administrative Agent the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender, the Issuing Bank or the Administrative Agent to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s, the Issuing Bank’s or the Administrative Agent’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Issuing Bank or the Administrative Agent under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender, the Issuing Bank or the Administrative Agent knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender, the Issuing Bank and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

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In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Indemnity. Without duplication of the matters covered in Sections 2.14 and 2.20, the Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender in good faith, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender or the Administrative Agent setting forth in reasonable detail the amount or amounts which such Lender or the Administrative Agent is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or

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participations in RF L/C Disbursements, as applicable). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or participations in RF L/C Disbursements and accrued interest thereon as a result of which the unpaid principal portion of its Loans and participations in RF L/C Disbursements and accrued interest thereon shall be proportionately less than the unpaid principal portion of the Loans and participations in RF L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and participations in RF L/C Disbursements and accrued interest thereon of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the principal of and accrued interest on their respective Loans and participations in RF L/C Disbursements; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or RF L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven

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Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or

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attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, unless such liability results from or is with respect to any period prior to the date that is 120 days prior to the date on which the Administrative Agent, the applicable Lender or the Issuing Bank makes a claim hereunder if the Administrative Agent, the applicable Lender or the Issuing Bank prior to such date knew or could reasonably have been expected to know of the circumstances giving rise to the claim hereunder or the fact that such circumstances would result in the claim hereunder. A certificate setting forth in reasonable detail the status and amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.20(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding or backup withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without or at a reduced rate of withholding or backup withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

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(ii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.20(f)(ii), FATCA shall include any regulations or official interpretations thereof.

(g) If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund (including by way of offset) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other person.

(h) For purposes of Section 2.20(e) and (f), the term “Lender” includes any Issuing Bank.

(i) If the Borrower determines in good faith that a reasonable basis exists for contesting an Indemnified Tax or Other Tax with respect to which the Borrower has paid an additional amount or an indemnity payment under this Section 2.20(i), the relevant Lender, Administrative Agent, or Issuing Bank, as applicable, shall cooperate with the Borrower (but shall have no obligation to disclose any information that it deems confidential) in challenging such Indemnified Tax or Other Tax at the Borrower’s expense if requested by the Borrower (it being understood and agreed that none of the Administrative Agent, applicable Issuing Bank or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax).

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SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) or (v) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or in respect of which such Lender is a Defaulting Lender) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus (except, in the case of a Defaulting Lender, any Fees not required to be paid to such Defaulting Lender pursuant to the express provisions of this Agreement) all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such

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circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time after the Revolving Credit Availability Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $10,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein. Notwithstanding anything to the contrary contained in this Section 2.22 or elsewhere in this Agreement, in the event that a Revolving Credit Lender is a Defaulting Lender, the Swingline Lender shall not be required to make any Swingline Loan unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the participation in Swingline Loans by all such Defaulting Lenders, including by cash collateralizing each such Defaulting Lender’s Revolving Facility Pro Rata Percentage of the applicable Swingline Exposure.

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(b) Swingline Loans. The Borrower shall notify the Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 10:00 a.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of the Swingline Loan should be disbursed. The Swingline Lender shall make each Swingline Loan by wire transfer to the account specified in such request.

(c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01.

(d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

(e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Revolving Facility Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Revolving Facility Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be

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promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other person liable for obligations of the Borrower) of any default in the payment thereof.

SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any other Loan Party or any Subsidiary (in which case the Borrower and such other Loan Party or Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time from (i) the Revolving Credit Availability Date (in the case of RF Letters of Credit) and (ii) the Closing Date (in the case of Deposit Letters of Credit) and thereafter from time to time prior to the date that is 30 days prior to (i) the Revolving Credit Maturity Date (in the case of RF Letters of Credit) or (ii) the Term Loan Maturity Date (in the case of Deposit Letters of Credit). Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraph (f) of this Section 2.23), to be a Deposit Letter of Credit issued hereunder. This Section shall not be construed to impose an obligation upon (x) the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or (y) Credit Suisse AG or any of its Affiliates to issue documentary or “trade” Letters of Credit (as opposed to “standby” Letters of Credit). Notwithstanding anything to the contrary contained in this Section 2.23 or elsewhere in this Agreement, in the event that a Revolving Credit Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue any RF Letter of Credit unless the Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Issuing Bank’s risk with respect to the participation in RF Letters of Credit by all such Defaulting Lenders, including by cash collateralizing each such Defaulting Lender’s Revolving Facility Pro Rata Percentage of the applicable RF L/C Exposure.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, whether such Letter of Credit shall be an RF Letter of Credit or a Deposit Letter of Credit, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. The Issuing Bank shall promptly (i) notify the Administrative Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of each such Letter of Credit (and any amendments, renewals or extensions thereof) to the Administrative Agent. An RF Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each such Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment,

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renewal or extension (i) the RF L/C Exposure shall not exceed $30,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. A Deposit Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each such Deposit Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, the Deposit L/C Exposure will not exceed the lesser of (i) the Deposit L/C Facility Amount and (ii) the Deposit L/C Collateral Account Balance. If the Borrower shall fail to specify whether any requested Letter of Credit is to be an RF Letter of Credit or a Deposit Letter of Credit, then the requested Letter of Credit shall be deemed to be a Deposit Letter of Credit unless the issuance thereof would not be permitted by the foregoing provisions of this paragraph, in which case it shall be deemed to be an RF Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to (i) the Revolving Credit Maturity Date (in the case of RF Letters of Credit) and (ii) the Term Loan Maturity Date (in the case of Deposit Letters of Credit), unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to (i) the Revolving Credit Maturity Date (in the case of RF Letters of Credit) or (ii) the Term Loan Maturity Date (in the case of Deposit Letters of Credit)) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations in RF Letters of Credit. By the issuance of an RF Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such RF Letter of Credit equal to such Lender’s Revolving Facility Pro Rata Percentage of the aggregate amount available to be drawn under such RF Letter of Credit, effective upon the issuance of such RF Letter of Credit. In consideration and in furtherance of the foregoing, (i) each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Revolving Facility Pro Rata Percentage of each RF L/C Disbursement in respect of an RF Letter of Credit made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of RF Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e) Reimbursement of RF L/C Disbursements. If the Issuing Bank shall make any RF L/C Disbursement in respect of an RF Letter of Credit, then, subject to Section 2.02(f), the Borrower shall pay to the Administrative Agent an amount equal to such RF L/C Disbursement on the same Business Day that the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

(f) Reimbursement of Deposit L/C Disbursements. If the Issuing Bank shall make any Deposit L/C Disbursement in respect of a Deposit Letter of Credit, then the Borrower shall pay to the Administrative Agent an amount equal to such Deposit L/C Disbursement on the same Business Day that the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. If the Borrower fails to reimburse any Deposit L/C Disbursement by the time specified in the preceding sentence, the Administrative Agent shall promptly instruct the Deposit L/C Depositary Bank to withdraw from the Deposit L/C Collateral Account, and pay to the Administrative Agent for the account of the Issuing Bank, an amount equal to the payment then due from the Borrower in respect of such Deposit L/C Disbursement, whereupon the Borrower shall be deemed to have reimbursed such Deposit L/C Disbursement. Notwithstanding anything in this Agreement to the contrary, so long as there are sufficient amounts in the Deposit L/C Collateral Account equal to the amount then due from the Borrower in respect of any such Deposit L/C Disbursement, the failure of the Borrower to pay to the Administrative Agent an amount equal to such Deposit L/C Disbursement as required pursuant to this Section 2.23(f) shall not constitute a Default or Event of Default for any purpose under this Agreement or any other Loan Document.

(g) Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraphs (e) and (f) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in

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connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or wilful misconduct of the Issuing Bank.

(h) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C

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Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and (in the case of RF Letters of Credit) the Revolving Credit Lenders, with respect to any such L/C Disbursement.

(i) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of (i) the date of payment by the Borrower or (ii) (x) in the case of an RF Letter of Credit, the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), and (y) in the case of a Deposit Letter of Credit, the date on which the Borrower is deemed to have reimbursed such L/C Disbursement as provided in Section 2.23(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(j) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization of RF Letters of Credit. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding RF Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the RF L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations.

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The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for RF L/C Disbursements in respect of RF Letters of Credit for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the RF L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding RF Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding RF Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l) Deposit L/C Collateral Account. The Borrower shall cause $75,000,000 of the proceeds of the Term Loans to be deposited, promptly upon receipt thereof on the Closing Date in an account (the “Deposit L/C Collateral Account”) of the Borrower with a depositary bank that is a Lender reasonably satisfactory to the Collateral Agent (the “Deposit L/C Depositary Bank”). The Borrower shall grant to the Collateral Agent a fully perfected security interest in the Deposit L/C Collateral Account, all cash, investments and balances therein and all proceeds thereof, for the benefit of the Issuing Bank as collateral for the payment and performance of the Deposit L/C Obligations, and separately for the benefit of the Secured Parties as collateral for the payment and performance of all other Obligations, in each case with the priorities set forth in the Guarantee and Collateral Agreement. Amounts on deposit in the Deposit L/C Collateral Account shall be held by the Deposit L/C Depositary Bank, which shall enter into a control agreement in favor of the Collateral Agent for the benefit of the Secured Parties (such control agreement to be in form and substance reasonably satisfactory to the Administrative Agent). The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Deposit L/C Collateral Account and no other person shall be entitled to exercise any right or power with respect thereto. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the request of the Borrower and at the Borrower’s risk (including the risk of loss) and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Deposit L/C Collateral Account. If an Event of Default shall have occurred and be continuing, moneys in the Deposit L/C Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for Deposit L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Deposit L/C Obligations and the other Obligations in accordance with the Guarantee and Collateral Agreement. If at any time the Deposit L/C Exposure shall exceed the Deposit L/C Collateral Account Balance, the Borrower shall promptly cause additional funds to be deposited in the Deposit L/C Collateral Account in such amount as shall be necessary to eliminate such excess. Except as expressly provided in the immediately preceding

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sentence and in Section 2.24, the Borrower shall not have the right to deposit additional funds in the Deposit L/C Collateral Account. So long as no Default shall have occurred and be continuing or would result therefrom, the Borrower shall have the right at any time and from time to time, upon at least three Business Days’ prior written notice to the Administrative Agent, to request the release of (and the Administrative Agent hereby agrees to instruct the Deposit L/C Depositary Bank to release and pay to the Borrower) any amounts on deposit in the Deposit L/C Collateral Account in excess of 100% of the Deposit L/C Exposure at such time, other than any such excess amounts held pursuant to Section 2.13(h) in the Deposit L/C Collateral Account pending application thereof to the prepayment of Term Loans as required by such Section; provided that at no time shall the Deposit L/C Collateral Account Balance be less than the Deposit L/C Facility Amount at such time. In addition, the Administrative Agent hereby agrees to instruct the Deposit L/C Depositary Bank to release and pay to the Borrower any amounts remaining on deposit in the Deposit L/C Collateral Account, after making the prepayments of Term Loans required by Section 2.13(h), on the later of (i) the date on which the Deposit L/C Facility Amount is canceled or permanently reduced to zero and (ii) there ceases to be any Deposit L/C Exposure.

(m) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (m) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

SECTION 2.24. Incremental Commitments. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice, unless otherwise agreed by the Administrative Agent), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”). The Borrower may elect in the notice delivered pursuant to this Section 2.24(a), with the consent of the Administrative Agent and the Issuing Bank, that the proceeds of the Term Loans made pursuant to an Incremental Term Loan Commitment be deposited in the Deposit L/C Collateral Account as collateral for the payment and performance of the Borrower’s reimbursement obligations to the Issuing Bank in respect of Deposit Letters

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of Credit and that the Deposit L/C Facility Amount be increased by an amount equal to the amount of such deposit (such that, upon the date on which such Incremental Term Loan Commitments become effective in accordance with this Section 2.24, the Borrower shall cause the proceeds of any such Incremental Term Loans the subject of such an election, to be deposited in the Deposit L/C Collateral Account as collateral for the payment and performance of its reimbursement obligations to the Issuing Bank in respect of Deposit Letters of Credit, in the manner set forth in and subject to the provisions of Section 2.23(l), whereupon the Deposit L/C Facility Amount shall be automatically increased by an amount equal to the amount of such deposit).

(b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of the Term Loans, and (iii) if the initial yield on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Term Loans (which shall be increased by the amount that any “LIBOR floor” applicable to such Other Term Loans on the date such Other Term Loans are made would exceed the Adjusted LIBO Rate (without giving effect to the last sentence of the definition of such term) that would be in effect for a three-month Interest Period commencing on such date and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 50 basis points the sum of (A) the margin then in effect for Eurodollar Term Loans (which shall be the sum of the Applicable Percentage for Eurodollar Term Loans increased by the amount that any “LIBOR floor” applicable to such Eurodollar Term Loans on such date (i.e., 1.75%) would exceed the Adjusted LIBO Rate (without giving effect to the last sentence of the definition of such term) that would be in effect for a three-month Interest Period commencing on such date) plus (B) the OID initially paid in respect of such Term Loans (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Percentage for such Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment, the Incremental Term Loans evidenced thereby and, if applicable, the increase to the Deposit L/C Facility Amount resulting therefrom.

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(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b)(ii) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) at the time of, and after giving effect to, the incurrence of the Incremental Term Loans, the Leverage Ratio would not exceed 2.75 to 1.0 (or, in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, 1.25 to 1.0) and (iii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Term Borrowing on a pro rata basis. Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

ARTICLE III

Representations and Warranties

Each of Old Sun (subject to Section 9.18) and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers. Sun and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to

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execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action, except with respect to the actions set forth on Schedule 3.02, which will have been taken on or prior to the Declaration Date and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Sun or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Sun or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Sun or any Subsidiary (other than any Lien created hereunder or under the Security Documents) and except, in each case, to the extent such violation, conflict, breach, default, right or Lien could not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of the Loan Documents have been duly authorized by all requisite corporate and, if required, stockholder action and will not violate any provision of the certificate or articles of incorporation or other constitutive documents or bylaws of any Loan Party or Subsidiary.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and Old Sun and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto (and, in the case of the promissory notes, if any, upon the making of the initial Loan evidenced thereby) will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of the Restructuring Documents (if and when executed), the consummation of the Transactions on the Closing Date, the Separation, the Borrowings under the Loan Documents, the repayment of the Loans, or the granting of the Liens under the Loan Documents, except for (a) those set forth on Schedule 3.04, (b) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of the Mortgages (none of which will be required to be recorded as of the Closing Date), (d) such as have been made or obtained and are in full force and effect and (e) such actions, consents, approvals, registrations, filings or actions which the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of Old Sun as of and for the 2007, 2008 and 2009 fiscal years, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, for the 2007 fiscal year, and audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants, for the 2008 and 2009 fiscal years. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of Sun and its consolidated subsidiaries, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Old Sun and its consolidated subsidiaries, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b) The Borrower has heretofore delivered to the Lenders (i) its unaudited pro forma consolidated balance sheet as of December 31, 2009 and (ii) a certificate from its chief financial officer showing the calculation of Consolidated EBITDA for the 12-month period ending on December 31, 2009, in each case prepared giving effect to the Restructuring and the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such certificate, on the first day of the 12-month period ending on such date. Such pro forma balance sheet and certificate have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the Closing Date to be reasonable), and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated subsidiaries as of such date and for such period, assuming that the Restructuring and the Transactions had actually occurred at such date or at the beginning of such period, as the case may be, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and that the consummation of the Restructuring may not occur.

SECTION 3.06. No Material Adverse Change. Except for the transactions contemplated by the Restructuring Schedule, the Restructuring and the Restructuring Documents, no event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, condition (financial or otherwise) or operating results of Sun and the Subsidiaries, taken as a whole, since December 31, 2009.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Sun and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including, if applicable, all Mortgaged Property), except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties and

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assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of Sun and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Sun and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Subsidiaries. Other than the Inactive Subsidiaries, Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Sun therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Sun directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Sun, threatened against or affecting Sun or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c) Neither Sun nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, Healthcare Requirement, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction (including the Permanent Injunction), decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. Neither Sun nor any of the Subsidiaries is in default under any provision of any Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) Neither Sun nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

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(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. Neither Sun nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Borrower will (a) use the proceeds of the Loans (other than any Incremental Term Loans) and will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement and (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Assumption Agreement.

SECTION 3.14. Tax Returns. Each of Sun and the Subsidiaries has filed (or caused to be filed) all Federal income and all material, state, local and foreign tax returns or materials required to have been filed by it and has paid (or caused to be paid) all material taxes due and payable by it and all material assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Sun or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or Old Sun to the Administrative Agent, the Arrangers or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Borrower and Old Sun represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of Old Sun) and due care in the preparation of such information, report, financial statement, exhibit or schedule, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and that the consummation of the Restructuring may not occur.

SECTION 3.16. Employee Benefit Plans. Each of Sun and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Sun or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Financial

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Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Sun nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by Sun for itself or for the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. As of the date hereof, Sun and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as is customary with companies in the same or similar businesses operating in the same or similar locations.

SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors in such Pledged Collateral, in each case prior and superior in right to any other person, (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement) in which such Lien and security interest may be perfected by filing, recording or registration in the United States, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and (iii) when the Administrative Agent obtains control of the

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Deposit L/C Collateral Account, either through possession or by entry into a deposit account control agreement with respect to the Deposit L/C Collateral Account, the security interest created under the Guarantee and Collateral Agreement in the Deposit L/C Collateral (as defined therein) in favor of the Secured Parties will constitute a fully perfected security interest in all right, title and interest of the pledgors in, to and under the Deposit L/C Collateral, with the priority set forth in the Guarantee and Collateral Agreement, subject only to Liens expressly permitted by Section 6.02.

(b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by such persons after the date hereof).

(c) If Mortgages are required to be entered into pursuant to Section 5.12, such Mortgages will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the relevant recorder’s offices, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20. Leased Premises. Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors and the addresses thereof. The Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors have no reason to believe that the leases for the real property set forth on Schedule 3.20 are not in full force and effect.

SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Sun or any Subsidiary pending or, to the knowledge of Sun, threatened. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the hours worked by and payments made to employees of Sun and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing

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with such matters. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, all payments due from Sun or any Subsidiary, or for which any claim may be made against Sun or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Sun or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Sun or any Subsidiary is bound. Except as set forth on Schedule 3.21, as of the Closing Date, neither Sun nor any Subsidiary is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it at any Facility.

SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, on a consolidated basis, (a) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date. For the purpose of the above analysis on the Closing Date, the values of the Loan Parties’ assets have been computed by considering the Loan Parties as going concern entities.

SECTION 3.23. Restructuring Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of each of the Restructuring Documents (including all schedules, exhibits, amendments, supplements and modifications thereto).

SECTION 3.24. Healthcare Representations. (a) All Medicare, Medicaid and TRICARE provider agreements, certificates of need, certifications, governmental licenses, permits, regulatory agreements or other material agreements and improvements, including certificates of operation, completion and occupancy, and state skilled-nursing facility or assisted-living facility licenses or other licenses required by healthcare Governmental Authorities for the legal use and occupancy of each Facility that are necessary to operate each Facility have been obtained and are in full force and effect, including approved provider status in any approved provider payor program in which any Facility participates, and a valid certificate of need or similar certificate and license from the applicable state department of health or equivalent (or any subdivision) or the state licensing agency, as applicable, for the licensed number of beds at such Facility (collectively, the “Healthcare Licenses”), except to the extent that the failure to obtain or maintain the same in full force and effect could not reasonably be expected to result in a Material Adverse Effect. Each applicable Subsidiary owns and/or possesses, and holds free from restrictions or conflicts with the rights of others, all such Healthcare Licenses in

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respect of each applicable Facility, and operates each applicable Facility in such a manner that the Healthcare Licenses shall remain in full force and effect, except to the extent that any such failure could not reasonably be expected to result in a Material Adverse Effect.

(b) To the knowledge of Sun, there are no proceedings or actions pending or contemplated to reduce the number of licensed or certified beds of any Facility, unless such actions have been taken at the request of Sun or a Subsidiary, which, for purposes hereof, shall include the election by Sun or a Subsidiary to take beds out of service in order to utilize the affected space to provide larger resident rooms and/or for other health care related purposes.

(c) Sun and the applicable Subsidiaries (and the operation of each Facility) are in compliance in all material respects with all applicable provisions of the laws, ordinances, statutes, regulations, orders, standards, policies, restrictions or rules of all Governmental Authorities having jurisdiction over the ownership, use, occupancy or operation of any Facility, including, (i) staffing requirements, (ii) health and fire safety codes, including quality and safety standards, (iii) accepted professional standards and principles that apply to professionals providing services at each Facility, (iv) Federal, state or local laws, rules, regulations or published interpretations or policies relating to the prevention of fraud and abuse, (v) insurance, reimbursement and cost reporting requirements, (vi) government payment program requirements and disclosure of ownership and related information requirements, (vii) requirements of applicable healthcare Governmental Authorities, including those relating to each Facility’s physical structure and environment, licensing, quality and adequacy of medical care, distributions of pharmaceuticals, rate setting, equipment, personnel, operating policies and services and fee splitting, (viii) Section 1128B(b) of the Social Security Act, as amended (42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute”) and (ix) any other applicable laws, regulations or agreements for reimbursement for the type of care or services provided by Sun or the Subsidiaries with respect to each Facility. As used in this clause (c), “compliance in all material respects” means a level of compliance that would keep Sun and the Subsidiaries (and the operation of each Facility in the ordinary course of business) free from any material proceedings or sanctions by any Governmental Authority having jurisdiction over the operation of any Facility that could reasonably be expected to result in a Material Adverse Effect.

(d) (i) Sun and each Subsidiary, as applicable, is in compliance in all material respects with the requirements for participation in the Medicare, Medicaid and TRICARE programs with respect to each Facility that currently participates in such programs, including the Medicaid and Medicare Patient and Program Protection Act of 1987, or if not currently in compliance has filed and is implementing or will timely file and implement a plan of correction to bring any such Facility in compliance, and (ii) except as set forth on Schedule 3.24(d), Sun and each Subsidiary which participates in Medicare or Medicaid has a current provider agreement under Title XVIII and/or XIX of the Social Security Act, as applicable, which is in full force and effect.

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(e) To the knowledge of Sun, neither Sun nor any Subsidiary is a target of, or participant in, any action, proceeding, suit, audit, investigation or sanction by any healthcare Governmental Authority or any other administrative or investigative body or entity or any other third party or any patient or resident (including whistleblower suits, or suits brought pursuant to Federal or state false claims acts, and Medicaid, Medicare, TRICARE, state fraud or abuse laws) which may result, directly or indirectly or with the passage of time, in (i) the imposition of a fine, penalty, alternative, interim or final sanction, a lower rate certification, recoupment, recovery, suspension or discontinuance of all or part of reimbursement from any healthcare Governmental Authority, third-party payor, insurance carrier or private payor, or a lower reimbursement rate for services rendered to eligible patients, in each case that could reasonably be expected to result in a Material Adverse Effect, or (ii) any other civil or criminal remedy, in the appointment of a receiver or manager, or in the modification, limitation, annulment, revocation, transfer, surrender, suspension or other impairment of a Healthcare License or affect Sun’s or any Subsidiary’s participation in the Medicare, Medicaid, TRICARE or third-party payor program, as applicable, or any successor program thereto, to the extent that Sun or such Subsidiary currently participates therein nor to its knowledge has any such action, proceeding, suit, investigation proceeding or audit been threatened.

(f) There are no agreements with residents of any Facility, or with any other persons or organizations, which deviate in any material adverse respect from, or which conflict with, any Healthcare Requirements. To the knowledge of Sun, all resident records at each Facility, including patient and/or resident accounts records, are true, complete and correct in all material respects.

(g) None of the execution and delivery of this Agreement or any other Loan Document, the performance thereunder by Sun and the Subsidiaries or, to the knowledge of Sun, any other party thereto, will, on the Closing Date, (i) adversely affect, in any material respect, the right of Sun or any Subsidiary to receive Medicaid, Medicare, TRICARE, insurance company, managed care company, or other third-party insurance payments or reimbursements or to receive private payor payments or reimbursements, to the extent Sun or such Subsidiary is certified to participate in Medicare, Medicaid, TRICARE or any third party payor program, (ii) materially reduce the Medicaid, Medicare, TRICARE, insurance company, managed care company, or other third-party insurance payments or reimbursements or materially reduce private payor payments or reimbursements which Sun or any Subsidiary is receiving as of the date hereof or (iii) materially adversely affect the Healthcare Licenses.

(h) To the extent that and for so long as Sun or any Subsidiary is a “covered entity” within the meaning of HIPAA, such person (i) has undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of Sun or such Subsidiary to be HIPAA Compliant, (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”) and (iii) has implemented or will implement those provisions of such HIPAA

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Compliance Plan in all material respects necessary to ensure that such person is or becomes HIPAA Compliant.

(i) All Medicare and Medicaid cost reports and financial reports submitted by or on behalf of each Facility for years commencing on and after the date on which Sun or the applicable Subsidiary commenced operation thereof are materially accurate and complete.

(j) Notwithstanding anything to the contrary in this Agreement, the Lenders acknowledge that Sun is not an operator of any Facility or any facilities or businesses operated by a Subsidiary.

SECTION 3.25. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” and “Designated Senior Debt” under and as defined in the Subordinated Note Documents.

SECTION 3.26. Sanctioned Persons. Neither Sun nor any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

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(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit F-1, (ii) Michael Newman, General Counsel to the Borrower, substantially to the effect set forth in Exhibit F-2 and (iii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit F-3, in each case (A) dated the Closing Date and (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and the Borrower hereby requests such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the certified copy furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

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(e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) Except as provided for in the Post-Closing Letter Agreement dated the Closing Date, between the Borrower and the Administrative Agent (the “Post-Closing Letter Agreement”), the Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date, and the Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(g) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement or to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(i) The Administrative Agent shall have received copies of each of the Restructuring Documents executed on or prior to the Closing Date.

(j) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Sun and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement and (b) Indebtedness set forth on Schedule 6.01 (including the Subordinated Notes) and Existing Mortgage Indebtedness.

(k) The Lenders shall have received the financial statements and opinions referred to in Section 3.05.

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(l) The Administrative Agent shall have received a certificate from the chief financial officer of Sun, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Loan Parties, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent.

(m) The Arrangers shall have received, at least five Business Days prior to the Closing Date, all documentation and any other information that is requested by the Arrangers or the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n) The Borrower shall have established procedures, satisfactory to the Administrative Agent, for the deposit of $75,000,000 of the proceeds of the Term Loans on the Closing Date in the Deposit L/C Collateral Account.

ARTICLE V

Affirmative Covenants

Each of Old Sun (subject to Section 9.18) and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Old Sun (subject to Section 9.18) and the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; except as provided in Section 6.05, at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition, ordinary wear and tear excepted; file, as and when due, all Medicaid, Medicare and TRICARE cost reports required by law and all claims for reimbursement; and maintain all certificates of need, provider numbers, provider agreements and licenses necessary to conduct the businesses reflected therein as currently conducted, except where the failure to maintain the same could not reasonably be expected to have a Material Adverse Effect or where such business is disposed of in accordance with Section 6.05. As used in this clause (b), “comply in all material respects” means a level of compliance that would keep Sun and the Subsidiaries (and the operation of each Facility

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in the ordinary course of business) free from any material proceedings or sanctions by any Governmental Authority having jurisdiction over the operation of any Facility that could reasonably be expected to result in a Material Adverse Effect.

(c) For the avoidance of doubt, any and all of the transactions (i) made pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) set forth on the Restructuring Schedule shall be permitted under this Section 5.01.

SECTION 5.02. Insurance. (a) Maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent upon its request therefor; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent.

(c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

SECTION 5.03. Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge

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promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Sun shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend or stay enforcement of any Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04. Financial Statements, Reports, etc. In the case of Sun, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 90 days after the end of each fiscal year (or such earlier date required by the SEC), its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Sun and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Sun and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such earlier date required by the SEC), its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Sun and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Sun and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Sun (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 and, in the case of a certificate delivered with

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the financial statements required by paragraph (a) above, setting forth Sun’s calculation of Excess Cash Flow;

(d) promptly after approval by Sun’s board of directors and in any event not later than 60 days after the beginning of each fiscal year of Sun, (i) a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows (including projected capital expenditures), as of the end of and for such fiscal year and on a quarter by quarter basis and setting forth the assumptions used for purposes of preparing such budget) and (ii) a detailed reconciliation of such projected financial results to the financial covenants set forth in Sections 6.11 and 6.12 hereof and, promptly when available, any significant revisions of such budget or covenant reconciliation;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Sun or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f) promptly after the receipt thereof by Sun or any of its subsidiaries, a copy of any “management letter” received by any such person from its certified public accountants and the management’s response thereto;

(g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h) promptly following any request therefor, copies of (i) any documents described in Section 101(k)(1) of ERISA that Sun or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Sun or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if Sun or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Sun or its ERISA Affiliates shall promptly after the request of any Lender make a request for such documents or notices from the such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Sun or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

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(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Sun or any Subsidiary with an amount in dispute (in the good faith judgment of Sun) in excess of $5,000,000 or that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Sun and the Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) any change in Sun’s corporate rating by S&P, in Sun’s corporate family rating by Moody’s or in the ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place Sun or the Credit Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating Sun or the Credit Facilities.

SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Sun agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) In the case of Sun, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Responsible Officer of Sun setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account so as to permit the preparation of financial statements in conformity with GAAP. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to

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make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, subject in each case to the requirements of applicable law, including HIPAA, all at the expense of Sun; provided that, unless an Event of Default shall have occurred and be continuing, Sun shall not be responsible for the expenses of more than one such visit per year.

(b) In the case of Sun, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s and to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of Sun or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Sun or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of Sun setting forth details as to such ERISA Event and the action, if any, that Sun proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect, comply, and use good faith efforts to cause all lessees and other persons occupying the Mortgaged Properties to comply, in all material respects with all Environmental Laws applicable thereto; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that neither Sun nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Preparation of Environmental Reports. If an Event of Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 45 days without Sun or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Loan Parties, an environmental site assessment report reviewing the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and

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indicating the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the Restructuring, the transactions contemplated by the Loan Documents, the Restructuring Documents and the Restructuring Schedule and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. Sun will promptly cause any subsequently acquired or organized wholly owned Domestic Subsidiary (other than any Special Purpose Vehicle), and Sun will use commercially reasonable efforts to cause any subsequently acquired or organized non-wholly owned Domestic Subsidiary, to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. In the event the Lien securing any Existing Mortgage Indebtedness (or any permitted refinancing thereof) is released, Sun will promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such released assets and properties. In addition, from time to time, Sun will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Loan Parties (other than, prior to the day following the Outside Date Trigger specified in the proviso below, Old Sun and the Other Sun Guarantors) and the Domestic Subsidiaries (other than Special Purpose Vehicles) (including properties acquired subsequent to the Closing Date) other than (i) assets and properties subject to Liens permitted under Sections 6.02(a) (except to the extent agreements with certain lessors having Liens set forth on Schedule 6.02(a) hereof permit the granting of security interests to the Collateral Agent hereunder in the applicable assets of the Grantors, in each case subject to the terms and conditions of any such agreements), 6.02(c), 6.02(i), 6.02(o), 6.02(p), 6.02(q) and 6.02(r) (in each case, for so long as such Liens exist and, in the case of Sections 6.02(o), 6.02(p) and 6.02(q), to the extent the agreements governing the same prohibit subordinated Liens securing the Obligations), (ii) Medicare/Medicaid Deposit Accounts, (iii) leasehold interests in real property, (iv) assets and properties described in Schedule IV to the Guarantee and Collateral Agreement, (v) assets of and Equity Interests in (a) Inactive Subsidiaries, (b) Special Purpose Vehicles (to the extent any HUD-guaranteed or mortgage financings of such Special Purpose Vehicle would prevent such pledge or security interests), and (c) Clipper and Bowie Center L.P., a Maryland limited partnership, (to the extent any HUD-guaranteed or mortgage financings or partnership or joint venture agreement would prevent such pledge or security interests), (vi) any deposit, securities or commodities accounts except for the Concentration Account as specified in Section 5.15 and the Deposit L/C Collateral Account, (vii) any Equity Interests (including the Equity Interests of any Other Sun Guarantor) or assets that will be sold, transferred or otherwise disposed of (x) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (y) as set forth on the Restructuring Schedule, (viii) any real

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property owned by the Loan Parties or any of their respective subsidiaries on the Closing Date, (ix) other assets and properties permitted to be so excluded under the Loan Documents and (x) prior to the day following the Outside Date Trigger specified in the proviso below, any assets and properties of Old Sun and the Other Sun Guarantors; provided that, in the event that the Outside Date occurs prior to the consummation of the Declaration Date Transactions (such event being the “Outside Date Trigger”), promptly after the Outside Date Trigger (and, in any event, by no later than 60 days thereafter (or such later date as may be agreed to in writing by the Arrangers)), Old Sun shall secure, and shall procure that the Domestic Subsidiaries secure, the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their assets (including real properties) as the Administrative Agent shall designate (other than assets of the type described in clauses (i) through (ix) of this sentence). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Sun promptly shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.12. Sun agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, Sun will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of a fee interest in any real property having a value in excess of $2,000,000.

SECTION 5.13. Interest Rate Protection. No later than the 90th day after the Closing Date, the Borrower shall enter into, and for a minimum of three years thereafter maintain, Hedging Agreements acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of the Term Loans being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent.

SECTION 5.14. Healthcare Requirements. (a) The operations conducted at each Facility shall be conducted in a manner consistent with material Healthcare Requirements and, in connection therewith, Sun further covenants and agrees that:

(i) the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products or gases and medical waste, of any kind and in any form, will be maintained in substantial compliance with all applicable regulations and laws;

(ii) each Facility will be operated in a prudent manner in substantial and material compliance with applicable laws and regulations relating thereto and all Healthcare Licenses, reimbursement or care contracts, and any other agreements necessary for the certification, licensure or operation of such Facility as may be necessary for participation in the Medicare, Medicaid or TRICARE reimbursement programs, or any managed care company, insurance company, or other third-party payor reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in Medicare,

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Medicaid or TRICARE reimbursement programs, or any managed care company, insurance company, or other third-party payor reimbursement programs (unless such reduction is requested by Sun or a Subsidiary);

(iii) each Facility will be operated in a manner that will not result in a material reduction, suspension, denial or elimination of reimbursement for services from, or material recoupment by, Medicare, Medicaid, TRICARE or any managed care company, insurance company or other third-party payor, in each case where the failure to so operate a Facility could reasonably be expected to result in a Material Adverse Effect; and

(iv) all deposits relating to Healthcare Requirements, including deposits relating to residents or residency agreements, will be maintained in material compliance with all applicable regulatory requirements. If such deposits are in cash, Sun and the Subsidiaries shall deposit and hold such deposits in accordance with applicable law. Sun and the Subsidiaries shall cause any bond or other instrument which they are permitted to hold in lieu of cash deposits under any applicable Healthcare Requirements to be maintained in full force and effect and to comply, in all material respects, with any applicable Healthcare Requirements. Sun and the Subsidiaries shall, upon request, provide the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent of compliance with the foregoing.

(b) Sun and the Subsidiaries that are certified to participate in Medicare, Medicaid, TRICARE or any other third-party payor program shall (i) file all required Medicare, Medicaid and TRICARE cost reports on or prior to the date such reports are due and promptly make available to the Administrative Agent, if requested, a complete and accurate copy of such filed cost reports accompanied by an officer’s certificate of Sun or such Subsidiary certifying as of the date thereof that such report is accurate and complete in all material respects, and (ii) promptly furnish to the Administrative Agent, if requested, (x) any amendments filed with respect to such cost reports and (y) all notices, responses, audit reports or inquiries received by Sun or the applicable Subsidiary with respect to such filed cost reports.

(c) Sun and the Subsidiaries that are certified to participate in Medicare, Medicaid, TRICARE or any other third-party payor program shall furnish to the Administrative Agent, if requested, within 30 days of such request, the annual Medicaid reimbursement rate sheets and the Medicare published rates with respect to the operation of the Facility or other business in which Sun or the applicable Subsidiary is engaged, and any amendments thereto in the possession of Sun and the applicable Subsidiaries at the time of receipt of such request.

(d) Sun and the Subsidiaries responsible for the operation of the Facilities shall furnish to the Administrative Agent promptly upon request therefor, a copy of any Medicare, Medicaid, TRICARE or other licensing entity survey report or statement of deficiencies that includes a deficiency score of G or higher, or includes a deficiency score of “substandard quality of care” (as that term is defined in Part 488 of 42 C.F.R.) and

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within the time period required by the particular agency for furnishing a plan of correction also furnish (or cause to be furnished) to the Administrative Agent a copy of any related plan of correction generated from such survey report for Sun or the applicable Subsidiary and any subsequent correspondence related thereto, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or of full participation in Medicare, Medicaid or TRICARE by the date required for cure by such agency or entity (plus extensions granted by such agency or entity).

(e) Sun and the Subsidiaries shall furnish to the Administrative Agent, promptly after receipt thereof by Sun or any Subsidiary, any other notices or charges issued relating to the material non-compliance by Sun or any Subsidiary with any Governmental Authority, laws, regulations, requirements, licenses, permits, certificates, authorizations or approvals (including any inquiry or investigation by any state or by the United States Department of Justice of Sun or any Subsidiary or any Facility), which could reasonably be expected to have a Material Adverse Effect.

(f) Sun and the Subsidiaries shall furnish to the Administrative Agent, promptly upon receipt thereof, any and all notices (regardless of form) from any healthcare Governmental Authority that any license, Medicare, Medicaid or TRICARE certification is being downgraded, revoked, or suspended, or that action is being taken to downgrade, revoke, or suspend any license or certification in each case where the action set forth in such notice could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.15. Deposit Accounts; Concentration Accounts; Letters of Instruction. Sun and the Subsidiaries shall establish (or cause to be established), and shall at all times during the term of this Agreement maintain (or cause to be maintained), in accordance with all applicable laws and regulations, (i) cash management services of a type and on terms reasonably satisfactory to the Collateral Agent at one or more banks and/or depositary institutions reasonably satisfactory to the Collateral Agent, (ii) in the case of Sun and the Subsidiaries which are certified to participate in Medicare, Medicaid, TRICARE or which receive reimbursement from the Veterans Administration, deposit accounts with one or more depositary institutions into which payments in respect of Medicare, Medicaid, TRICARE and any other Veterans Administration receivables shall be initially deposited (all such deposit accounts referred to herein as the “Medicare/Medicaid Deposit Accounts”). Sun and the Subsidiaries described in clause (ii) of the preceding sentence shall deliver (or cause to be delivered) to each depositary bank in respect of each Medicare/Medicaid Deposit Account, on or prior to the Closing Date, a letter of instruction directing each such depositary bank to transfer all amounts received in each Medicare/Medicaid Deposit Account, promptly, and in any event no later than the first Business Day after the receipt thereof, to the applicable Concentration Account (it being acknowledged that the letters of instruction delivered under the Existing Credit Agreement are sufficient to comply with the obligations to deliver the letters of instruction hereunder). Sun agrees that (a) each Concentration Account shall at all times be subject to a deposit account control agreement in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, (b) no letter of instruction described in the previous sentence shall, at any time during the term of this Agreement, be revoked, withdrawn or otherwise modified in a manner adverse to the Secured Parties without the

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prior written consent of the Collateral Agent, and (c) no Medicare/Medicaid Deposit Account shall be subject to any deposit account control agreement or security interest in favor of the Collateral Agent or the Lenders.

SECTION 5.16. Restructuring Documents. By no later than the Declaration Date (provided that such date is on or prior to the Outside Date), (i) all of the relevant parties shall execute and deliver the Restructuring Documents (other than the Tax Allocation Agreement executed prior to the Closing Date), substantially in the form of the draft Restructuring Documents attached to the Amendment No. 3 to Form S-1 Registration Statement of the Borrower, as filed with the United States Securities and Exchange Commission on September 23, 2010 (the “Registration Statement”), as such drafts may be amended, supplemented or otherwise modified so long as any such amendments, supplements or modifications do not materially and adversely affect the interests of the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors or the Administrative Agent and the Lenders under the Loan Documents, in each case unless the Required Lenders shall have otherwise consented in writing and (ii) Old Sun shall deliver certified copies of the final executed Restructuring Documents (other than Tax Allocation Agreement delivered on the Closing Date) to the Administrative Agent for delivery to the Lenders. Thereafter, the defined terms, “Distribution Agreement”, “Lease Agreements” and “Transition Services Agreement” in Section 1.01 of this Agreement shall refer to the final executed version of each such agreement, as and when, applicable.

SECTION 5.17. Additional New Sun Subsidiary Guarantors. Old Sun, the Borrower and the Subsidiaries shall execute any and all further documents, agreements and instruments, and take all further action, as is reasonably necessary to cause each Additional New Sun Subsidiary Guarantor to become a direct or indirect wholly owned subsidiary of the Borrower, in each case by no later than the Declaration Date.

ARTICLE VI

Negative Covenants

Each of Old Sun (subject to Section 9.18) and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Old Sun (subject to Section 9.18) and the Borrower will not and will not cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof (including the Subordinated Notes) and set forth in Schedule 6.01(a), the Existing Mortgage Indebtedness and

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any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (other than (x) to the extent of any premiums, interest or costs and expenses incurred in connection therewith and (y) on or after the date following the Outside Date Trigger, with respect to the extension, renewal or replacement of Indebtedness of Peak Medical Montana, Inc., the outstanding principal amount of which may be increased by up to approximately $4,000,000), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders in any material respect, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of Sun and the Subsidiaries to the extent permitted by Section 6.04(c);

(d) Indebtedness of Sun or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than to the extent of any premiums, interest or costs and expenses incurred in connection therewith) (“Purchase Money Indebtedness”); provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $20,000,000 at any time outstanding;

(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $20,000,000 at any time outstanding;

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) Indebtedness assumed in connection with a Permitted Acquisition and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than to the extent of any premiums, interest or costs and expenses incurred in connection therewith); provided that (i) such Indebtedness is not incurred in contemplation of, or in connection with, such Permitted Acquisition, (ii) both immediately prior and after giving effect thereto, no Default shall exist or result therefrom and (iii) Indebtedness incurred pursuant to this Section 6.01(g) shall not exceed $10,000,000 at any time outstanding;

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(h) Indebtedness of Sun or any Subsidiary consisting of (i) Purchase Money Indebtedness, (ii) Capital Lease Obligations or (iii) Indebtedness incurred to finance one or more Permitted Acquisitions so long as at the time of the incurrence thereof and after giving effect thereto, Sun would be in compliance with the covenant set forth in Section 6.12, calculated on a pro forma basis as of the most recently completed period of four consecutive fiscal quarters ending prior to such incurrence for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered;

(i) Guarantees by Sun or the Subsidiaries of Indebtedness of Sun and the Subsidiaries permitted to be incurred hereunder;

(j) Lease Agreements entered into in connection with the Restructuring to the extent characterized as Capital Lease Obligations;

(k) Indebtedness of Old Sun and its Subsidiaries (other than the Borrower, any New Sun Subsidiary Guarantor or any Additional New Sun Subsidiary Guarantor) in respect of the Sabra Notes and the Sabra Bank Facilities; provided that, in the event that the Outside Date Trigger occurs, all such Indebtedness shall be repaid in full and the commitments under the Sabra Bank Facilities shall be terminated; and

(l) other unsecured Indebtedness of Sun or the Subsidiaries in an aggregate principal amount not exceeding $20,000,000 at any time outstanding.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including Sun or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of Sun and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by Sun or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Sun or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be, and extensions, renewals and

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replacement of any such Liens securing Indebtedness permitted under Section 6.01(g) hereof;

(d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Sun or any of the Subsidiaries;

(i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Sun or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Sun or any Subsidiary;

(j) Liens securing judgments that have not resulted in an Event of Default under clause (i) of Article VII;

(k) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Loan Documents and not interfering in any material respect with the ordinary conduct of the business of Sun or any Subsidiary or resulting in a material diminution in the value of any Collateral as security for the Obligations;

(l) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) Lien or restriction that the interest or title of

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such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(m) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(n) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Sun and the Subsidiaries;

(o) Liens on the property subject to any Sale and Lease-Back Transactions, securing obligations thereunder in an aggregate principal amount outstanding at any time not to exceed $3,000,000;

(p) Liens incurred in connection with Capital Lease Obligations and Synthetic Lease Obligations securing obligations permitted to be incurred pursuant to Section 6.01(e);

(q) in respect of Arden House Care and Rehabilitation Center (“Arden House”), a healthcare center operated by Harborside Connecticut Limited Partnership (“HCLP”), a Lien on all personal property of HCLP used in the operations of Arden House securing obligations to HUD under a Regulatory Agreement Nursing Homes and Rider to Regulatory Agreement Nursing Homes, each dated September 29, 2009, by and between HCLP and the Federal Housing Commissioner; provided that, as soon as practicable after the Closing Date, Sun and HCLP shall use commercially reasonable efforts to execute a subordination agreement with HUD pursuant to which the Lien of HUD shall be subordinated in favor of the Lien of the Secured Parties to the personal property of HCLP relating to Arden House;

(r) Liens on the assets of Subsidiaries of Old Sun (other than the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors) securing Indebtedness permitted by Section 6.01(k) for so long as such Indebtedness is permitted to be outstanding pursuant to such Section; and

(s) other Liens with respect to property or assets of Sun or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $2,000,000.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person (other than Sun or any of its wholly owned subsidiaries) whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same

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purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”) unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

(a) (i) investments by Sun and the Subsidiaries existing on the date hereof in the Equity Interests of their subsidiaries and (ii) additional investments by Sun and the Subsidiaries in the Equity Interests of the Subsidiaries; provided that, (A) except as permitted by Section 5.12, any such Equity Interests held by the Borrower, a New Sun Subsidiary Guarantor or an Additional New Sun Subsidiary Guarantor (and, in accordance with Section 5.12, after the Outside Date Trigger, any such Equity Interests held by Old Sun and each Other Sun Guarantor) shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein), (B) in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, investments by the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors in Old Sun and the Other Sun Guarantors shall be deemed made under Section 6.04(l) (to the extent permitted thereunder), and (C) after the date hereof, the aggregate amount of investments made pursuant to this Section 6.04(a) and Section 6.04(c) by Loan Parties in, and loans and advances made pursuant to this Section 6.04(a) and Section 6.04(c) by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed $2,000,000 at any time outstanding;

(b) Permitted Investments;

(c) loans or advances made by Sun to any Subsidiary and made by any Subsidiary to Sun or any other Subsidiary; provided that (i) any such loans and advances made by the Borrower, any New Sun Subsidiary Guarantor or any Additional New Sun Subsidiary Guarantor (or, in accordance with Section 5.12, after the Outside Date Trigger, Old Sun or any Other Sun Guarantor) shall be pledged pursuant to the Guarantee and Collateral Agreement, (ii) in the event that the Declaration Date Transactions have been consummated on or prior to the Outside Date, as from the Declaration Date, loans and advances by the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors to Old Sun and the Other Sun Guarantors shall be deemed made under Section 6.04(l) (to the extent permitted thereunder), and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

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(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) Sun and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

(f) Sun and the Subsidiaries may enter into Hedging Agreements that (i) are required by Section 5.13 or (ii) are not speculative in nature and are related to income derived from foreign operations of Sun or any Subsidiary or otherwise related to purchases from foreign suppliers;

(g) Sun or any Subsidiary may acquire all or substantially all the assets of a person or line of business of such person, or not less than 75% of the Equity Interests (other than directors’ qualifying shares) of a person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Sun or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business as that of Sun and the Subsidiaries as conducted during the current and most recent calendar year; (iii) if the Acquired Entity would not constitute a wholly owned Subsidiary and would be required to become a Guarantor hereunder, Sun shall use commercially reasonable efforts to cause each holder of an Equity Interest therein (other than Sun or any wholly owned Subsidiary) to execute and deliver to the Collateral Agent a Minority Holder Acknowledgement, Consent and Waiver; and (iv) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) Sun would be in compliance with the covenants set forth in Sections 6.11, and 6.12 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(g) occurring after such period) as if such transaction had occurred as of the first day of such period (assuming, for purposes of pro forma compliance with Section 6.12, that the maximum Leverage Ratio permitted at the time by such Section was in fact 0.25 to 1.00 less than the ratio actually provided for in such Section at such time); (C) after giving effect to such acquisition, there must be at least $15,000,000 of unused and available Revolving Credit Commitments; (D) except to the extent consisting of, or financed with the proceeds of a substantially contemporaneous issuance of, Qualified Capital Stock of Sun, the total consideration paid in connection with such acquisition and any other acquisitions consummated pursuant to this Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by Sun or any Subsidiary

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following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate exceed the sum of (x) $50,000,000, (y) the portion, if any, of the then available amount that may be invested pursuant to Section 6.04(m) and (z) the positive amount of the Available Excess Cash Flow Amount; (E) Sun shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent; and (F) Sun shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

(h) Sun and the Subsidiaries may acquire Equity Interests of Clipper on the terms provided in the Clipper Option Agreement;

(i) investments existing on the date hereof (or contemplated to be acquired as a result of exercise of purchase options in lease agreements existing on the date hereof) and set forth in Schedule 6.04;

(j) Sun and the Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with Asset Sales permitted under Section 6.05;

(k) Sun and the Subsidiaries may make Capital Expenditures permitted under Section 6.10;

(l) investments made in connection with the Restructuring Schedule, the Restructuring and the Restructuring Documents; and

(m) in addition to investments permitted by paragraphs (a) through (l) above, additional investments, loans and advances by Sun and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (m) (or pursuant to Section 6.04(g) utilizing amounts available to be invested pursuant to this paragraph (m)) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $25,000,000 in the aggregate plus the positive amount of the Available Excess Cash Flow Amount.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of Sun or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) Sun and the Subsidiaries may consummate all of the transactions (x) contemplated

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pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (y) set forth on the Restructuring Schedule and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into or consolidate with Sun in a transaction in which Sun is the surviving corporation, (y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary, and no person other than Sun or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) Sun and the Subsidiaries may make Permitted Acquisitions. For the avoidance of doubt, Sun or any of the Subsidiaries may sell, transfer or otherwise dispose (including by way of merger) to any person all the Equity Interests of any Subsidiary to the extent permitted under paragraph (b) below.

(b) Make any Asset Sale (other than (1) an involuntary Asset Sale, such as casualty, condemnation or similar events or (2) Asset Sales having a fair market value of up to $3,000,000 in the aggregate in connection with Sale and Lease-Back Transactions) otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) (w) the asset is not related to the inpatient skilled nursing facility business of Sun and the Subsidiaries, (x) the asset is described on Schedule 6.05 and is sold within nine months of the Closing Date, (y) the asset is a Facility subject to Existing Mortgage Indebtedness and is sold to a Special Purpose Vehicle in connection with the permitted refinancing of such Existing Mortgage Indebtedness or (z) in the case of all other Asset Sales (other than (1) an involuntary Asset Sale, such as casualty, condemnation or similar events or (2) Asset Sales having a fair market value of up to $3,000,000 in the aggregate in connection with Sale and Lease-Back Transactions), the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $25,000,000 in any fiscal year.

(c) For the avoidance of doubt, none of the transactions (i) made pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) set forth on the Restructuring Schedule shall constitute an “Asset Sale” for any purpose under this Agreement and the other Loan Documents, including this Section 6.05.

SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) Sun or any Subsidiary may declare and make Restricted Payments (x) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (y) as set forth on the Restructuring Schedule, (ii) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (iii) Sun may reacquire shares delivered or to be delivered to a director, officer or employee of Sun or a Subsidiary in connection with the grant, vesting, exercise or payment of a stock option or other equity or equity-based award granted by Sun or a Subsidiary and the Loan Parties may make distributions in order to

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satisfy the exercise or purchase price of the award and/or any tax withholding obligations arising in connection with such event and (iv) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, Sun may repurchase its Equity Interests owned by employees of Sun or the Subsidiaries or make payments to employees of Sun or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $2,000,000 in any fiscal year.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Sun or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Sun or any other Subsidiary or to Guarantee Indebtedness of Sun or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or regulations or by any Loan Document, any Subordinated Note Document, the Existing Mortgage Indebtedness, or such other Indebtedness as is set forth on Schedule 6.01, (B) the foregoing shall not apply to restrictions and conditions imposed by the Sabra Notes and the Sabra Bank Facility; provided that, in the event that the Declaration Date Transactions have not been consummated on or prior to the Outside Date, as from the Outside Date, this Section 6.06(b)(B) shall cease to apply, (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any other permitted asset sale pending such sale, provided such restrictions and conditions apply only to the Subsidiary or other asset that is to be sold and such sale is permitted hereunder, (D) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary or Special Purpose Vehicle by the terms of any Indebtedness of such Foreign Subsidiary or Special Purpose Vehicle permitted to be incurred hereunder, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (F) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (G) the foregoing shall not apply to restrictions and conditions imposed (1) pursuant to and in order to effectuate the Restructuring or (2) by the Restructuring Schedule or Restructuring Documents.

SECTION 6.07. Transactions with Affiliates. Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that Sun or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Sun or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that the foregoing restriction shall not apply to (i) the acquisition of Equity Interests in Clipper on the terms provided in the Clipper Option Agreement, (ii) the leasing of property from Clipper on terms substantially similar to the terms contained in leases in existence on the date hereof, and performance of such

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leases in accordance with such terms and (iii) entering into transactions (x) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (y) set forth on the Restructuring Schedule and the performance of any of the foregoing transactions and agreements contemplated thereunder.

SECTION 6.08. Business of Sun and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

SECTION 6.09. Other Indebtedness and Agreements. (a) Except for transactions (i) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) set forth on the Restructuring Schedule, permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Sun or any Subsidiary is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to Sun, such Subsidiary or the Lenders.

(b) Except for transactions (i) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (ii) set forth on the Restructuring Schedule (including, for the avoidance of doubt, the redemption of the Subordinated Notes), make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), or set apart any sum for the aforesaid purposes, any Material Indebtedness (other than (i) the Loans, (ii) any Existing Mortgage Indebtedness in connection with a refinancing permitted pursuant to Section 6.01(a)) and (iii) the Sabra Notes and the Sabra Bank Facilities, in the event the Declaration Date has not occurred on or prior to the Outside Date.

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SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by Sun and the Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

Period	Amount
	If Declaration Date Transactions have been consummated on or prior to Outside Date	If Declaration Date Transactions have not been consummated on or prior to Outside Date
January 1, 2011 through December 31, 2011	$65,000,000	$65,000,000
January 1, 2012 through December 31, 2012	$65,000,000	$65,000,000
January 1, 2013 through December 31, 2013	$65,000,000	$65,000,000
January 1, 2014 through December 31, 2014	$65,000,000	$65,000,000
January 1, 2015 through December 31, 2015	$65,000,000	$65,000,000
January 1, 2016 through Term Loan Maturity Date	$65,000,000	$65,000,000

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2012, shall be increased by an amount equal to 50% of the unused permitted Capital Expenditures for the immediately preceding fiscal year (including the portion thereof (if any) of the unused permitted Capital Expenditures carried forward to such preceding fiscal year pursuant to this sentence).

SECTION 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending as of the last day of each fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period below:

Period	Amount
	If Declaration Date Transactions have been consummated on or prior to Outside Date	If Declaration Date Transactions have not been consummated on or prior to Outside Date
January 1, 2011 through June 30, 2011	4.50 to 1.00	2.90 to 1.00
July 1, 2011 through December 31, 2011	4.70 to 1.00	3.00 to 1.00
January 1, 2012 through March 31, 2012	5.00 to 1.00	3.10 to 1.00
April 1, 2012 through June 30, 2012	5.25 to 1.00	3.10 to 1.00
July 1, 2012 through September 30, 2012	5.50 to 1.00	3.30 to 1.00
October 1, 2012 through December 31, 2012	5.75 to 1.00	3.30 to 1.00
January 1, 2013 through December 31, 2013	6.00 to 1.00	3.50 to 1.00
Thereafter	6.25 to 1.00	3.50 to 1.00

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SECTION 6.12. Maximum Leverage Ratio. Permit the Leverage Ratio as of the last day of each fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Amount
	If Declaration Date Transactions have been consummated on or prior to Outside Date	If Declaration Date Transactions have not been consummated on or prior to Outside Date
January 1, 2011 through June 30, 2011	1.85 to 1.00	3.75 to 1.00
July 1, 2011 through September 30, 2011	1.70 to 1.00	3.50 to 1.00
October 1, 2011 through December 31, 2011	1.65 to 1.00	3.50 to 1.00
January 1, 2012 through March 31, 2012	1.50 to 1.00	3.25 to 1.00
April 1, 2010 through June 30, 2012	1.45 to 1.00	3.25 to 1.00
July 1, 2012 through September 30, 2012	1.25 to 1.00	3.00 to 1.00
October 1, 2012 through December 31, 2012	1.15 to 1.00	3.00 to 1.00
January 1, 2013 through December 31, 2013	1.00 to 1.00	2.50 to 1.00
Thereafter	0.75 to 1.00	2.50 to 1.00

SECTION 6.13. Fiscal Year. With respect to Sun, change its fiscal year-end to a date other than December 31.

SECTION 6.14. Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred

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to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by Sun or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Sun or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) (i) Sun or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Sun or any Subsidiary (other than an Inactive Subsidiary), or of a substantial part of the property or assets of Sun or any Subsidiary (other than an Inactive Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Sun or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of Sun or any Subsidiary (other than an Inactive Subsidiary) or (iii) the winding-up or liquidation of Sun or any Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Sun or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,

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(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Sun or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of Sun or any Subsidiary (other than an Inactive Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) other than the Permanent Injunction, one or more judgments shall be rendered against Sun, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any writ or warrant of attachment or similar process shall be entered or filed upon assets or properties of Sun or any Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $5,000,000 (net of any amounts covered by applicable insurance or self-insurance);

(j) an ERISA Event shall have occurred that when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by Sun or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement and, except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss, shall have acknowledged in writing that such loss is covered by such title insurance policy;

(m) the Indebtedness under the Subordinated Notes or any other subordinated Indebtedness of Sun and the Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the Subordinated Note Documents or the agreements evidencing such other subordinated Indebtedness;

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(n) the initiation of proceedings by any Governmental Authority for any revocation or termination of any Healthcare License or any adverse modification of the terms thereof which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or

(o) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Sun described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Sun described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of

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business with the Borrower, Old Sun or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower, Old Sun or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower, Old Sun or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such

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sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank and the Swingline Lender, in which case such resigning Agent (a) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent

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on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunner, Joint-Lead Arranger, Syndication Agent or Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each such person and its Affiliates shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, none of such persons, in its capacity as Joint Bookrunner, Joint-Lead Arranger, Syndication Agent or Documentation Agent, shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other person.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to Sun, to it at 18831 Von Karman, Suite 400, Irvine, CA 92612, Attention of Treasury Department (Fax No. (949) 255-7055); with copy to Law Department (Fax No. (949) 255-7057)

(b) if to the Administrative Agent, to Credit Suisse AG, Eleven Madison Avenue, New York, NY 10010, Attention of Sean Portrait, Agency Group (Fax No. (212) 322-2291, e-mail: agency.loanops@credit-suisse.com); and

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

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All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Borrower and Old Sun hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower and Old Sun hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower and Old Sun hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower and Old Sun shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of foreign, United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Credit Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of foreign, United States Federal or state securities laws.

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THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of such communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that communications have been posted to the Platform shall constitute effective delivery of such communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Old Sun herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and, subject to Section 9.18, shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this

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Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Old Sun, the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Old Sun, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a Revolving Credit Commitment, each of the Borrower, the Issuing Bank and the Swingline Lender must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that the consent of the Borrower shall not be required to any such assignment made (A) to another Lender or an Affiliate of a Lender or Related Fund or (B) after the occurrence and during the continuance of any Event of Default), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in a minimum amount of $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date

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specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 2.14, 2.16, 2.20, 9.05 and 9.16, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, Old Sun or any Subsidiary or the performance or observance by the Borrower, Old Sun or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names

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and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and interest owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, the Swingline Lender and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to such Lender)) and subject to the obligations of Section 9.16 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or RF L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than (x) in connection with the sale of such Guarantor in a transaction permitted by Section 6.05 or (y) in accordance

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with Section 9.18) or all or substantially all of the Collateral). Notwithstanding the foregoing, a participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified in writing of such participation and the participant agrees, for the benefit of the Borrower, to comply with Section 2.20(e) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of the Borrower, maintain at one of its offices a register substantially similar to the Register for the recordation of the names and addresses of its participants, and the amount and terms of its participations; provided that no Lender shall be required to disclose or share the information contained in such register with the Borrower or any other person, except as required by applicable law.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the

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Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. Each Granting Lender shall, acting for this purpose as an agent of the Borrower, maintain at one of its offices a register substantially similar to the Register for the recordation of the names and addresses of any SPC that has exercised an option to provide a Loan to the Borrower and the amount and terms of such Loan; provided that no Granting Lender shall be required to disclose or share the information contained in such register with the Borrower or any other person, except as required by applicable law.

(j) Neither the Borrower nor Old Sun shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(k) In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, the Issuing Bank or the Swingline Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

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SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Old Sun agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

(b) Subject to the provisions of Section 2.14, 2.16 and 2.20 (which shall provide the only source of indemnification for the matters covered therein), the Borrower and Old Sun agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently owned or operated by Sun or any of the Subsidiaries, or any Environmental Liability related in any way to Sun or any Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that the Borrower and Old Sun fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or

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indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, neither the Borrower nor Old Sun shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Old Sun against any of and all the obligations of the Borrower or Old Sun now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO

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MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Old Sun in any case shall entitle the Borrower or Old Sun to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Old Sun and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section 9.08 or release all or substantially all of the Subsidiary Guarantors (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender

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hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender. Notwithstanding the foregoing, with the written consent of the Borrower and the Required Lenders, this Agreement (including Section 2.17) may be amended (x) to allow the Borrower to prepay Loans of a Class on a non-pro rata basis in connection with offers made to all the Lenders of such Class pursuant to procedures approved by the Administrative Agent and (y) to allow the Borrowers to make loan modification offers to all the Lenders of one or more classes of Loans that, if accepted, would (A) allow the maturity and/or scheduled amortization of the Loans of the accepting Lenders to be extended, (B) increase the Applicable Percentages and/or Fees payable with respect to the Loans and Commitments of the accepting Lenders and/or (C) treat the modified Loans and Commitments of the accepting Lenders as a new Class of Loans and Commitments for all purposes under this Agreement.

(c) The Administrative Agent with the prior written consent of the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day Period.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any RF L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such RF L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the

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Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or by electronic .pdf email shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the Borrower and Old Sun hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of

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the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) Each of the Borrower and Old Sun hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents who agrees to be bound by provisions substantially similar to those in this Section 9.16 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, Old Sun or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower or Old Sun and related to the Borrower or Old Sun or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the

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Borrower or Old Sun. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and Old Sun that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and Old Sun, which information includes the name and address of the Borrower and Old Sun and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and Old Sun in accordance with the USA PATRIOT Act.

SECTION 9.18. Release of Old Sun and Other Sun Guarantors. In the event that the Declaration Date Transactions are consummated on or prior to the Outside Date, as from the Declaration Date, Old Sun and each Other Sun Guarantor shall automatically be released from each of their respective obligations and liabilities (including any obligations or liabilities arising as a result of any representations and warranties made by them or covenants they have agreed to be bound by) under this Agreement and the other Loan Documents and any other agreements, instruments, certificates or other documents in connection therewith (and, in the case of Old Sun, shall cease to have any rights under this Agreement) and each of their respective Guarantees under the Guarantee and Collateral Agreement shall be automatically released and terminated upon such date. In connection with any such release, the Agents shall promptly execute and deliver to Old Sun and each Other Sun Guarantor, at Old Sun’s or, as applicable, each Other Sun Guarantor’s expense, all documents that Old Sun or, as applicable, each Other Sun Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.18 shall be without recourse to or representation or warranty by the Agents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUN HEALTHCARE GROUP, INC.,

by	/s/ Michael Newman
Name: /s/ Michael Newman
Title: Executive Vice President

SHG SERVICES, INC.,

by	/s/ Michael Newman
Name: /s/ Michael Newman
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,

by	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

by	/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

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SIGNATURE PAGE TO THE SHG SERVICES, INC. (TO BE RENAMED SUN HEALTHCARE GROUP, INC.) CREDIT AGREEMENT DATED OCTOBER 18, 2010

Name of Lender: JPMORGAN CHASE BANK, N.A.

by:	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

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SIGNATURE PAGE TO THE SHG SERVICES, INC. (TO BE RENAMED SUN HEALTHCARE GROUP, INC.) CREDIT AGREEMENT DATED OCTOBER 18, 2010

Name of Lender: ROYAL BANK OF CANADA

by:	/s/ Mustafa Topiwalla
Name: Mustafa Topiwalla
Title: Authorized Signatory

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EXHIBIT A

[FORM OF]

ADMINISTRATIVE QUESTIONNAIRE SHG SERVICES, INC.

SHG SERVICES, INC.

(to be renamed SUN HEALTHCARE GROUP, INC.)

Please accurately complete the following information and return via Fax to the attention of Agency Administration at Credit Suisse AG as soon as possible, at Fax No. (212) 325-8304.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION—DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION—EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

TAX WITHHOLDING:

Nonresident Alien            Y*        N

* Form 4224 Enclosed

Tax ID Number _________________________

POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS—BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Agency Administration at Credit Suisse AG.

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of October 18, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sun Healthcare Group, Inc., a Delaware corporation (“Old Sun”), SHG Services, Inc. (to be renamed Sun Healthcare Group, Inc.), a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below (the “Effective Date”), (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in [RF][Deposit] Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement; provided that the obligations of the Assignor under Section 9.16 of the Credit Agreement shall survive the execution of this Assignment and Acceptance and the assignment of interests effected hereby.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.04(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative

Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) to the extent required by the Administrative Agent under Section 9.04(b) of the Credit Agreement, a processing and recordation fee of $3,500.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Effective Date of Assignment (“Effective Date”):

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Facility/Commitment[1] (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

Term Loans2/Commitments	$	%

Revolving Loans/Credit Commitments	$	%

[Remainder of page intentionally left blank]

[1]	Amount of Commitments and/or Loans assigned is governed by Section 9.04(b) of the Credit Agreement.

[2]	If Term Loans, specify whether these relate to the Deposit L/C Facility.

The terms set forth above are

hereby agreed to:                                                                                       Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent[, Swingline Lender and Issuing Bank][3]
_________________, as Assignor by:___________________________ Name: Title:	by:___________________________ Name: Title: by:___________________________ Name: Title:

_________________, as Assignee by:___________________________ Name: Title:	SHG SERVICES, INC. (to be renamed SUN HEALTHCARE GROUP, INC.)[4] by:___________________________ Name: Title:

[3]	To the extent such consents are required under Section 9.04(b) of the Credit Agreement.

[4]	To the extent such consents are required under Section 9.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT C

[FORM OF]

BORROWING REQUEST

Credit Suisse AG, as Administrative Agent

Eleven Madison Avenue

New York, New York 10010

ATTN: Agency Group

[DATE]1

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 18, 2010 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among SHG Services, Inc., to be renamed Sun Healthcare Group, Inc., a Delaware corporation (the “Borrower”), Sun Healthcare Group, Inc., a Delaware corporation (the “Parent”) the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Type of Borrowing:2                     ______________________

(B) Class of Borrowing:3                     ______________________

(C) Date of Borrowing:4                        ______________________

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Signed Borrowing Request must be delivered irrevocably by hand or fax (a) in the case of a Eurodollar Borrowing, not later than 8:00 PM, New York City time, one Business Day before a Borrowing to occur on the Closing Date and not later than 12:00 noon, New York City time, three Business Days before a proposed Borrowing to occur on any date thereafter, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing.

[2]	Specify Eurodollar Borrowing or ABR Borrowing.

[3]	Specify Term Borrowing, Revolving Credit Borrowing or Incremental Term Borrowing.

[4]	Date of Borrowing must be a Business Day.

(D) Account Number and Location:             ______________________

(E) Principal Amount of Borrowing:             ______________________

[(F) Interest Period:                                         ______________________]5

SHG Services, Inc. (to be renamed Sun Healthcare Group, Inc.) hereby represents and warrants to the Administrative Agent and the Lenders that[, on the date of this Borrowing Request and]6 on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall have been satisfied.

SHG SERVICES, INC. (to be renamed SUN HEALTHCARE GROUP, INC.)

by

Name: Title:

[5]	If such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

[6]	Not applicable for a Borrowing to occur on the Closing Date

EXHIBIT D

[FORM OF ]

GUARANTEE AND COLLATERAL AGREEMENT

(Attached)

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

dated as of October 18, 2010

among

SUN HEALTHCARE GROUP, INC.,

SHG SERVICES, INC.

(to be renamed SUN HEALTHCARE GROUP, INC.),

the Guarantors

from time to time party hereto

and

CREDIT SUISSE AG,

as Collateral Agent

ii

Schedules

Schedule I	Equity Interests; Pledged Debt Securities
Schedule II	Intellectual Property
Schedule III	Excluded Assets

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

iii

GUARANTEE AND COLLATERAL AGREEMENT dated as of October 18, 2010 (this “Agreement”), among SUN HEALTHCARE GROUP, INC., a Delaware corporation (“Old Sun”), SHG SERVICES, INC., a Delaware corporation to be renamed SUN HEALTHCARE GROUP INC., (the “Borrower”), the Guarantors from time to time party hereto and CREDIT SUISSE AG (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of October 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Old Sun, the Borrower, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

The Lenders and the Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders and the Issuing Bank to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor. Each Guarantor is an affiliate of the Borrower and, other than Old Sun, is a Subsidiary of Old Sun, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, including the making of intercompany loans by the Borrower from time to time to such Guarantors from the proceeds of borrowings under the Credit Agreement and the issuance of Letters of Credit under the Credit Agreement for the account of, and for the benefit of, such Guarantors and, in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Cash Management Arrangements” shall mean overdraft protections, netting services and similar arrangements arising from treasury, depository and cash management services, any automated clearing house transfers of funds or any credit card, purchase card or similar services, in each case in the ordinary course of business.

“Collateral” shall mean the Personal Property Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those listed on Schedule II.

“Deposit L/C Collateral” shall have the meaning assigned to such term in Section 4.01(b).

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“Deposit L/C Obligations” shall mean (a) the due and punctual payment of (i) all amounts required to be paid by the Borrower under the Credit Agreement in respect of any Deposit Letter of Credit, when and as due, including payments in respect of reimbursements of disbursements and interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (ii) all other monetary obligations of the Borrower to any of the Deposit L/C Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents in respect of any Deposit Letter of Credit, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents in respect of any Deposit Letter of Credit.

“Deposit L/C Secured Parties” shall mean any Issuing Bank, its successors and assigns.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” shall mean (a) on the Closing Date, the Borrower, the New Sun Subsidiary Guarantors and the Additional New Sun Subsidiary Guarantors and (b) after the Closing Date, any other subsidiary of Sun that becomes a party to this Agreement as a Grantor as required under Section 5.12 of the Credit Agreement; provided that, should the Outside Date Trigger occur, Old Sun and all Other Sun Guarantors shall be deemed to also become Grantors hereunder pursuant to Section 7.17 of this Agreement.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or

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other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule II.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement or Cash Management Arrangement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into; provided, however, that the aggregate amount of obligations under Cash Management Arrangements that shall constitute “Obligations” hereunder shall not exceed $30,000,000 at any time and (c) the Deposit L/C Obligations.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell

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any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor thereto), including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Permitted Liens” shall mean the Liens permitted to be incurred pursuant to Section 6.02 of the Credit Agreement or otherwise permitted under the Loan Documents.

“Personal Property Collateral” shall mean the Article 9 Collateral and the Deposit L/C Collateral.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Issuing Bank, (e) each counterparty to any Hedging Agreement or Cash Management Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Agreement is entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

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“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.22(e) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding RF L/C Disbursement that shall not have been funded by the Revolving Credit Lenders in accordance with Sections 2.23(d) and 2.02(f) of the Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor

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waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Concentration Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan

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Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law and subject to Article VI, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. (a) As security for the payment or performance, as the case may be, in full of the Obligations (other than the Deposit L/C Obligations), each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (other than any Deposit L/C Secured Party), and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (other than any Deposit L/C Secured Party), a

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security interest in, all of such Grantor’s right, title and interest in, to and under (i)(x) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule I), (y) any other Equity Interests obtained in the future by such Grantor and (z) any certificates representing such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); provided, however, that, notwithstanding the foregoing, the Pledged Stock shall not include (A) more than 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, (B) assets of and the equity interests of (1) any Inactive Subsidiary, (2) any Special Purpose Vehicle (to the extent any HUD-guaranteed or mortgage financings of such Special Purpose Vehicle would prevent such pledge or security interests) and (3) Clipper and Bowie Center L.P., a Maryland limited partnership (to the extent any HUD-guaranteed or mortgage financings or partnership or joint venture agreement would prevent such pledge or security interests) and (C) prior to the day following the Outside Date Trigger, Equity Interests in the Other Sun Guarantors or Sabra and its subsidiaries, (ii)(x) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule I), (y) any debt securities in the future issued to such Grantor and (z) any promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01, (iv) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above, (v) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above, and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (other than any Deposit L/C Secured Party), until the discharge of the Obligations; subject, however, to the terms, covenants and conditions hereinafter set forth.

(b) Separate from the security interest granted pursuant to paragraph (a) above, as security for the payment or performance, as the case may be, in full of the Deposit L/C Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Deposit L/C Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Deposit L/C Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Deposit L/C

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Secured Parties, until the discharge of the Obligations; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates, promissory notes, instruments or other documents representing or evidencing Pledged Securities (excluding (i) any promissory notes evidencing Pledged Debt Securities in a principal amount equal to or less than $250,000 and (ii) any certificates representing Equity Interests of those entities that will be converted from corporate form pursuant to and in order to effectuate the Restructuring).

(b) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement or the other Loan Documents), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than

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transfers made in compliance with the Credit Agreement or the other Loan Documents, and (iv) if required by Section 3.02 and subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(d) except for restrictions and limitations imposed by the Loan Documents or securities or healthcare laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Permitted Liens), however arising, of all persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge of the Pledged Collateral effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, except for any Permitted Liens arising by operation of law, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. If any Pledged Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Pledged Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Collateral, which it shall promptly deliver to Secured Party as provided in Section 3.02.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and

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absolute discretion) to hold the Pledged Securities in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent) but, in either case, only after an Event of Default, or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary

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endorsement or instrument of assignment). This paragraph (ii) shall not apply to dividends between or among the Borrower, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(ii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(ii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and, subject to compliance with any applicable healthcare laws, all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(ii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the

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Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations (other than the Deposit L/C Obligations), each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (other than any Deposit L/C Secured Party), and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (other than any Deposit L/C Secured Party), a security interest (the “Security Interest”), in all right, title or interest in or to (x) any and all of the Deposit L/C Collateral and (y) any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash;

(iv) the Concentration Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims;

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

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Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, (i) any of such Grantor’s rights or interests in or under, any license, contract, permit, Instrument, Security or franchise to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, Security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (ii) any Collateral subject to Liens permitted under Sections 6.02(a) (except to the extent agreements with certain lessors having Liens set forth on Schedule 6.02(a) of the Credit Agreement permit the granting of security interests to the Collateral Agent hereunder in the applicable assets of the Grantors, in each case subject to the terms and conditions of any such agreements), 6.02(c), 6.02(i), 6.02(o), 6.02(p), 6.02(q) and 6.02(r) of the Credit Agreement (in each case, for so long as such Liens exist and, in the case of Sections 6.02(o), 6.02(p) and 6.02(q), to the extent the agreements governing the same prohibit subordinated Liens securing the Obligations), (iii) Medicare/Medicaid Deposit Accounts or other Collateral if not permitted by applicable law, including healthcare law; (iv) leasehold interests in real property; (v) assets and properties on Schedule III hereto; (vi) assets of and Equity Interests in (A) any Inactive Subsidiary, (B) any Special Purpose Vehicle (to the extent any HUD-guaranteed or mortgage financings of such Special Purpose Vehicle would prevent the grant of such pledge or security interests), and (C) Clipper and Bowie Center L.P., a Maryland limited partnership (to the extent any HUD-guaranteed or mortgage financings or partnership or joint venture agreement would prevent such pledge or security interests); (vii) any Deposit Accounts and securities or commodities accounts except for the Concentration Accounts as specified in Section 5.15 of the Credit Agreement and the Deposit L/C Collateral Account, (viii) any Equity Interests or assets that will be sold, transferred or otherwise disposed of (A) pursuant to and in order to effectuate the Restructuring and the Restructuring Documents or (B) as set forth on the Restructuring Schedule, (ix) any real property owned by the Loan Parties or any of their respective subsidiaries on the Closing Date and (x) prior to the day following the Outside Date Trigger, any assets and properties of, or Equity Interests in, Old Sun and the Other Sun Guarantors or Sabra and its subsidiaries.

(b) Separate from the security interest granted pursuant to paragraph (a) above, each Grantor hereby grants, as security for the payment or performance, as the case may be, in full of the Deposit L/C Obligations, to the Collateral Agent, its successors and assigns, for the ratable benefit of the Deposit L/C Secured Parties, a security interest in, all right, title and interest in, to and under (i) the Deposit L/C Collateral Account, all cash, investments and balances therein and all Proceeds and products of any and all of the foregoing, now owned or at any time hereafter acquired by such Grantor or in which such

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Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Deposit L/C Collateral”) and (ii) any and all of the Article 9 Collateral.

(c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the parties hereto hereby acknowledge and agree that the security interest in the Deposit L/C Collateral granted to the Collateral Agent as security for the Obligations (other than the Deposit L/C Obligations) pursuant to Section 4.01(a) is junior and subordinate to the security interest in the Deposit L/C Collateral granted to the Collateral Agent as security for the Deposit L/C Obligations pursuant to Section 4.01(b).

(d) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(e) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Personal Property Collateral.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Personal Property Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Personal Property Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the

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consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete in all material respects as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Personal Property Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Personal Property Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Personal Property Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent), and containing a description of all Personal Property Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Personal Property Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Personal Property Collateral consisting of

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Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Personal Property Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Personal Property Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Personal Property Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Personal Property Collateral, other than Permitted Liens.

(d) The Personal Property Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Personal Property Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Personal Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Personal Property Collateral or any security agreement or similar instrument covering any Personal Property Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens. No Grantor holds any Commercial Tort Claims as of the date of any Perfection Certificate or updates thereto except as indicated on such Perfection Certificate.

SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) its legal name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Personal Property Collateral.

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(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Personal Property Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Personal Property Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Personal Property Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Credit Agreement or the other Loan Documents.

(d) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Personal Property Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(e) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right to inspect the Personal Property Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Personal Property Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Personal Property Collateral, including, in the case of Accounts or other Personal Property Collateral in the possession of any third person, upon notice to the

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applicable Grantor of its intention to do so, by contacting Account Debtors or the third person possessing such Personal Property Collateral for the purpose of making such a verification, subject in each case to the requirements of applicable law, including HIPAA, all at the expense of the Borrower; provided that, unless an Event of Default shall have occurred and be continuing, the Borrower shall not be responsible for the expenses of more than one such inspection per year. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject in each case to the requirements of applicable law, including HIPAA.

(f) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Personal Property Collateral and not expressly permitted pursuant to the Credit Agreement or the other Loan Documents, and may pay for the maintenance and preservation of the Personal Property Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Personal Property Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Personal Property Collateral or shall grant any other Lien in respect of the Personal Property Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, for Permitted Liens. No Grantor shall make or permit to be made any transfer of the Personal Property Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Personal Property Collateral owned by it, except as permitted by the Credit Agreement or the other Loan Documents.

(i) No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Personal Property Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

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(j) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Personal Property Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(k) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Personal Property Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Personal Property Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments in an aggregate amount in excess of $250,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Concentration Accounts. For each Concentration Account, the Grantors shall, upon the Collateral Agent’s request, either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Concentration Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Concentration Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Concentration Account.

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The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.

(d) Deposit L/C Collateral Account. Notwithstanding anything to the contrary in this Agreement, the Borrower shall cause the Deposit L/C Depositary Bank to enter into, and at all times to maintain, a control agreement with the

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Borrower and the Collateral Agent (in form and substance reasonably satisfactory to the Collateral Agent) in respect of the Deposit L/C Collateral Account, pursuant to which the Deposit L/C Depositary Bank and the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Deposit L/C Collateral Account and no other person shall be entitled to exercise any right or power with respect thereto.

(e) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(f) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit that exceeds $250,000 in value now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(g) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $250,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim

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and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any material Patent, Trademark or Copyright (or for the registration of any material Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly notifies the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

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(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Personal Property Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Personal Property Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Personal Property Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Personal Property Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Personal Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Personal Property Collateral and without liability for trespass to enter any premises

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where the Personal Property Collateral may be located for the purpose of taking possession of or removing the Personal Property Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, including any applicable healthcare laws, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released

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to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); provided that the proceeds of any collection or sale of the Deposit L/C Collateral shall be applied, first, to the payment in full of the Deposit L/C Obligations and, second, to the extent not so applied, to the payment in full of the Obligations (other than the Deposit L/C Obligations); and

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FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Personal Property Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral

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Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor

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pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied

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upon by the Lenders and the Issuing Bank and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate RF L/C Exposure and Deposit L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other indemnitees against, and hold each indemnitee harmless from, any and all losses, claims, damages, liabilities, and related out of pocket expenses, including the fees, charges and disbursements of any counsel for any indemnitee, incurred by or asserted against any indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate

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thereof; provided, however, that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such indemnitee. To the extent permitted by applicable law, no Grantor or Guarantor shall assert, and each Grantor and Guarantor hereby waives any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Credit Agreement.

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to the extent permitted by applicable law, including any healthcare law (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or

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obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

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WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile or electronic .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors and Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

34

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full (other than any contingent obligations for which no claim or demand for payment has been made) and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate RF L/C Exposure and Deposit L/C Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary.

(c) In accordance with Section 9.18 of the Credit Agreement, in the event that the Declaration Date Transactions are consummated on or prior to the Outside Date, as from the Declaration Date, Old Sun and each Other Sun Guarantor shall automatically be released from each of their respective obligations and liabilities (including any obligations or liabilities arising as a result of any representations and warranties made by them or covenants that they have agreed to be bound by) hereunder and each of their respective Guarantees under Article II hereof shall be automatically released and terminated upon such date.

(d) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Collateral Agent shall promptly execute and deliver to any Grantor or Guarantor, as the case may be, at such Grantor’s or Guarantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor or Guarantor shall reasonably request to evidence such termination or release. Any

35

execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall enter into this Agreement as a Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17. Old Sun and Other Sun Guarantors. On the date following the Outside Date Trigger, Old Sun and each Other Sun Guarantor party to this Agreement as a Guarantor shall also be deemed to be a Grantor hereunder with the same force and effect as if originally named a Grantor herein and, as promptly as practicable after the Outside Date Trigger (and, in any event, by no later than 60 days thereafter (or such later date as may be agreed to in writing by the Arrangers)), Old Sun shall, and shall cause each of the Other Sun Guarantors to, deliver all certificates and instruments owned by them that would constitute Pledged Collateral hereunder and would be required to be delivered hereunder, together with updates to the Schedules to this Agreement to reflect the same and such other documents and instruments as the Collateral Agent may reasonably request to effectuate the foregoing. The foregoing shall not require the consent of any other Loan Party hereunder or any Lender. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

SECTION 7.18. Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time (with reasonably prompt notice thereof to Borrower), to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.18 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

36

SECTION 7.19. Additional Collateral Matters. (a) The parties hereto hereby agree that the security interests granted in Sections 3.01(a), 3.01(b), 4.01(a) and 4.01(b) constitute separate and distinct grants of security interests, with such security interests having the priorities set forth in Section 4.01(c). The parties hereto hereby further acknowledge and agree that because of, among other things, their differing rights in the Deposit L/C Collateral, the Obligations (other than the Deposit L/C Obligations) are fundamentally different from the Deposit L/C Obligations and must be separately classified in any plan proposed or adopted in any bankruptcy, insolvency, reorganization or other similar proceeding of any Loan Party under the Bankruptcy Code. To further effectuate the intent of the parties as provided in this paragraph, if it is held that the Obligations (other than the Deposit L/C Obligations) and the Deposit L/C Obligations constitute only one class of secured claims, then the Collateral Agent, on behalf of each of the Secured Parties, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of secured claims against the Loan Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Deposit L/C Collateral is sufficient (for this purpose ignoring all Obligations (other than the Deposit L/C Obligations)), the Deposit L/C Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs or charges before any distribution from the proceeds of the Deposit L/C Collateral is made in respect of the Obligations (other than the Deposit L/C Obligations).

(b) The Collateral Agent hereby acknowledges and agrees, on behalf of the Secured Parties, that it and each Secured Party (other than any Deposit L/C Secured Party) shall turn over to the Deposit L/C Secured Parties all amounts otherwise received or receivable by the Collateral Agent or such Secured Party from the Deposit L/C Collateral to the extent necessary to effectuate the intent of paragraph (a), even if such turnover has the effect of reducing the claim or recovery of the Collateral Agent or the Secured Parties (other than the Deposit L/C Secured Parties), and that, until turned over to the Deposit L/C Secured Parties, such amounts shall be held in trust for the benefit of the Deposit L/C Secured Parties, shall be segregated from other property or funds of the Secured Parties (other than the Deposit L/C Secured Parties) and shall be forthwith delivered to the Deposit L/C Secured Parties, upon demand in the same form as so received. Any such payment that is paid over to the Deposit L/C Secured Parties pursuant to this Agreement shall be deemed not to reduce any of the Obligations unless and until (and then only to the extent that) the Deposit L/C Obligations have been paid in full in cash; provided that any such payment shall not be deemed to reduce any of the Obligations if, at the time of such payment, an Event of Default has occurred and is continuing.

(c) If any Deposit L/C Secured Party shall not consent under Section 363 of the Bankruptcy Code to the use of the Deposit L/C Collateral as cash collateral, the Secured Parties (other than the Deposit L/C Secured Parties) shall not (nor support or instruct any other person to) take a position contrary to the position taken by the Deposit L/C Secured Parties with respect to the use of the Deposit L/C Collateral as cash collateral.

[Remainder of page intentionally left blank]

37

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SUN HEALTHCARE GROUP, INC.,

by

Name:
Title:

SHG SERVICES, INC.,

by

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by

Name:
Title:

by

Name:
Title:

38

Exhibit A to the Guarantee and

Collateral Agreement

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—],  201[—] to the Guarantee and Collateral Agreement dated as of October [18], 2010 (the “Guarantee and Collateral Agreement”), among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the “Borrower”), each Guarantor from time to time party thereto and CREDIT SUISSE AG (together with its affiliates, “Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).1

A. Reference is made to the Credit Agreement dated as of October [18], 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Old Sun, the Borrower, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent for the Lenders and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder

[1]	Form assumes that Separation and all the Restructuring Transactions have been consummated.

are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by

Name:
Title:

by

Name:
Title:

Schedule I to

Supplement No. [—] to the

Guarantee and

Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule II to the

Guarantee and Collateral Agreement.]

Exhibit B to the

Guarantee and

Collateral Agreement

FORM OF PERFECTION CERTIFICATE

[Provided separately]

EXHIBIT E

[FORM OF]

MORTGAGE

(Attached)

[FORM OF]

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FINANCING STATEMENT

From

[NAME OF SUN SUBSIDIARY]

To

CREDIT SUISSE AG

Dated: _____, 2010

Premises: [City], [State]

____________ County

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of _____, 201[•] (this “Mortgage”), by [            ], a [            ] corporation, having an office at [            ] (the “Mortgagor”), to CREDIT SUISSE AG, having an office at Eleven Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the Credit Agreement dated as of October 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sun Healthcare Group, Inc., a Delaware corporation, SHG Services, Inc., a Delaware corporation to be renamed Sun Healthcare Group Inc., (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), including, inter alia, Credit Suisse AG as administrative agent (the “Administrative Agent”) for the Lenders, collateral agent (the “Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and issuing bank (the “Issuing Bank”) with respect to any letters of credit (the “Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among the Sun Healthcare Group Inc., a Delaware corporation, SHG Services Inc., a Delaware corporation to be renamed Sun Healthcare Group Inc., the Subsidiaries from time to time party thereto and Credit Suisse AG as Collateral Agent. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the Guarantee and Collateral Agreement.

In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving loans (the “Revolving Loans”) to the Borrower, (ii) the Swingline Lender has agreed to make swingline loans (the “Swingline Loans”, together with Term Loans and Revolving Loans, the “Loans”) to the Borrower and (iii) the Issuing Bank has issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, Borrower may borrow, prepay and reborrow Revolving Loans.1

[1]	This paragraph will need to be modified for any properties located in New York such that only term loans are secured.

[Mortgagor is the Borrower and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to grant this Mortgage to secure, among other things, the due and punctual payment and performance of all of the obligations of the Borrower under the Credit Agreement.

Mortgagor is a wholly owned Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrower under the Credit Agreement pursuant to the terms of the Guarantee and Collateral Agreement.]2

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the obligations (as defined in the Guarantee and Collateral Agreement).

As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Issuing Bank, (e) each counterparty to any Hedging Agreement or Cash Management Arrangement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Arrangement is entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other

[2]	Only one of the two immediately preceding paragraphs should appear in any particular Mortgage.

Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all of Mortgagor’s apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all of Mortgagor’s pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all of Mortgagor’s other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(4) to the extent permitted by applicable law, including applicable health care laws of the state in which the Premises are located, all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to those Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement and minor defects in title that do not interfere in any material respect with the ability of any of Borrower, Mortgagor or any other Subsidiary of Borrower to conduct its business as currently conducted or to utilize the Mortgaged Property for its intended purposes (the “Permitted Encumbrances”) and to satisfaction and release as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01. Title, Mortgage Lien. (a) Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Encumbrances.

(b) The execution and delivery of this Mortgage is within Mortgagor’s [corporate / limited liability company / limited partnership] powers and has been duly authorized by all necessary corporate and, if required, [stockholder / member / partnership] action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.

(d) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.

(e) Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

SECTION 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due or within any applicable cure periods, and to timely perform when due or within any applicable cure periods, and to cause the other Loan Parties to pay when due or within any applicable cure periods, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

SECTION 1.03. Payment of Taxes, and Other Obligations. (a) Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement except to the extent the same are being duly contested in accordance with the terms of the Credit Agreement.

(b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) after receipt of notice thereof, notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) pay such taxes to Mortgagee for the benefit of the Lenders and Secured Parties.

SECTION 1.04. Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.

SECTION 1.05. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in the Guarantee and Collateral Agreement and shall purchase such additional insurance as may be required from time to time pursuant to the Credit Agreement. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located.

If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

SECTION 1.06. Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with the Credit Agreement.

SECTION 1.07. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

All Leases shall be subordinate to the lien of this Mortgage. Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

(b) Subject to Section 1.07(c) and to any limitations of applicable law, including applicable healthcare laws, Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(c) and to any limitations of applicable law, including applicable healthcare laws, an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(c) and to any limitations of applicable law, including applicable healthcare laws, Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(c) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(b), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Subject to any limitations of applicable law, including applicable healthcare laws, Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee but shall have a claim against Mortgagee if such notice from Mortgagee is demonstrated by Mortgagor to be the result of the gross negligence or willful misconduct of Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(d) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, prior to taking possession of the Mortgaged Property, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

(e) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or

Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

SECTION 1.08. Restrictions on Transfers and Encumbrances. Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation or from a foreclosure by the Mortgagee), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements and leases that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in an event requiring prepayment of the Loans in accordance with the terms of the Credit Agreement, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust funds to be held by the Mortgagor for the benefit of the Secured Parties and applied in accordance with the Credit Agreement.

SECTION 1.09. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagee has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence in the event Mortgagor fails to do so upon receipt of a written request from Mortgagee and provided that any document so executed and filed by Mortgagee shall be consistent with the terms of the Credit Agreement and/or the Guaranty and Collateral Agreement,

as applicable. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.

SECTION 1.10. Filing and Recording. Mortgagee will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.

SECTION 1.11. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.12. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.13. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

SECTION 1.14. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is [                                ].3

ARTICLE II

Defaults and Remedies

SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the Guarantee and Collateral Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

(b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to

[3]	Mortgagor’s organizational i.d. number must be inserted.

Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement as provided in Section 2.07 of the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all reasonable expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the reasonable costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the reasonable costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

Notwithstanding the foregoing, the rights granted to Mortgagee under this Section 2.03 shall not be deemed or construed (i) to authorize Mortgagee or any other party to assume operational responsibility for the Mortgaged Property unless and until it or they are duly licensed and certified under applicable state and/or federal law to do so or (ii) to require Mortgagor (A) to permit Mortgagee or any other party to operate the Mortgaged Property under any license or certification held by Mortgagor or (B) to agree to manage the Mortgaged Property for the benefit of Mortgagee until Mortgagee or its designee is so licensed and certified to operate the Mortgaged Property.

SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance when due or within any applicable cure period of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and, absent gross negligence or willful misconduct, without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right, but subject to any limitations of applicable law, including healthcare laws, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.

SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Mortgagee (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Mortgagee hereunder or under any other Loan Document on behalf of any Mortgagor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); provided that the proceeds of any collection or sale of the Deposit L/C Collateral shall be applied, first, to the payment in full of the Deposit L/C Obligations and, second, to the extent not so applied, to the payment in full of the Obligations (other than the Deposit L/C Obligations); and

FOURTH, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of Collateral by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property without the consent of Mortgagee after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16. Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

SECTION 2.17. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III

Miscellaneous

SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.

SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

SECTION 3.04. Satisfaction and Cancelation. (a) This Mortgage shall terminate when all the Loan Document Obligations and Deposit L/C Obligations have been indefeasibly paid in full (other than any contingent obligations for which no claim or demand for payment has been made) and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate Deposit L/C Exposure and RF L/C Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

Mortgagor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which Mortgagor ceases to be a Subsidiary.4

(b) Upon any sale or other transfer by Mortgagor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Mortgagor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Mortgagee shall promptly execute and deliver to Mortgagor, at such Mortgagor’s expense, a release of this Mortgage and all Uniform Commercial Code termination statements and similar documents that

[4]	Should be deleted if Mortgagor is the Borrower.

Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or representation or warranty by the Mortgagee or any Secured Party. Without limiting the provisions of Section 7.06 of the Guarantee and Collateral Agreement, the Borrower shall reimburse the Mortgagee upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section.

SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[NAME OF MORTGAGOR], a [ ] corporation,

by:

Name: Title:

[ADD LOCAL FORM OF ACKNOWLEDGMENT]

Exhibit A

to Mortgage

Description of the Land

Appendix A

to Mortgage

Local Law Provisions

EXHIBIT F-1

[FORM OF]

OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

(Attached)

October 18, 2010

To the Lenders and the Agents and the Issuing Bank Referred to Below

c/o Credit Suisse, as Administrative Agent and Collateral Agent

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We have acted as special New York counsel for SHG Services, Inc. (to be renamed Sun Healthcare Group, Inc.), a Delaware corporation (the “Company”); Sun Healthcare Group, Inc., a Delaware corporation (the “Parent”); Harborside Healthcare Corporation, a Delaware corporation (“Harborside”); Peak Medical Corporation, a Delaware corporation (“Peak”); Regency Health Services, Inc., a Delaware corporation (“Regency”); CareerStaff Unlimited, Inc., a Delaware corporation (“CareerStaff”); and SunBridge Care Enterprises, Inc., a Delaware corporation (“Sunbridge”, and together with Parent, Harborside, Peak, Regency, and CareerStaff, the “Delaware Significant Guarantors”, and together with the Company, the “Delaware Significant Obligors”); the entities organized under the laws of the State of Delaware and listed on Schedule 1 hereto (the “Other Delaware Guarantors”); and the other entities listed on Schedule 2 hereto (the “Other Guarantors”, and together with the Other Delaware Guarantors and the Delaware Significant Obligors, the “Obligors”), in connection with the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Company, the Parent, the financial institutions from time to time party thereto as lenders (the “Lenders”), and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) and as issuing bank (in such capacity, the “Issuing Bank”). The Obligors organized under the Delaware General Corporate Law (the “DGCL”) are referred to herein as the “Delaware Corporate Obligors”. This opinion is delivered to you pursuant to Section 4.02(a)(i) of the Credit Agreement. Capitalized terms used herein that are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. The Uniform Commercial Code of the State of New York is referred to herein as the “NYUCC.” Terms used herein that are defined in Articles 8 and 9 of the NYUCC and not otherwise defined herein have the meanings assigned to such terms therein. The Uniform Commercial Code of the State of Delaware is referred to herein as the “DEUCC.” “UCC” means the NYUCC and the DEUCC, as applicable. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals, or certified, conformed or reproduction copies, of such documents and records of each Obligor, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of each Obligor and others, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (each dated the date hereof, unless otherwise noted):

(a) An executed copy of the Credit Agreement;

(b) An executed copy of the Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) among the Company, the Parent, the Guarantors party thereto, and the Collateral Agent;

(c) An executed copy of the Deposit Account Control Agreement (the “L/C Deposit Account Control Agreement”) among the Company, the Collateral Agent and JPMorgan Chase Bank, N.A., as deposit account bank (in such capacity, the “L/C Deposit Account Bank”), with respect to the deposit account referenced therein (the “L/C Deposit Account”);

(d) Unfiled copies of financing statements on form UCC-1 (the “DE Financing Statements”) naming the Delaware Significant Obligors (other than Parent) as debtors and the Collateral Agent as secured party, which are attached hereto as Exhibit A, which DE Financing Statements we understand are to be filed with the Office of the Secretary of State of the State of Delaware, Uniform Commercial Code Section (the “DE Filing Office”); and

(e) The Officers’ Certificate of the Obligors delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit B.

The documents referred to in items (a) through (c) above are referred to herein collectively as the “Financing Documents”; and the documents referred to in items (a) through (e) above are referred to herein collectively as the “Documents”.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or facsimile, electronic or photo static copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and representations contained in the Documents and certificates and other information of or from representatives of each Obligor and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph 1 below, we have relied solely upon certificates of public officials. The opinions expressed in clause (b) of paragraph 4 below are limited to our review of only those laws and regulations that, in our experience, are normally applicable to borrowers and guarantors in transactions of the type contemplated by the Financing Documents.

To the extent it may be relevant to the opinions expressed herein, we have assumed (i) that all of the parties to the Financing Documents (other than the Delaware Significant Obligors) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to execute and deliver the Financing Documents, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (ii) that the Financing Documents have been duly authorized, executed and delivered by all of the parties thereto (other than the Delaware Significant Obligors), (iii) that the Financing Documents constitute valid and binding obligations of all the parties thereto (other than the Obligors), enforceable against such parties in accordance with their respective terms, and (iv) that all of the parties to the Financing Documents comply with all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

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1. Each Delaware Significant Obligor is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. Each Delaware Significant Obligor has the requisite corporate power, and has taken all corporate action necessary to authorize it, to execute and deliver each of the Financing Documents to which it is a party, to perform its obligations thereunder and to grant the security interests pursuant to the Financing Documents to which it is a party.

3. Each Delaware Significant Obligor has duly executed and delivered each of the Financing Documents to which it is a party.

4. The execution and delivery by each Obligor of the Financing Documents to which it is a party and the performance by each Obligor of its obligations thereunder:

(a) solely with respect to each Delaware Significant Obligor, do not contravene any provision of the certificate of incorporation or by-laws of such Delaware Significant Obligor; and

(b) do not violate the laws, or regulations of any governmental agency or authority, of the United States of America or the State of New York or, solely with respect to the Delaware Corporate Obligors, the provisions of the Delaware General Corporation Law applicable to such Delaware Corporate Obligor or its property and do not require under such laws or regulations any filing or registration by such Obligor with, or approval or consent to such Obligor of, any such governmental agency or authority that has not been made or obtained except (i) those required in the ordinary course of business after the date hereof in connection with the performance by such Obligor of its obligations under certain covenants contained in the Financing Documents, (ii) to perfect or release security interests or other liens thereunder, and (iii) pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto.

5. Each of the Financing Documents is a valid and binding obligation of each Obligor that is a party thereto enforceable against such Obligor in accordance with its terms.

6. The borrowings by the Company under the Credit Agreement and the application of the proceeds thereof as provided therein do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

7. No Obligor is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

8. The Guarantee and Collateral Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement, the “Secured Parties”), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), a security interest in the Grantors’ (as defined in the Guarantee and Collateral Agreement but as used herein only including Grantors that are Obligors, the “Grantors”) rights in the Collateral (as defined in the Guarantee and Collateral Agreement, the “Collateral”) in which a security interest may be created under Article 9 of the NYUCC (the “Article 9 Collateral”).

9. Upon filing of the DE Financing Statements with the DE Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest in the Delaware Significant Obligors’ (other than Parent) rights in that portion of the Article 9 Collateral described in the

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DE Financing Statements in which a security interest may be perfected by filing a financing statement under the DEUCC.

10. The Guarantee and Collateral Agreement, together with physical delivery of, the certificates representing the shares of stock and membership interests identified on part (I) of Schedule I to the Guarantee and Collateral Agreement (the “Pledged Equity Securities”) accompanied by an effective indorsement to the Collateral Agent or in blank, to the Collateral Agent, in the State of New York, creates in favor of the Collateral Agent, for the benefit of the Secured Parties a perfected security interest in the Grantors’ rights in the Pledged Equity Securities.

11. The Guarantee and Collateral Agreement, together with the Collateral Agent taking physical possession in the State of New York of the instruments identified on part (II) of Schedule I to the Guarantee and Collateral Agreement (the “Pledged Debt Securities”), creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Grantors’ rights in the Pledged Debt Securities.

12. The Guarantee and Collateral Agreement, together with the L/C Deposit Account Control Agreement, creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Company’s rights in the L/C Deposit Account.

We have assumed for purposes of our opinions in paragraphs 8 through 12 above the following:

(i) that each Grantor has (or has the power to transfer) sufficient rights in the Collateral for the security interest in favor of the Collateral Agent to attach; and value has been given by the Lenders to each of the Grantors for the security interest granted by each Grantor in the Collateral;

(ii) that (x) the certificate of incorporation of each Delaware Significant Obligor has not been amended, (y) the name and jurisdiction of organization of each Delaware Significant Obligor is true and accurate in accordance with the records of the Secretary of State of the State of Delaware and (z) there are no proceedings for the merger, consolidation, dissolution, liquidation, termination, change of jurisdiction of organization or change of name of any Delaware Significant Obligor;

(iii) that the Guarantee and Collateral Agreement and the DE Financing Statements reasonably identify what is described as the collateral;

(iv) that the Collateral Agent (or any bailee of the Collateral Agent) is not acting as a securities intermediary in connection with any of the Collateral or the Financing Documents;

(v) that the Grantors do not control, are not controlled by, and are not under common control with, the Collateral Agent (or any bailee of the Collateral Agent); the Collateral Agent, or any bailee that has acknowledged in an authenticated record that it is holding on behalf of the Collateral Agent, retains continuous and exclusive possession in the State of New York of the Pledged Equity Securities and Pledged Debt Securities and has possession of such items solely on behalf of the Secured Parties and not any other person; the Pledged Equity Securities are the only certificates issued and outstanding with respect to the shares of capital stock and limited liability company membership interests intended to be represented thereby; the Pledged Equity Securities (other than those issued by a Delaware Corporate Obligor) are certificated securities; and the Pledged Debt Securities are the only writings evidencing the debt intended to be evidenced thereby;

(vi) the L/C Deposit Account Control Agreement will remain in continuous effect without any amendment, modification or waiver;

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(vii) the L/C Deposit Account Bank is a bank, the L/C Deposit Account is a deposit account and the jurisdiction of the L/C Deposit Account Bank is the State of New York; and no investment property is deposited in the L/C Deposit Account and the L/C Deposit Account is not evidenced by an instrument;

The opinions set forth above are subject to the following qualifications:

(A) We express no opinion as to:

(i) the validity, binding effect or enforceability of any provision in any Financing Document:

(a) relating to (I) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of such provision (x) is to be considered by any court other than a court of the State of New York or a federal court sitting in the State of New York, in each case applying the choice of law rules of the State of New York, or (y) is contrary to the governing law provided in Sections 1-105(2), 5-116, 8-110 or 9-301 to 9-306 of the NYUCC, or (III) service of process, or (IV) waivers of any rights to trial by jury;

(b) relating to (I) indemnification, contribution or exculpation in connection with violations of applicable laws, statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (II) exculpation of any party in connection with its own negligence the enforcement of which a court determines in the circumstances to be unfair or insufficiently explicit or contrary to public policy;

(c) specifying that provisions thereof may be modified or waived only in writing;

(d) that purports to give any person the power to accelerate obligations, foreclose on collateral or require additional collateral at will or without notice to the Obligor;

(e) relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture;

(f) relating to any purported waiver, release or variation of rights or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Obligor under any of the Financing Documents to the extent limited by Sections 1-102(3), 5-103(c), 9-602 or 9-603 of the NYUCC or other provisions

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of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, ground for discharge or release of, or defense available to, an obligor generally or as a guarantor or co-obligor or otherwise available as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by Sections 9-602 or 9-603 of the NYUCC or other applicable law (including judicial decisions);

(g) that purports to create a trust, power of attorney, or other fiduciary relationship;

(h) specifying that any person purchasing a participation from a Lender or other person may exercise set-off or similar rights with respect to such participation or that a Lender or other person may exercise set-off rights other than in accordance with applicable law;

(i) which is inconsistent with Article 5 of the NYUCC;

(j) requiring that any amount due at maturity be paid at an earlier date to the extent that it has not been earned at such earlier date;

(k) that purports to limit the ability of any Grantor or any other person to transfer any of its right, title or interest in or to any collateral, to the extent contemplated by Section 9-401 of the NYUCC or other applicable law regarding restraints on alienation;

(l) relating to third party beneficiary rights of the Agents, the Lenders or other Persons;

(m) that purports to create separate and distinct grants of security interests for different groups of Secured Parties in the Collateral; and

(n) Section 4.01(c) and Section 7.19 of the Guarantee and Collateral Agreement.

(ii) the effect of any law of any jurisdiction other than the State of New York wherein any party to the Financing Documents may be located or wherein enforcement of any Financing Document may be sought that limits the rates of interest legally chargeable or collectible;

(iii) the right, title or interest of any Grantor (or the power of any Grantor to transfer rights) in or to any collateral under the Financing Documents or any other property; whether any property constitutes a particular type of collateral under the UCC; or the validity or effectiveness for any purpose of any such collateral or any other property;

(iv) except as expressly stated in paragraphs 8 through 12 above, the creation, attachment, validity, binding effect, enforceability or perfection of any security interest, pledge, lien, mortgage or other encumbrance that may be created under any of the Financing Documents, or (y) the priority or other effect of perfection or non-perfection of any security interest created under any of the Financing Documents;

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(v) the creation, attachment, validity, binding effect, enforceability, perfection, priority or other effect of perfection or non-perfection of any security interest in: (1) the proceeds of any collateral other than in accordance with, and subject to the limitations set forth in, Section 9-315 of the NYUCC, (2) goods that are accessions to, or commingled or processed with, other goods other than in accordance with, and subject to the limitations set forth in, Section 9-335 or 9-336 of the NYUCC, (3) any item of collateral subject to a certificate-of-title statute or other statute, regulation or treaty set forth in Section 9-311(a) of the NYUCC, (4) consumer goods, (5) commercial tort claims, (6) rights to demand payment or performance under a letter of credit, (7) commodity accounts or commodity contracts, (8) as extracted collateral, (9) farm products, (10) goods that are or are to become fixtures, (11) health care insurance receivables, (12) manufactured homes, (13) standing timber or timber to be cut, (14) cooperative apartment interests, (15) any item of collateral that is subject to restriction on or prohibition against transfer (except to the extent limited by Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the NYUCC) contained in an agreement, instrument, document or applicable law governing, evidencing or otherwise relating to such item, or (16) any obligations of the United States of America, a state, a foreign country or any other governmental unit;

(vi) any filings or other actions required after the date of this opinion to maintain the perfection, priority or other effect of perfection of the security interests under the Financing Documents in any collateral;

(vii) any agreement, instrument or other document referred to, or incorporated by reference, in any of the Financing Documents, other than the Financing Documents listed in this opinion letter; and

(viii) any matters subject to, or the effect of, any Federal, state or local laws, regulations or policies relating to health care, including, but not limited to, licensure, permitting, registrations, certification, and reimbursement (including, but not limited to, Medicare, Medicaid, CHAMPVA, TRICARE and any other Federal or state health care program or regulatory agency), the Health Insurance Portability and Accountability Act of 1996, the Food, Drug & Cosmetic Act, 42 U.S.C. §1320a-7, 7a and 7b, 42 U.S.C. §1395nn, 31 U.S.C. §3729-3733 and any related Federal, state or local laws, regulations or policies.

(B) Our opinions are subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Financing Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against any Obligor of the Financing Documents as a whole, and the Financing Documents and the laws of the State of New York contain adequate provisions for enforcing payment of the obligations governed or secured thereby, subject to the other qualifications contained in this letter.

(C) Provisions in the Guarantee and Collateral Agreement that provide that the Obligors’ liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guarantee or by modifications or waivers of provisions of the guaranteed obligations might not be enforceable if such actions, failures to act, modifications or waivers so change the essential nature of the

7

terms and conditions of the guaranteed obligations that, in effect, a new contract has arisen between such recipient and the primary obligor on whose behalf the guarantee was issued.

(D) We have assumed that (i) the obligations of each Obligor under the Financing Documents are necessary or convenient to the conduct, promotion or attainment of the business of each such Obligor; and (ii) consideration that is sufficient to support the agreements of each Obligor under the Financing Documents has been received by each such Obligor.

(E) We express no opinion as to the application of, and our opinions are subject to the effect, if any, of

(i) laws or regulations applicable to the subject transactions because of the legal or regulatory status of any of the parties to the Financing Documents or the legal or regulatory status of any of their affiliates;

(ii) federal or state securities or “blue sky” laws or rules and regulations of the Financial Industry Regulatory Authority;

(iii) laws governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including any laws relating to the payment of dividends or other distributions on or the redemption or repurchase of capital stock or other equity interests);

(iv) bulk sale or bulk transfer laws;

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant to the opinions expressed in paragraphs 1, 2 and 4 above, the Delaware General Corporation Law, each as currently in effect; and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

Our opinions in paragraphs 8 and 12 above are limited to Article 9 of the NYUCC, our opinions in paragraphs 10 and 11 are limited to Articles 8 and 9 of the NYUCC, and, therefore, those opinions do not address (i) laws of jurisdictions other than New York, and of New York except for Articles 8 or 9, as the case may be, of the NYUCC, (ii) collateral of a type not subject to Article 9 of the NYUCC, and (iii) except as stated in paragraphs 10, 11 and 12 above, under the NYUCC what law governs perfection of the security interests granted in the collateral addressed by this opinion letter. Our opinions in paragraph 9 above are limited to Article 9 of the DEUCC and, therefore, those opinions do not address (i) laws of jurisdictions other than Delaware, and of Delaware except for Article 9 of the DEUCC, (ii) collateral of a type not subject to Article 9 of the DEUCC, and (iii) except as stated in paragraph 9 above, under the DEUCC what law governs perfection of the security interests granted in the collateral addressed by this opinion letter.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

8

The opinions expressed herein are solely for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders in connection with the Financing Documents and may not be relied upon in any manner or used for any purpose by any other person, and may not be quoted in whole or in part, without our prior written consent.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule 1

Other Delaware Guarantors

Other Delaware Guarantor	Jurisdiction
1240 Pinebrook Road, LLC	DE
1501 SE 24th Road, LLC	DE
1775 Huntington Lane, LLC	DE
1980 Sunset Point Road, LLC	DE
2600 Highlands Boulevard, North, LLC	DE
2900 Twelfth Street North, LLC	DE
3865 Tampa Road, LLC	DE
4602 Northgate Court, LLC	DE
4927 Voorhees Road, LLC	DE
Allegiance Hospice Care of Connecticut, LLC	DE
Allegiance Hospice Care of Massachusetts, Inc.	DE
Allegiance Hospice Care of New Hampshire, LLC	DE
Allegiance Hospice Care of Southeastern Massachusetts, LLC	DE
Allegiance Hospice Group, Inc.	DE
Americare Health Services Corp.	DE
Bradford Square Nursing, LLC	DE
Crestview Nursing, LLC	DE
Falmouth Healthcare, LLC	DE
Florida Administrative Services, LLC	DE
Florida Holdings I, LLC	DE
Florida Holdings II, LLC	DE
Florida Holdings III, LLC	DE
Grant Manor LLC	DE
Harborside Administrative Services, LLC	DE
Harborside Health I LLC	DE
Harborside Holdings I, LLC	DE
Harborside Point Place, LLC	DE
Harborside Swanton, LLC	DE
Harborside Sylvania, LLC	DE
Harborside Troy, LLC	DE
HBR Bardwell LLC	DE
HBR Barkely Drive, LLC	DE
HBR Bowling Green LLC	DE
HBR Brownsville, LLC	DE
HBR Campbell Lane, LLC	DE
Hbr Danbury, LLC	DE
HBR Elizabethtown, LLC	DE
Hbr Kentucky, LLC	DE
HBR Lewisport, LLC	DE
HBR Madisonville, LLC	DE
HBR Owensboro, LLC	DE
HBR Paducah, LLC	DE
Hbr Stamford, LLC	DE
Hbr Trumbull, LLC	DE
HBR Woodburn, LLC	DE
KHI LLC	DE
Klondike Manor LLC	DE
Leisure Years Nursing, LLC	DE

Other Delaware Guarantor	Jurisdiction
LTC Leasing, LLC	DE
Marietta Healthcare, LLC	DE
Mashpee Healthcare, LLC	DE
Massachusetts Holdings I, LLC	DE
Ohio Holdings I, LLC	DE
Owenton Manor Nursing, LLC	DE
Peak Medical Ancillary Services, Inc.	DE
Peak Medical Colorado No. 2, Inc.	DE
Peak Medical Colorado No. 3, Inc.	DE
Peak Medical Farmington, Inc.	DE
Peak Medical Gallup, Inc.	DE
Peak Medical Idaho Operations, Inc.	DE
Peak Medical Las Cruces No. 2, Inc.	DE
Peak Medical Las Cruces, Inc.	DE
Peak Medical Montana Operations, Inc.	DE
Peak Medical New Mexico No. 3, Inc.	DE
Peak Medical NM Management Services, Inc.	DE
Peak Medical of Boise, Inc.	DE
Peak Medical of Colorado, Inc.	DE
Peak Medical of Idaho, Inc.	DE
Peak Medical of Montana, Inc.	DE
Peak Medical of Utah, Inc.	DE
Peak Medical Oklahoma No. 1, Inc.	DE
Peak Medical Oklahoma No. 11, Inc.	DE
Peak Medical Oklahoma No. 12, Inc.	DE
Peak Medical Oklahoma No. 13, Inc.	DE
Peak Medical Oklahoma No. 3, Inc.	DE
Peak Medical Oklahoma No. 4, Inc.	DE
Peak Medical Oklahoma No. 5, Inc.	DE
Peak Medical Oklahoma No. 7, Inc.	DE
Peak Medical Oklahoma No. 8, Inc.	DE
Peak Medical Oklahoma No. 9, Inc.	DE
Peak Medical Roswell, Inc.	DE
Peak Medical Utah No. 2, Inc.	DE
Pine Tree Villa LLC	DE
PM Henryetta Holdings, Inc.	DE
PM Oxygen Services, Inc.	DE
ProCare One Nurses, LLC	DE
Regency Nursing, LLC	DE
SunAlliance Healthcare Services, Inc.	DE
SunBridge Hallmark Health Services, Inc.	DE
SunBridge San Bernardino Rehabilitation Hospital, Inc.	DE
SunDance Rehabilitation Agency, Inc.	DE
Vital Care Services, LLC	DE
Wakefield Healthcare, LLC	DE
Westfield Healthcare, LLC	DE
Woodspoint LLC	DE

Schedule 2

Other Guarantors

Other Guarantor	Jurisdiction
SunBridge Braswell Enterprises, Inc.	CA
SunBridge Brittany Rehabilitation Center, Inc.	CA
SunBridge Carmichael Rehabilitation Center	CA
SunBridge Harbor View Rehabilitation Center	CA
SunBridge Meadowbrook Rehabilitation Center	CA
SunBridge Paradise Rehabilitation Center, Inc.	CA
SunBridge Shandin Hills Rehabilitation Center	CA
CareerStaff Services Corporation	CO
SunBridge Retirement Care Associates, LLC	CO
SunDance Rehabilitation Corporation	CT
Huntington Place Limited Partnership	FL
Atlantic Medical Supply Company, Inc.	GA
SunBridge Charlton Healthcare, LLC	GA
SunBridge Gardendale Health Care Center, Inc.	GA
SunBridge Jeff Davis Healthcare, LLC	GA
SunBridge Statesboro Healthcare Center, Inc.	GA
SunBridge Summers Landing, Inc.	GA
SunBridge West Tennessee, Inc.	GA
Countryside Care Center Corp.	MA
Harborside Connecticut Limited Partnership	MA
Harborside Danbury Limited Partnership	MA
Harborside Healthcare Advisors Limited Partnership	MA
Harborside Healthcare Baltimore Limited Partnership	MA
Harborside Healthcare Limited Partnership	MA
Harborside Massachusetts Limited Partnership	MA
Harborside New Hampshire Limited Partnership	MA
Harborside North Toledo Limited Partnership	MA
Harborside of Cleveland Limited Partnership	MA
Harborside of Dayton Limited Partnership	MA
Harborside of Ohio Limited Partnership	MA
Harborside Rehabilitation Limited Partnership	MA
Harborside Rhode Island Limited Partnership	MA
Harborside Toledo Business LLC	MA
Harborside Toledo Limited Partnership	MA
HHCI Limited Partnership	MA
Maryland Harborside Corp.	MA
Massachusetts Holdings II, Limited Partnership	MA
Riverside Retirement Limited Partnership	MA
Great Falls Health Care Company, LLC	MT
SunBridge Regency-North Carolina, Inc.	NC
SunBridge Clipper Home of North Conway, Inc.	NH
SunBridge Clipper Home of Portsmouth, Inc.	NH
SunBridge Clipper Home of Rochester, Inc.	NH
SunBridge Clipper Home of Wolfeboro, Inc.	NH
SunBridge Goodwin Nursing Home, Inc.	NH
Masthead Corporation	NM
SunBridge Healthcare Corporation	NM
SunHealth Specialty Services, Inc.	NM

Other Guarantor	Jurisdiction
SunMark of New Mexico, Inc.	NM
The Mediplex Group, Inc.	NM
SunBridge Circleville Health Care Corp.	OH
SunBridge Marion Health Care Corp.	OH
SolAmor Hospice Corporation	OK
SunBridge Regency-Tennessee, Inc.	TN
SunDance Services Corporation	TN
Peak Medical Peachtree, Inc.	UT
SunBridge Care Enterprises West	UT
SunBridge Nursing Home, Inc.	WA
SunBridge Beckley Health Care Corp.	WV
SunBridge Dunbar Health Care Corp.	WV
SunBridge Glenville Health Care, Inc.	WV
SunBridge Putnam Health Care Corp.	WV
SunBridge Salem Health Care Corp.	WV

Exhibit A

DE Financing Statements

Exhibit B

Officers’ Certificate

EXHIBIT F-2

[FORM OF]

OPINION OF GENERAL COUNSEL

(Attached)

October 18, 2010

To the Lenders and the Agents and the Issuing Bank Referred to Below

c/o Credit Suisse, as Administrative Agent and Collateral Agent

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

I am the General Counsel to SHG Services, Inc. (to be renamed Sun Healthcare Group, Inc.), a Delaware corporation (the “Company”); Sun Healthcare Group, Inc., a Delaware corporation (the “Parent”); the entities organized under the laws of the State of California and listed on Schedule 1 hereto (the “California Guarantors”); and the other entities listed on Schedule 2 hereto (the “Other Guarantors”, and together with the Company, the Parent and the California Guarantors, the “Obligors”), in connection with the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Company, the Parent, the financial institutions from time to time party thereto as lenders (the “Lenders”), and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) and as issuing bank (in such capacity, the “Issuing Bank”). This opinion is delivered to you pursuant to Section 4.02(a)(ii) of the Credit Agreement. Capitalized terms used herein that are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. The Uniform Commercial Code of the State of California is referred to herein as the “CAUCC.” Terms used herein that are defined in Article 9 of the CAUCC and not otherwise defined herein have the meanings assigned to such terms therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, in my capacity as General Counsel of the Obligors, I have (i) examined originals, or certified, conformed or reproduction copies, of such documents and records of each Obligor, such certificates of public officials and such other documents, and (ii) received such information from officers and representatives of each Obligor and others, as I have deemed necessary or appropriate for the purposes of this opinion. I have examined, among other documents, the following (each dated the date hereof, unless otherwise noted):

(a) An executed copy of the Credit Agreement;

(b) An executed copy of the Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) among the Company, the Parent, the Guarantors party thereto, and the Collateral Agent; and

(c) Unfiled copies of financing statements on form UCC-1 (the “CA Financing Statements”) naming the California Guarantors as debtors and the Collateral Agent as secured party, which are attached hereto as Exhibit A, which CA Financing Statements I understand are to be filed with the Office of the Secretary of State of the State of California (the “CA Filing Office”).

The documents referred to in items (a) and (b) above are referred to herein collectively as the “Financing Documents”; and the documents referred to in items (a) through (c) above are referred to herein collectively as the “Documents”.

I have assumed the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or facsimile, electronic or photo static copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, statements and representations contained in the Documents and certificates and other information of or from representatives of each Obligor and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, I have assumed that (i) the Financing Documents constitute valid and binding obligations of all the parties thereto, enforceable against such parties in accordance with their respective terms, (ii) the Guarantee and Collateral Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement, the “Secured Parties”), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), a security interest in the California Guarantors’ rights in the Collateral (as defined in the Guarantee and Collateral Agreement, the “Collateral”) in which a security interest may be created under Article 9 of the Uniform Commercial Code in the State of New York (the “Article 9 Collateral”) and (iii) all of the parties to the Financing Documents comply with all laws applicable thereto.

On the basis of such examination and my consideration of such questions of law as I have deemed relevant in the circumstances, I am of the opinion, subject to the assumptions and limitations set forth herein, that:

1. The execution and delivery by each Obligor of the Financing Documents to which it is a party, and the performance by each Obligor of its obligations thereunder, do not breach or cause a default under any agreement, do not violate any court decree or order, in each case binding upon such Obligor or its property (this opinion being limited (x) to those agreements, decrees or orders, if any, that have been identified on Schedule 3 hereto and (y) in that I express no opinion with respect to any of the foregoing not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to me, or arising under or based upon any covenant of a financial or numerical nature or requiring computation).

2. Upon filing of the CA Financing Statements with the CA Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest in the California Guarantors’ rights in that portion of the Article 9 Collateral described in the CA Financing Statements in which a security interest may be perfected by filing a financing statement under the CAUCC.

3. To my knowledge, (i) neither the Company nor any other Obligor is a party to any action, suit or proceeding that challenges the validity or enforceability, or seek to enjoin the performance, of the Financing Documents or (ii) except as disclosed in the Financing Documents, there are no actions, suits, investigations or proceedings, pending or threatened to which the Company or any Obligor is a party, or to which any of their respective properties is subject, that would be likely to have a Material Adverse Effect.

2

I have assumed for purposes of my opinions in paragraph 2 the following:

(i) that each California Guarantor has (or has the power to transfer) sufficient rights in the Collateral for the security interest in favor of the Collateral Agent to attach; and value has been given by the Lenders to each of the California Guarantors for the security interest granted by each California Guarantor in the Collateral; and

(ii) that the Guarantee and Collateral Agreement and the CA Financing Statements reasonably identify what is described as the collateral.

The opinions set forth above are subject to the following qualifications:

I express no opinion as to:

(i) the right, title or interest of any California Guarantor (or the power of any California Guarantor to transfer rights) in or to any collateral under the Financing Documents or any other property; whether any property constitutes a particular type of collateral under the CAUCC; or the validity or effectiveness for any purpose of any such collateral or any other property;

(ii) except as expressly stated in paragraph 2 above, (x) the creation, attachment, validity, binding effect, enforceability or perfection of any security interest, pledge, lien, mortgage or other encumbrance that may be created under any of the Financing Documents, or (y) the priority or other effect of perfection or non-perfection of any security interest created under any of the Financing Documents;

(iii) any filings or other actions required after the date of this opinion to maintain the perfection, priority or other effect of perfection of the security interests under the Financing Documents in any collateral; and

(iv) any agreement, instrument or other document referred to, or incorporated by reference, in any of the Financing Documents, other than the Financing Documents listed in this opinion letter.

The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. The opinions in paragraph 2 above are limited to Article 9 of the CAUCC, and, therefore, those opinions do not address (i) laws of jurisdictions other than California, and of California except for Article 9, as the case may be, of the CAUCC, and (ii) collateral of a type not subject to Article 9 of the CAUCC, and (iii) except as stated in paragraph 2 above, under the CAUCC what law governs perfection of the security interests granted in the collateral addressed by this opinion letter.

Any statement in this opinion that is qualified by any phrase that includes the words “to my knowledge” or similar words is limited to my actual present knowledge after consultation with such attorneys employed by the Company or any of its subsidiaries and under my supervision as I deem appropriate. I have not undertaken any independent investigation to determine the accuracy of any such statement.

3

This opinion is furnished by me as General Counsel of the Company to you in connection with the making of the Loans under the Credit Agreement, is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent. This opinion is expressly limited to the matters set forth above, are given only as of the date hereof, and I render no opinion, whether by implication or otherwise, as to any other matters. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention, or any future changes in laws.

Very truly yours,

Michael Newman General Counsel

4

Schedule 1

California Guarantors

California Guarantor	Jurisdiction
SunBridge Brittany Rehabilitation Center, Inc.	CA
SunBridge Carmichael Rehabilitation Center	CA
SunBridge Harbor View Rehabilitation Center	CA
SunBridge Paradise Rehabilitation Center, Inc.	CA
SunBridge Regency Rehab Hospitals, Inc.	CA
SunBridge Stockton Rehabilitation Center, Inc.	CA

Schedule 2

Other Guarantors

Other Guarantor	Jurisdiction
CareerStaff Services Corporation	CO
SunBridge Retirement Care Associates, LLC	CO
SunDance Rehabilitation Corporation	CT
1240 Pinebrook Road, LLC	DE
1501 SE 24th Road, LLC	DE
1775 Huntington Lane, LLC	DE
1980 Sunset Point Road, LLC	DE
2600 Highlands Boulevard, North, LLC	DE
2900 Twelfth Street North, LLC	DE
3865 Tampa Road, LLC	DE
4602 Northgate Court, LLC	DE
4927 Voorhees Road, LLC	DE
Allegiance Hospice Care of Connecticut, LLC	DE
Allegiance Hospice Care of Massachusetts, Inc.	DE
Allegiance Hospice Care of New Hampshire, LLC	DE
Allegiance Hospice Care of Southeastern Massachusetts, LLC	DE
Allegiance Hospice Group, Inc.	DE
Americare Health Services Corp.	DE
Bradford Square Nursing, LLC	DE
CareerStaff Unlimited, Inc.	DE
Crestview Nursing, LLC	DE
Falmouth Healthcare, LLC	DE
Florida Administrative Services, LLC	DE
Florida Holdings I, LLC	DE
Florida Holdings II, LLC	DE
Florida Holdings III, LLC	DE
Grant Manor LLC	DE
Harborside Administrative Services, LLC	DE
Harborside Health I LLC	DE
Harborside Holdings I, LLC	DE
Harborside Point Place, LLC	DE
Harborside Swanton, LLC	DE
Harborside Sylvania, LLC	DE
Harborside Troy, LLC	DE
HBR Bardwell LLC	DE
HBR Barkely Drive, LLC	DE
HBR Bowling Green LLC	DE
HBR Brownsville, LLC	DE
HBR Campbell Lane, LLC	DE
Hbr Danbury, LLC	DE
HBR Elizabethtown, LLC	DE
Hbr Kentucky, LLC	DE
HBR Lewisport, LLC	DE
HBR Madisonville, LLC	DE
HBR Owensboro, LLC	DE
HBR Paducah, LLC	DE
Hbr Stamford, LLC	DE
Hbr Trumbull, LLC	DE

Other Guarantor	Jurisdiction
HBR Woodburn, LLC	DE
KHI LLC	DE
Klondike Manor LLC	DE
Leisure Years Nursing, LLC	DE
LTC Leasing, LLC	DE
Marietta Healthcare, LLC	DE
Mashpee Healthcare, LLC	DE
Massachusetts Holdings I, LLC	DE
Ohio Holdings I, LLC	DE
Owenton Manor Nursing, LLC	DE
Peak Medical Ancillary Services, Inc.	DE
Peak Medical Assisted Living, LLC	DE
Peak Medical Colorado No. 2, Inc.	DE
Peak Medical Colorado No. 3, Inc.	DE
Peak Medical Farmington, Inc.	DE
Peak Medical Corporation	DE
Peak Medical Gallup, Inc.	DE
Peak Medical Idaho Operations, Inc.	DE
Peak Medical Las Cruces No. 2, Inc.	DE
Peak Medical Las Cruces, Inc.	DE
Peak Medical Montana Operations, Inc.	DE
Peak Medical New Mexico No. 3, Inc.	DE
Peak Medical NM Management Services, Inc.	DE
Peak Medical of Boise, Inc.	DE
Peak Medical of Colorado, Inc.	DE
Peak Medical of Idaho, Inc.	DE
Peak Medical of Montana, Inc.	DE
Peak Medical of Utah, Inc.	DE
Peak Medical Oklahoma No. 1, Inc.	DE
Peak Medical Oklahoma No. 11, Inc.	DE
Peak Medical Oklahoma No. 12, Inc.	DE
Peak Medical Oklahoma No. 13, Inc.	DE
Peak Medical Oklahoma No. 3, Inc.	DE
Peak Medical Oklahoma No. 4, Inc.	DE
Peak Medical Oklahoma No. 5, Inc.	DE
Peak Medical Oklahoma No. 7, Inc.	DE
Peak Medical Oklahoma No. 8, Inc.	DE
Peak Medical Oklahoma No. 9, Inc.	DE
Peak Medical Roswell, Inc.	DE
Peak Medical Utah No. 2, Inc.	DE
Pine Tree Villa LLC	DE
PM Henryetta Holdings, Inc.	DE
PM Oxygen Services, Inc.	DE
ProCare One Nurses, LLC	DE
Regency Health Services, Inc.	DE
Regency Nursing, LLC	DE
SunAlliance Healthcare Services, Inc.	DE
SunBridge Care Enterprises, Inc.	DE

7

Other Guarantor	Jurisdiction
SunBridge Hallmark Health Services, Inc.	DE
SunBridge San Bernardino Rehabilitation Hospital, Inc.	DE
SunDance Rehabilitation Agency, Inc.	DE
Vital Care Services, LLC	DE
Wakefield Healthcare, LLC	DE
Westfield Healthcare, LLC	DE
Woodspoint LLC	DE
Huntington Place Limited Partnership	FL
Atlantic Medical Supply Company, Inc.	GA
SunBridge Charlton Healthcare, LLC	GA
SunBridge Gardendale Health Care Center, Inc.	GA
SunBridge Jeff Davis Healthcare, LLC	GA
SunBridge Statesboro Healthcare Center, Inc.	GA
SunBridge Summers Landing, Inc.	GA
SunBridge West Tennessee, Inc.	GA
Belmont Nursing Center Corp.	MA
Countryside Care Center Corp.	MA
Harborside Connecticut Limited Partnership	MA
Harborside Danbury Limited Partnership	MA
Harborside Healthcare Advisors Limited Partnership	MA
Harborside Healthcare Baltimore Limited Partnership	MA
Harborside Healthcare Limited Partnership	MA
Harborside Massachusetts Limited Partnership	MA
Harborside New Hampshire Limited Partnership	MA
Harborside North Toledo Limited Partnership	MA
Harborside of Cleveland Limited Partnership	MA
Harborside of Dayton Limited Partnership	MA
Harborside of Ohio Limited Partnership	MA
Harborside Rehabilitation Limited Partnership	MA
Harborside Rhode Island Limited Partnership	MA
Harborside Toledo Business LLC	MA
Harborside Toledo Limited Partnership	MA
HHCI Limited Partnership	MA
Maryland Harborside Corp.	MA
Massachusetts Holdings II, Limited Partnership	MA
Riverside Retirement Limited Partnership	MA
Great Falls Health Care Company, LLC	MT
SunBridge Regency-North Carolina, Inc.	NC
SunBridge Clipper Home of North Conway, Inc.	NH
SunBridge Clipper Home of Portsmouth, Inc.	NH
SunBridge Clipper Home of Rochester, Inc.	NH
SunBridge Clipper Home of Wolfeboro, Inc.	NH
SunBridge Goodwin Nursing Home, Inc.	NH
Masthead Corporation	NM
SunBridge Healthcare Corporation	NM
SunHealth Specialty Services, Inc.	NM
SunMark of New Mexico, Inc.	NM
The Mediplex Group, Inc.	NM

8

Other Guarantor	Jurisdiction
SunBridge Circleville Health Care Corp.	OH
SunBridge Marion Health Care Corp.	OH
SolAmor Hospice Corporation	OK
SunBridge of Harriman, LLC	TN
SunBridge Regency-Tennessee, Inc.	TN
SunDance Services Corporation	TN
Peak Medical Peachtree, Inc.	UT
SunBridge Care Enterprises West	UT
SunBridge Nursing Home, Inc.	WA
SunBridge Beckley Health Care Corp.	WV
SunBridge Dunbar Health Care Corp.	WV
SunBridge Glenville Health Care, Inc.	WV
SunBridge Putnam Health Care Corp.	WV
SunBridge Salem Health Care Corp.	WV

9

Schedule 3

Agreements, Decrees, Orders

1.	Second Amended and Restated Master Lease Agreement among Sun Healthcare Group, Inc. and certain of its subsidiaries (as Lessees) and Omega Healthcare Investors, Inc. and certain of its affiliates (as Lessors) dated February 1, 2008

2.	First Amendment to Second Amended and Restated Master Lease Agreement among Sun Healthcare Group, Inc. and certain of its subsidiaries (as Lessees) and Omega Healthcare Investors, Inc. and certain of its affiliates (as Lessors) dated August 26, 2008

3.	Second Amendment to Second Amended and Restated Master Lease Agreement among Sun Healthcare Group, Inc. and certain of its subsidiaries (as Lessees) and Omega Healthcare Investors, Inc. and certain of its affiliates (as Lessors) dated February 26, 2009

5.	Indenture, dated as of April 12, 2007, between Sun Healthcare Group, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee

6.	First Supplemental Indenture, dated as of April 19, 2007, among Sun Healthcare Group, Inc., Harborside Healthcare Corporation, certain subsidiaries of Harborside Healthcare Corporation named therein and Wells Fargo Bank, National Association, as Trustee

7.	Second Supplemental Indenture, dated as of October 31, 2008, among Sun Healthcare Group, Inc., Holisticare Hospice, LLC and Wells Fargo Bank, National Association, as Trustee

8.	Third Supplemental Indenture, dated as of October 26, 2009, among Sun Healthcare Group, Inc., Allegiance Hospice Group, Inc., certain subsidiaries of Allegiance Hospice Group, Inc. named therein and Wells Fargo Bank, National Association, as Trustee

9.	Superseding Permanent Injunction and Final Judgment entered on September 14, 2005, in Case No. GIC853861 in the Superior Court of the State of California for the County of San Diego, Central Division, filed by the State of California against Sun and certain other entities named therein.

Exhibit A

CA Financing Statements

EXHIBIT F-3

[FORM OF]

LOCAL COUNSEL OPINION

October 18, 2010

Credit Suisse AG, as Administrative Agent,

Collateral Agent and Issuing Bank, and

the Lenders from time to time party to

the Credit Agreement (as herein defined)

Eleven Madison Avenue

New York, NY 10010

Re:	Credit Agreement, dated as of October 18, 2010, by and among Sun Healthcare Group, Inc., a Delaware corporation (“Old Sun”), SHG Services, Inc. (to be renamed Sun Healthcare Group, Inc.), a Delaware corporation (“Borrower”), the Lenders from time to time a party thereto (the “Lenders”), Credit Suisse AG, as Administrative Agent and Collateral Agent (“Agent”), Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets as Joint Bookrunners and Joint Lead Arrangers, JPMorgan Chase Bank, N.A. as Syndication Agent, and RBC Capital Markets Corporation as Documentation Agent (as further amended, modified, restated and supplemented from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

We have acted as local Oklahoma counsel to SolAmor Hospice Corporation, an Oklahoma corporation and a subsidiary of Old Sun (“SolAmor”), in connection with its execution and delivery of that certain Guarantee and Collateral Agreement, dated as of October 15, 2010 (the “Guarantee”), and required to be delivered by SolAmor pursuant to the Credit Agreement. Capitalized terms used but not defined herein, respectively, have the meanings assigned to them in the Credit Agreement; provided however, that any terms that are defined in the Uniform Commercial Code as currently in effect in the State of Oklahoma (the “Oklahoma UCC”) have the same meanings when used herein unless otherwise indicated by the context in which such terms are used. The Credit Agreement and the Guarantee are sometimes collectively referred to as the “Loan Documents.”

In connection with this opinion, we have examined the following: (i) an execution copy of the Credit Agreement and the Guarantee; (ii) an unfiled copy of a Financing Statement (UCC-1) naming SolAmor as the debtor and Agent as the secured party (the “Financing Statement”); (iii) the Articles of Incorporation, as amended and the undated By-Laws of SolAmor (collectively, the “Organizational Documents”); (iv) the good standing certificate from the Oklahoma Secretary of State dated as of October 5, 2010 for SolAmor (the “Good Standing Certificate”); (v) the resolutions as adopted by the Board of Directors of SolAmor authorizing SolAmor to enter into the Guarantee and to authorize the filing of the Financing Statement (the “Resolutions”); and (vi) the Secretary’s Certificate as executed by officers of SolAmor,

Credit Suisse AG, as Administrative Agent

October 18, 2010

certifying the Organizational Documents, the Good Standing Certificate and the Resolutions (the “Officer’s Certificate”).

We have discussed the matters addressed in this opinion letter with representatives of SolAmor to the extent we have deemed appropriate. As to certain questions of fact we have, where such facts were not otherwise verified or established, relied upon the accuracy of the various factual representations and warranties of the parties set forth in the Loan Documents, the accuracy of the Good Standing Certificate and the Officer’s Certificate. We have considered such questions of law as we have deemed appropriate or necessary to enable us to give the opinions hereinafter expressed.

A. Assumptions for Legal Opinions. In rendering the opinions set forth below, we have, with your permission, made the following assumptions without independent investigation:

1. All signatures on the Loan Documents are genuine and all documents submitted to us as duplicates or certified or conformed as execution copies are accurate and complete and conform to the originals.

2. Except insofar as we opine as to SolAmor: (a) the Loan Documents have been duly authorized, executed, and delivered by the parties signatory thereto and for such consideration as will support a simple contract; (b) each party to the Loan Documents is duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and validly subsisting as a foreign company in each jurisdiction where such qualification is required; (c) each party to the Loan Documents has the requisite power and authority pursuant to the terms of its charter or other governing documents and the laws of the jurisdiction of its formation to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder, and all action, approvals and consents necessary for such execution, delivery and performance under such charter or other governing documents or by law has occurred; and (d) the execution, delivery, and performance of the Loan Documents will not breach, conflict with, or constitute a violation of (i) the charter documents of each party thereto, or (ii) the laws or governmental rules and regulations of any jurisdiction, or (iii) any order, writ, injunction, or decree of any court, administrative agency, or other governmental authority specifically applicable to it, or any agreement, instrument, or document to which it is a party or by which any of its properties are bound.

3. The Loan Documents are, under all applicable laws, the valid and binding obligations of the parties thereto, enforceable against each such party in accordance with their terms.

4. In addition to the assumption set forth in paragraph 3 above, any other document pertaining to the transactions contemplated by the Loan Documents (the “Transactions”) will be the legal, valid, and binding obligation of all parties thereto under all applicable laws, enforceable against such parties in accordance with its terms.

Credit Suisse AG, as Administrative Agent

October 18, 2010

5. The conduct of the parties to the Transactions complies with and will comply with any requirement of good faith, fair dealing, conscionability and commercial reasonableness.

6. There has not been any mistake of fact, misunderstanding, fraud, duress or undue influence in connection with the Transactions.

7. The execution by each party of each Loan Document (except insofar as we opine as to SolAmor) is in conformity with the law of the state in which it is executed and in conformity with applicable federal statutes.

8. The statements, recitals, representations and warranties as to matters of fact set forth in the Loan Documents are materially accurate and complete.

9. The Loan Documents accurately reflect the complete understanding of the parties with respect to the subject matter thereof and the rights and obligations of the parties thereunder. There is no agreement, course of dealing or performance or usage of trade defining, supplementing, amending, modifying, waiving or qualifying the terms of any of the Loan Documents.

10. All documents which are intended to be recorded or filed have, in fact, been or will be properly recorded or filed, and unless expressly stated otherwise, the opinions expressed herein assume such recording and filing.

11. The Guarantee is effective to create, to secure the present and future obligations under the Loan Documents, a security interest (the “Article 9 Security Interest”) in the Collateral described therein with respect to which a security interest can be created under Article 9 of the New York Commercial Code (the “NY UCC”).

12. The Organizational Documents constitute all governing documents for SolAmor, are currently in effect and have not been rescinded, amended, supplemented or otherwise modified in any respect not reflected in the copies of the Organizational Documents provided to us.

B. Opinions. Based and relying upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. SolAmor has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Oklahoma (the “State”).

2. SolAmor has the corporate power and authority and has been duly authorized by all requisite corporate action to execute and deliver the Guarantee and to perform its obligations thereunder.

3. Upon the filing of the Financing Statement in the office of the Oklahoma County Clerk, the Article 9 Security Interest in that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the Oklahoma UCC will be

Credit Suisse AG, as Administrative Agent

October 18, 2010

perfected (the “Article 9 Collateral”). No further or subsequent filing or refiling will be necessary in order to continue the perfection of the Article 9 Security Interest in the Article 9 Collateral except that (a) a continuation statement with respect to the Financing Statement must be filed under the Oklahoma UCC in the office of the Oklahoma County Clerk within six months prior to the expiration of five years from the date of the filing of such Financing Statement (or otherwise within the time permitted by Section 1-9-515 of the Oklahoma UCC), and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period, and (b) amendments or supplements to the Financing Statement or additional financing statements may be required to be filed under the Oklahoma UCC in the event of a change in the name, identity, company structure, or jurisdiction of organization of SolAmor or in the event the Financing Statement otherwise becomes inaccurate or incomplete.

C. Qualifications and Limitations. Our opinions set forth herein are subject to the following qualifications and limitations:

1. Our opinions may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, as well as the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

2. Our opinions in opinion paragraph 1 are based solely on a review of the Organizational Documents, the Good Standing Certificate and the Oklahoma General Corporation Act.

3. Our opinions in opinion paragraph 1 are limited to our review of those filings provided to us as are required by the Oklahoma Secretary of State for domestic corporations to own its properties and assets and to carry on its business in the State and do not address filings that may be required by other agencies of the State.

4. We express no opinion as to the enforceability of the Loan Documents.

5. We express no opinion as to the effect on the opinions expressed herein of (i) except as set forth in opinion paragraph 1, the compliance or non-compliance of any party to the Loan Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party.

6. We express no opinion with respect to the characterization of any property as real or personal property. We express no opinion with respect to matters of title or the priority of liens and security interests with regard to SolAmor’s property.

7. The opinions set forth in opinion paragraphs 3 are limited to the extent that SolAmor does not have “rights” (as defined in the NY UCC) in any Collateral in which a security interest is purported to be granted under the Guarantee, but only to the extent of such Collateral.

Credit Suisse AG, as Administrative Agent

October 18, 2010

8. The creation and validity of the security interest granted in the Guarantee is subject to the effect of Section 552 of the Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to such security interest arising from a security agreement entered into by the debtor before the commencement of such case.

9. The opinions set forth in opinion paragraph 3 insofar as such opinions are limited by and subject to the applicable provisions of Section 1-9-315 of the Oklahoma UCC, which provision provides for, among other things, the lapse of perfection under certain circumstances.

10. The perfection opinion set forth in opinion paragraph 3 is limited as to that portion of the Article 9 Collateral that may be comprised of security interests or lien rights held by SolAmor insofar as Agent will have a perfected security interest in such security interests and lien rights only to the extent that SolAmor has properly perfected and continued such security interests and lien rights.

11. With respect to our opinions in opinion paragraph 3, we express no opinion as to that part of the Collateral that may be comprised of commercial tort claims.

12. The opinions expressed herein are limited and qualified to the extent that SolAmor has disposed of or suffered a disposition of any interest in any Collateral.

13. We express no opinion as to the Credit Agreement or the effect that any provision of the Credit Agreement might have on the opinions expressed herein. You are further advised that we have not reviewed any document or agreement except for the ones expressly listed in this opinion letter. As a result, we have assumed no responsibility for any provisions of any other document or agreement, whether referred to in any of the Loan Documents or otherwise, which may affect any of the Loan Documents, or which, if examined, could affect any opinion we have given herein.

14. We express no opinion with regard to the effect of any federal or state (a) securities and “blue sky” laws and regulations; (b) antitrust and unfair competition laws and regulations; (c) pension and employee benefit laws and regulations; (d) environmental, subdivision, zoning, health, safety or land use laws and regulations; (e) racketeering laws and regulations and banking laws and regulations; (f) laws related to any Facility; (g) Healthcare Requirements; and (h) administrative decisions, and rules and regulations of county, municipal, and special political subdivisions, whether state level, regional, or otherwise.

15. The opinions expressed herein are limited to the laws of the State and are specifically limited to the present laws of the State.

This opinion letter sets forth our professional judgments as to the matters set forth herein and you may rely upon the matters set forth herein as a legal opinion only. In expressing the conclusions set forth in this opinion letter, we have not intended to and do not render any guarantees or warranties of the matters discussed in this opinion letter. This opinion letter is

Credit Suisse AG, as Administrative Agent

October 18, 2010

limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to the undersigned on the date hereof. We assume no obligation to review or supplement this opinion if any applicable laws change after the date hereof or as a result of changes caused by existing law or if we become aware of any facts or circumstances that might change the opinions expressed herein after the date hereof.

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including but not limited to financial information, furnished to you by Borrower or SolAmor, concerning such person, its business and affairs or any other information furnished to you of a factual nature.

We are furnishing this opinion to you solely for the benefit of Agent and the Lenders, as special counsel for SolAmor in connection with the Loan Documents, and it may not be used, circulated, quoted, relied upon or otherwise referred to by any other person other than your respective successors and assigns permitted under the Credit Agreement, or for any other purpose without the prior written consent of the undersigned. This opinion may not be relied upon by any other person or for any other purpose. Provided however, Agent, the Lenders and any subsequent holders of the Loans may deliver copies of this opinion to (a) independent auditors, accountants, attorneys and other professionals acting on behalf of Agent, the Lenders or any subsequent holders of the Loans, (b) governmental agencies having regulatory authority over Agent, the Lenders or any subsequent holders of the Loans, (c) designated persons pursuant to an order or legal process of any court or governmental agency, (d) prospective purchasers of the Loans, and (e) any statistical rating agency which provides a rating on securities backed in part by the Loans.

Yours very truly,

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.

ATTORNEYS AT LAW

57 BETASSO ROAD

BOULDER, COLORADO 80302

TELEPHONE: 303.586.6789

FACSIMILE: 303.586.6788

October 18, 2010

Credit Suisse AG, as Administrative Agent,

Collateral Agent and Issuing Bank

Eleven Madison Avenue

New York, NY 10010

Attention of Agency Group

The Lenders party to the Credit Agreement

described below (collectively, the “Lenders”)

Re:	Credit Facility to SHG Services, Inc., a Delaware corporation, to be renamed Sun Healthcare Group, Inc. (“Borrower”)

Ladies and Gentlemen:

We have acted as special Colorado counsel to Borrower and SunBridge Retirement Care Associates, LLC, a Colorado limited liability company (“Colorado Guarantor”) in connection with the hereinafter defined Guarantee and Collateral Agreement relating to that certain Credit Agreement (the “Credit Agreement”) of even date herewith among Sun Healthcare Group, Inc., Borrower, the Lenders and Credit Suisse AG, as Administrative Agent and Collateral Agent (“Agent”), and the transactions contemplated under the Credit Agreement (the “Transaction”). Unless otherwise defined in this letter, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

In our capacity as special Colorado counsel to Borrower and Colorado Guarantor, we have reviewed the following documents, each of which is dated as of the date hereof:

1. the Credit Agreement;

2. that certain Guarantee and Collateral Agreement made by, among others, Colorado Guarantor in favor of Agent for the benefit of Lenders (the “Guarantee and Collateral Agreement”); and

3. that certain UCC-1 financing statement naming Colorado Guarantor as debtor, and Agent as secured party, to be filed in the Office of the Secretary of State of the State of Colorado (the “Financing Statement”).

We have also examined such certificates or comparable documents of public officials and of Colorado Guarantor as we have deemed relevant and necessary as a basis for the

Credit Suisse AG

The Lenders party to the Credit Agreement

October 18, 2010

opinions hereinafter set forth, including the following documents (collectively, the “Authority Documents”):

A. Articles of Incorporation of Colorado Guarantor filed with the Colorado Secretary of State on March 24, 1986 as filing number 19871663691, as amended by the following amendments of Colorado Guarantor filed with the Colorado Secretary of State:

1. Articles of Amendment to the Articles of Incorporation filed on April 14, 1987 as filing number 19871720624;

2. Statement Establishing Series of Preferred Stock filed August 14, 1989 as filing number 19891086478;

3. Statement of Change of Registered Office or Registered Agent or both filed on November 15, 1989 as filing number 19891106565;

4. Statement of Change of Registered Office or Registered Agent or both filed on November 30, 1992 as filing number 19921113337;

5. Articles of Merger filed on December 2, 1992 as filing number 19921115132;

6. Statement Establishing Series of Preferred Stock filed December 8, 1992 as filing number 19921116890;

7. Certificate of Correction to the Articles of Merger filed December 11, 1992 as filing number 19921118759;

8. Statement Establishing Series of Preferred Stock filed March 9, 1993 as filing number 19931025487;

9. Statement Establishing Series of Preferred Stock filed March 9, 1993 as filing number 19931025488;

10. Articles of Amendment to the Articles of Incorporation filed on July 13, 1993 as filing number 19931072230;

11. Statement Establishing Series of Preferred Stock filed November 8, 1993 as filing number 19931127043;

12. Statement Establishing Series of Preferred Stock filed December 9, 1993 as filing number 19931136274;

13. Articles of Merger filed September 1, 1994 as filing number 19941098396;

Credit Suisse AG

The Lenders party to the Credit Agreement

October 18, 2010

14. Articles of Amendment to Articles of Incorporation filed on September 29, 1994 as filing number 19941109710;

15. Articles of Amendment to Articles of Incorporation filed on April 17, 1996 as filing number 19961052870;

16. Articles of Amendment to Articles of Incorporation filed on September 25, 1996 as filing number 19961125809;

17. Certificate of Correction filed on September 26, 1996 as filing number 19961126465;

18. Certificate of Correction filed on October 10, 1996 as filing number 19961128439;

19. Plan and Articles of Merger filed on June 30, 1998 as filing number 19981120690;

20. Statement of Change of Registered Office or Registered Agent or both filed on July 15, 1998 as filing number 19981129157;

21. Restated Articles of Incorporation With Amendments filed on September 10, 1998 as filing number 19981163904;

22. Articles of Merger filed on September 21, 1999 as filing number 19991176723;

23. Articles of Amendment to Articles of Incorporation filed on March 15, 2002 as filing number 20021065550;

24. Articles of Merger filed on January 27, 2003 as filing number 20031028746;

25. Articles of Merger filed on January 27, 2003 as filing number 20031028787;

26. Articles of Merger filed on January 27, 2003 as filing number 20031028792;

27. Articles of Merger filed on February 18, 2003 as filing number 20031052965;

28. Articles of Merger filed on March 3, 2003 as filing number 20031069800;

29. Articles of Merger filed on April 28, 2003 as filing number 20031134730;

Credit Suisse AG

The Lenders party to the Credit Agreement

October 18, 2010

30. Articles of Merger filed on May 1, 2003 as filing number 20031141034;

31. Statement of Change filed on August 5, 2004 as filing number 20041275795;

32. Statement of Merger filed September 7, 2004 as filing number 20041310727;

33. Statement of Merger filed October 7, 2004 as filing number 20041348600;

34. Articles of Amendment filed February 17, 2005 as filing number 20051073689;

35. Statement of Merger filed March 14, 2005 as filing number 20051109459;

36. Statement of Merger filed October 16, 2006 as filing number 20061422702;

37. Statement of Merger filed October 16, 2006 as filing number 20061422706;

38. Statement of Merger filed October 16, 2006 as filing number 20061422710;

39. Statement of Merger filed October 16, 2006 as filing number 20061422714;

40. Statement of Merger filed October 16, 2006 as filing number 20061422718;

41. Statement of Merger filed October 16, 2006 as filing number 20061422722;

42. Statement of Merger filed October 19, 2006 as filing number 20061428573;

43. Statement of Merger filed October 26, 2006 as filing number 20061438568;

44. Statement of Change filed July 30, 2007 as filing number 20071350500;

Credit Suisse AG

The Lenders party to the Credit Agreement

October 18, 2010

45. Statement of Conversion and Articles of Organization filed November 25, 2008 as filing number 20081615167;

B. Operating Agreement of Colorado Guarantor dated as of December 31, 2008;

C. Certificate of Good Standing of Colorado Guarantor issued by the Colorado Secretary of State on October 15, 2010; and

D. Resolutions of Colorado Guarantor adopted October 11, 2010 and Secretary’s Certificate of Colorado Guarantor with respect thereto.

In rendering the opinions expressed herein we have assumed and relied upon, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatted copies and the authenticity of the originals of such latter documents.

In rendering opinion number 1 below we have relied solely and exclusively on the Authority Documents and have assumed, without independent investigation, that all information and documents provided to us by public officials and Colorado Guarantor were correct as of the applicable dates thereof and that such information and documents remain current and correct as of the date hereof.

We have further assumed that:

(i) Each party to the Transaction has satisfied, and complied with, all legal requirements that are applicable to it to the extent necessary to make the Loan Documents enforceable against it. Agent and Lenders have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Loan Documents.

(ii) (a) The provisions of the Guarantee and Collateral Agreement are effective to create a security interest in favor of Agent in all of Colorado Guarantor’s right, title and interest in and to the collateral described therein (the “Colorado Guarantor Collateral”), (b) value has been given to Colorado Guarantor pursuant to the Loan Documents, (c) Colorado Guarantor has rights in the Colorado Guarantor Collateral and the power to transfer rights in the Colorado Guarantor Collateral to a secured party, (d) the Guarantee and Collateral Agreement has been executed and delivered by Colorado Guarantor and constitutes the valid and binding obligations of Colorado Guarantor enforceable against Colorado Guarantor in accordance with its terms, (e) the description of the Colorado Guarantor Collateral contained in the Guarantee and Collateral Agreement and in the Financing Statement sufficiently describes the Colorado Guarantor Collateral intended to be covered thereby, and (f) under the state law governing the Guarantee and Collateral Agreement, the laws of the State of Colorado govern the perfection of security interests in the Colorado Guarantor Collateral.

(iii) The Loan Documents have been executed and delivered by, constitute the valid and binding obligations of, and are enforceable against, the parties thereto, and all conditions

Credit Suisse AG

The Lenders party to the Credit Agreement

October 18, 2010

precedent to the effectiveness of the Loan Documents have been appropriately satisfied or waived.

(iv) There are no oral or written statements or agreements or course of conduct that modify, vary or amend or purport to modify, vary or amend any of the terms of the Loan Documents.

(v) The conduct of the parties to the Transaction complies with any requirement of good faith, fair dealing and conscionability.

(vi) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

The opinions set forth below are subject to the following qualifications:

(a) The opinions set forth below are limited by and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

(b) The opinions set forth below are limited by and subject to the effects of general principles of equity, whether applied by a court of law or equity, with respect to the performance and enforcement of the Loan Documents and to the effects of certain other laws and legal principles which may affect certain of the remedial and waiver provisions contained in the Loan Documents.

(c) We express no opinion as to the enforceability of any provision of the Loan Documents.

(d) Except as expressly set forth in opinion number 2 below with respect to the perfection of the security interest in certain Colorado Guarantor Collateral, we express no opinion with respect to matters of title or the creation, perfection or priority of liens and security interests with regard to any property or collateral.

(e) We express no opinion as to any actions that may be required to be taken periodically under Article 9 of the Uniform Commercial Code in effect in the State of Colorado (the “Code”) or under any other applicable law to maintain and continue the effectiveness of the Financing Statement or the validity or perfection of any security interest.

(f) We express no opinion with regard to the effect of any federal or state (i) securities and “blue sky” laws and regulations, (ii) antitrust and unfair competition laws and regulations, (iii) pension and employee benefit laws and regulations or (iv) environmental, subdivision, zoning, health, safety or land use laws and regulations.

Based upon, and subject to, the foregoing and to the following paragraphs of this letter below, we are of the opinion that:

Credit Suisse AG

The Lenders party to the Credit Agreement

October 18, 2010

1. Based solely on the Authority Documents, (a) Colorado Guarantor has been duly organized and is validly existing and in good standing under the laws of the State of Colorado and (b) Colorado Guarantor has power and authority, and has been duly authorized by all requisite limited liability company action, to execute, deliver and perform its obligations under the Guarantee and Collateral Agreement.

2. The Financing Statement is in appropriate form for filing in the Office of the Secretary of State of the State of Colorado (the “Filing Office”), and upon filing the Financing Statement in the Filing Office, the Financing Statement will be sufficient to perfect in favor of Agent a security interest in that portion of the Colorado Guarantor Collateral described in the Financing Statement in which a security interest may be perfected by filing a financing statement in the Filing Office pursuant to Article 9 of the Code.

Our opinions expressed above are limited to the laws of the State of Colorado and federal law and we do not express any opinion herein concerning any other law or any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

Except as provided in the immediately following sentences of this paragraph, this opinion is solely for the information of Agent and Lenders and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than Agent and Lenders and any subsequent holder of the Loans is entitled to rely on this opinion. Agent, Lenders and any subsequent holder of the Loans may deliver copies of this opinion to (a) independent auditors, accountants, attorneys and other professionals acting on behalf of Agent, Lenders or a subsequent holder of the Loans, (b) governmental agencies having regulatory authority over Agent, Lenders or a subsequent holder of the Loans, (c) designated persons pursuant to an order or legal process of any court or governmental agency, (d) prospective purchasers of the Loans, and (e) any statistical rating agency which provides a rating on securities backed in part by the Loans. This opinion is rendered solely for purposes of the Transaction and should not be relied on for any other purpose.

Very truly yours,

Kirschenbaum Jansen LLC

Ruth M. Schifani 505.848.1820 Fax: 505.848.1891 rschifani@modrall.com

October 18, 2010

Credit Suisse AG,

As Administrative Agent,

Collateral Agent and Issuing Bank

Eleven Madison Avenue

New York, NY 10010

The Lenders party to the Credit Agreement

described below (collectively, the “Lenders”)

Re: Guarantee of Sunbridge Healthcare Corporation (“Guarantor”) of credit facilities among SHG SERVICES, INC., a Delaware corporation to be renamed through necessary filings and notices SUN HEALTHCARE GROUP, INC. (the “Borrower”), SUN HEALTHCARE GROUP, INC. (“Old Sun”), the Lenders and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent (“Agent”) for the Lenders. Unless otherwise defined in this letter, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Ladies and Gentlemen:

We have acted as special New Mexico counsel to Guarantor in connection with the credit facilities described above (the “Transaction”) evidenced by the documents described below. This Opinion Letter (“Opinion Letter”) is provided to you at the request of Guarantor. The Law covered by the opinions expressed in this Opinion Letter is limited to the law of the State of New Mexico. For purposes of this Opinion Letter, the law (“Law”) is the statutes, the judicial and administrative decisions and the rules and regulations of the governmental agencies of New Mexico, but not including its Local Law. Local law (“Local Law”) is the ordinances, the administrative decisions, and the rules and regulations of counties, towns, and municipalities and special political subdivisions (whether created or enabled through legislative action at the federal or state level), and judicial decisions to the extent that they deal with any of the foregoing. Statutory references are to New Mexico Statutes Annotated (1978) as amended, unless otherwise indicated.

Modrall Sperling

Roehl Harris & Sisk P.A.

Bank of America Centre

500 Fourth Street NW

Suite 1000

Albuquerque,

New Mexico 87102

PO Box 2168

Albuquerque,

New Mexico 87103-2168

Tel: 505.848.1800

www.modrall.com

Documents Reviewed. For purposes of this Opinion Letter, we have examined the following documents (collectively, the “Documents”) all of which are dated October 18, 2010, unless otherwise indicated:

1. Credit Agreement (the “Credit Agreement”), among Borrower, Old Sun, the Lenders and Credit Suisse AG, as Administrative Agent and Collateral Agent for the Lenders relating to the Transaction;

2. Guarantee and Collateral Agreement (the “Guarantee”).

3. Financing Statement (“Financing Statement”) by Guarantor as debtor, naming Collateral Agent as secured party.

4. Certificate of Good Standing issued by the New Mexico Public Regulation Commission dated October 12, 2010 (the “Public Authority Document”) attached to the Certificate.

5. Secretary’s Certificate (“Certificate”) with copies of Guarantor’s Certificate of Incorporation, bylaws and resolutions (the “Constituent Documents”).

Scope of Review: Reliance. In connection with the opinions set forth below, we have limited the scope of our review to the Documents, including the Constituent Documents, and we have relied, without investigation or analysis, upon information in the Documents. Except to the extent that the information constitutes a statement, directly or in practical effect, of any legal conclusion at issue, we have relied, without investigation or analysis, upon the information contained in representations made by the parties in the Documents.

Opinions.

Based upon and subject to the foregoing and to the Assumptions and the Qualifications set forth below, we are of the opinion that:

1. Status. Based solely on the Public Authority Document, Guarantor is a corporation, validly existing, and in good standing in New Mexico.

2. Authorization. All actions or approvals by Guarantor, necessary to bind Guarantor under the Guaranty have been taken or obtained.

3. Filing. The Financing Statement is in a form sufficient to perfect a security in interest in the Article 9 Collateral (except fixtures) owned by Guarantor in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as adopted in New Mexico. The appropriate office for filing the Financing Statement is the office of the Secretary of State of New Mexico.

Assumptions. In rendering the opinions set forth above we have relied, without investigation, upon the assumptions set forth below:

1. Natural persons who are involved on behalf of Guarantor have sufficient legal capacity to enter into and perform the Transaction or to carry out their role in it.

2. All signatures are genuine.

3. Each document submitted to us for review is accurate and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

4. Each Public Authority Document is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate. and complete.

5. There has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

6. There are no agreements or understandings among the parties, written or oral, and there is no course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Documents. The Documents accurately reflect all of the intended agreements of the Guarantor.

7. All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of New Mexico are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in New Mexico, and are in a format that makes legal research reasonably feasible.

8. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision binding upon New Mexico courts has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

We have no actual knowledge that the foregoing assumptions are false. We have no actual knowledge that, under the circumstances, would make our reliance on the foregoing assumptions unreasonable.

Qualifications. Notwithstanding any provision in this Opinion Letter to the contrary, the foregoing opinions are subject to the following qualifications:

1. Exclusions. None of the foregoing opinions include any implied opinion. Moreover, unless explicitly addressed in this Opinion Letter, the foregoing opinions do not address any of the following legal issues

1.1 Compliance with fiduciary duty requirements.

1.2 Local Law.

1.3 Fraudulent transfer and fraudulent conveyance laws.

1.4 Racketeering laws and regulations.

1.5 Patent, copyright and trademark, and other intellectual property laws and regulations.

1.6 Laws, regulations and policies concerning: (i) national and local emergency; (ii) anti-terrorism and money laundering (ii) possible judicial deference to acts of sovereign states; and (iii) criminal and civil forfeiture laws.

Closing.

The opinions expressed in this Opinion Letter are limited to the matters expressly stated herein and are based on the assumptions and qualifications set forth herein and no further opinion may be inferred. The opinions expressed in this Opinion Letter are solely for your use in connection with the Transaction for the purposes contemplated by the Transaction Documents. Without our prior written consent, this Opinion Letter may not be used or relied upon by you or any other person for any other purpose whatsoever, except this opinion letter may be used: (1) in connection with review of the Transaction by a regulatory agency having supervisory authority over Lenders for the purpose of confirming the existence of this Opinion Letter, (2) in connection with the assertion of a defense as to which this Opinion Letter is relevant and necessary, or (3) in response to a court order. In addition, Agent, Lenders and any subsequent holder of the Loans may deliver copies of this opinion to (a) independent auditors, accountants, attorneys and other professionals acting on behalf of the Agent, Lenders or a subsequent holder of the Loans, (b) prospective purchasers of the Loans and (c) any statistical rating agency which provides a rating on securities backed in part by the Loans.

Very truly yours,
Modrall Sperling Roehl Harris & Sisk, P.A.

By:
Ruth M. Schifani, Director

EXHIBIT G

[FORM OF]

MINORITY HOLDER ACKNOWLEDGEMENT, CONSENT AND WAIVER

(Attached)

EXHIBIT G

FORM OF MINORITY HOLDER ACKNOWLEDGEMENT,

CONSENT AND WAIVER

AGREEMENT dated as of [•], among [•], a[n] [•] [•] (the “Minority Holder”), [SHG SERVICES, INC. (to be renamed SUN HEALTHCARE GROUP, INC.), a Delaware corporation (the “Borrower”), [Name of Subsidiary] ([collectively,] the “Acquiror”) and CREDIT SUISSE AG (together with its affiliates, “Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).15

Reference is made to (a) the Credit Agreement dated as of October 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Sun Healthcare Group Inc., a Delaware corporation, the Borrower, the various financial institutions from time to time party thereto (collectively, the “Lenders”), Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent and (b) the Guarantee and Collateral Agreement dated as of October 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Sun Healthcare Group Inc., a Delaware corporation, SHG Services Inc., a Delaware corporation to be renamed Sun Healthcare Group., the Guarantors from time to time party thereto (the “Guarantors”) and Credit Suisse AG, as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have made, and have agreed to make, Loans to the Borrower, and the Issuing Bank has issued, and has agreed to issue, Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee and Collateral Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee and Collateral Agreement, and the Grantors (as defined in the Guarantee and Collateral Agreement) have granted Liens on and security interests in certain of their assets to secure such guarantees pursuant to the Guarantee and Collateral Agreement and the other Security Documents.

[15]	Form assumes that the Restructuring has been consummated.

The Acquiror has agreed to acquire (the “Acquisition”), directly or indirectly, not less than 75% (other than directors’ qualifying shares) of the issued and outstanding Equity Interests of [•], a[n] [•] [•] (the “Company”). Immediately following the Acquisition, the Minority Holder will own Equity Interests (the “Minority Equity Interests”) representing [•]% (other than directors’ qualifying shares) of the issued and outstanding Equity Interests of the Company.

Accordingly, the Minority Holder agrees, for the benefit of the Collateral Agent, the Secured Parties and the Borrower, as follows:

SECTION 1. Acknowledgment. The Minority Holder acknowledges that the Company and some or all of its direct and indirect subsidiaries may become a party to, and be bound to perform under, the Guarantee and Collateral Agreement as Guarantors and as Grantors and any other Security Document required to be executed and delivered by the Company and such subsidiaries pursuant to the foregoing or pursuant to the provisions of Section 5.12 of the Credit Agreement.

SECTION 2. Consent and Agreement. The Minority Holder consents to the foregoing and agrees that [it/he/she] will not take any action that would have the effect of restraining or interfering in any material respect with the assertion by the Collateral Agent or any other Secured Party of any claims, or the exercise by the Collateral Agent or any other Secured Party of any rights that any of them may at any time have, against the Company, any of its direct or indirect subsidiaries or any of their respective assets, pursuant to or in connection with the Guarantee and Collateral Agreement, any other Security Document or any other Loan Document (other than any action that could be taken thereunder by the holder of the majority of the Equity Interests of the Company or by the holders of such Equity Interests generally).

SECTION 3. Transfer, etc. The Minority Holder further agrees that it will not sell, transfer, pledge or encumber the Minority Equity Interests owned by it except [(a) as permitted by the [shareholders’ agreement] and (b)] to a person that shall have delivered to the Collateral Agent an agreement substantially in the form hereof with respect to such Minority Equity Interests.

SECTION 4. Waiver. The Minority Holder acknowledges that the Company will receive substantial benefit from the credit facilities provided under the Credit Agreement and, to the extent it may lawfully do so, waives any and all claims, at law or in equity, that it may have against the Borrower, the Company, their respective Affiliates and their respective officers, directors and controlling persons arising from or as a result of the transactions contemplated by the Loan Documents to which the Company and its subsidiaries may become a party.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or the Borrower to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or the Borrower preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. Neither the Collateral Agent nor the Borrower shall be deemed to have waived any rights hereunder unless such waiver shall he in writing and signed by such parties.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Minority Holder, the Borrower and the Collateral Agent.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Acquiror, to it at to it at [18831 Von Karman, Suite 400, Irvine, CA 92612, Attention of Treasury Department (Fax No. (949) 255-7055); with a copy to Law Department (Fax No. (949) 255-7057)];

(b) if to the Collateral Agent, to Credit Suisse AG, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and

(c)	if to the Minority Holder, to it at [•], Attention of [•] (Fax No. [•]).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7. Any party may change its address for notices by giving notice of such change to each party in accordance with this Section 7.

SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Minority Holder shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and the Borrower and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by any Issuing Bank, and shall continue in full force and effect.

(b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provision contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

[MINORITY HOLDER]

By:

Name:
Title:

[SUN HEALTHCARE GROUP, INC.]

By:

Name:
Title:

[NAME OF SUBSIDIARY]

By:

Name:
Title:

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent ]

By:

Name:
Title:

By:

Name:
Title:

Schedule 1.01(a)

New Sun Subsidiary Guarantors

CareerStaff Unlimited, Inc.
ProCare One Nurses, LLC
SunAlliance Healthcare Services, Inc.
SunDance Rehabilitation Agency, Inc.
SunDance Rehabilitation Corporation
Harborside Rehabilitation Limited Partnership

Schedule 1.01(b)

Additional New Sun Subsidiary Guarantors

Americare Health Services Corp.
Allegiance Hospice Group, Inc.
Allegiance Hospice Care of Connecticut, LLC
Allegiance Hospice Care of Massachusetts, Inc.
Allegiance Hospice Care of New Hampshire, LLC
Allegiance Hospice Care of Southeastern Massachusetts, LLC
Atlantic Medical Supply Company, Inc.
CareerStaff Services Corporation
Great Falls Health Care Company, L.L.C.
Masthead Corporation
Peak Medical Ancillary Services, Inc.
Peak Medical Assisted Living, LLC
Peak Medical Colorado No. 2, Inc.
Peak Medical Colorado No. 3, Inc.
Peak Medical Corporation
Peak Medical Farmington, Inc.
Peak Medical Gallup, Inc.
Peak Medical Idaho Operations, Inc.
Peak Medical Las Cruces No. 2, Inc.
Peak Medical Las Cruces, Inc.
Peak Medical Montana Operations, Inc.
Peak Medical New Mexico No. 3, Inc.
Peak Medical NM Management Services, Inc.
Peak Medical of Boise, Inc.
Peak Medical of Colorado, Inc.
Peak Medical of Idaho, Inc.
Peak Medical of Utah, Inc.
Peak Medical Oklahoma No. 1, Inc.
Peak Medical Oklahoma No. 3, Inc.
Peak Medical Oklahoma No. 4, Inc.
Peak Medical Oklahoma No. 5, Inc.
Peak Medical Oklahoma No. 7, Inc.
Peak Medical Oklahoma No. 8, Inc.
Peak Medical Oklahoma No. 9, Inc.
Peak Medical Oklahoma No. 10, LLC
Peak Medical Oklahoma No. 11, Inc.
Peak Medical Oklahoma No. 12, Inc.
Peak Medical Oklahoma No. 13, Inc.
Peak Medical Peachtree, Inc.
Peak Medical Roswell, Inc.
Peak Medical Utah No. 2, Inc.
PM Henryetta Holdings, Inc.

PM Oxygen Services, Inc.
Regency Health Services, Inc.
SolAmor Hospice Corporation
SunBridge Beckley Health Care Corp.
SunBridge Braswell Enterprises, Inc.
SunBridge Brittany Rehabilitation Center, Inc.
SunBridge Care Enterprises, Inc.
SunBridge Care Enterprises West, Inc.
SunBridge Carmichael Rehabilitation Center
SunBridge Charlton Healthcare, LLC
SunBridge Circleville Health Care Corp.
SunBridge Clipper Home of North Conway, Inc.
SunBridge Clipper Home of Portsmouth, Inc.
SunBridge Clipper Home of Rochester, Inc.
SunBridge Clipper Home of Wolfeboro, Inc.
SunBridge Dunbar Health Care Corp.
SunBridge Gardendale Health Care Center, LLC
SunBridge Glenville Health Care, Inc.
SunBridge Goodwin Nursing Home, Inc.
SunBridge Hallmark Health Services, Inc.
SunBridge Harbor View Rehabilitation Center
SunBridge Healthcare Corporation
SunBridge Jeff Davis Healthcare, LLC
SunBridge of Harriman, LLC
SunBridge Marion Health Care Corp.
SunBridge Meadowbrook Rehabilitation Center
SunBridge Nursing Home, Inc.
SunBridge Paradise Rehabilitation Center, Inc.
SunBridge Putnam Health Care Corp.
SunBridge Regency Rehab Hospitals, Inc.
SunBridge Regency-North Carolina, Inc.
SunBridge Regency-Tennessee, Inc.
SunBridge Retirement Care Associates, LLC
SunBridge Salem Health Care Corp.
SunBridge San Bernardino Rehabilitation Hospital, Inc.
SunBridge Shandin Hills Rehabilitation Center
SunBridge Statesboro Healthcare Center, Inc.
SunBridge Stockton Rehabilitation Center, Inc.
SunBridge Summers Landing, Inc.
SunBridge West Tennessee, Inc.
SunDance Services Corporation
SunHealth Specialty Services, Inc.
SunMark of New Mexico, Inc.
The Mediplex Group, Inc.
1240 Pinebrook Road, LLC

1501 SE 24th Road, LLC
1775 Huntington Lane, LLC
1980 Sunset Point Road, LLC
2600 Highlands Boulevard, North, LLC
2900 Twelfth Street North, LLC
3865 Tampa Road, LLC
4602 Northgate Court, LLC
4927 Voorhees Road, LLC
Belmont Nursing Center Corp.
Bradford Square Nursing, LLC
Countryside Care Center Corp.
Crestview Nursing, LLC
Falmouth Healthcare, LLC
Florida Administrative Services, LLC
Florida Holdings I, LLC
Florida Holdings II, LLC
Florida Holdings III, LLC
Grant Manor LLC
Harborside Administrative Services, LLC
Harborside Connecticut Limited Partnership
Harborside Danbury Limited Partnership
Harborside Health I LLC
Harborside Healthcare Limited Partnership
Harborside Healthcare Advisors Limited Partnership
Harborside Healthcare Baltimore Limited Partnership
Harborside Healthcare Corporation
Harborside Holdings I, LLC
Harborside Massachusetts Limited Partnership
Harborside North Toledo Limited Partnership
Harborside of Cleveland Limited Partnership
Harborside of Dayton Limited Partnership
Harborside of Ohio Limited Partnership
Harborside Rhode Island Limited Partnership
Harborside Swanton, LLC
Harborside Sylvania, LLC
Harborside Toledo Business LLC
Harborside Toledo Limited Partnership
Harborside Troy, LLC
Harborside Point Place, LLC
Hbr Danbury, LLC
Hbr Kentucky, LLC
Hbr Stamford, LLC
Hbr Trumbull, LLC
HHCI Limited Partnership
Huntington Place Limited Partnership

KHI LLC
Klondike Manor LLC
Leisure Years Nursing, LLC
LTC Leasing, LLC
Marietta Healthcare, LLC
Maryland Harborside Corp.
Mashpee Healthcare, LLC
Massachusetts Holdings II, Limited Partnership
Massachusetts Holdings I, LLC
Ohio Holdings I, LLC
Owenton Manor Nursing, LLC
Pine Tree Villa LLC
Regency Nursing, LLC
Riverside Retirement Limited Partnership
Wakefield Healthcare, LLC
Westfield Healthcare, LLC
Woodspoint LLC
Harborside New Hampshire Limited Partnership
HBR Bardwell LLC
HBR Barkely Drive, LLC
HBR Bowling Green LLC
HBR Brownsville, LLC
HBR Campbell Lane, LLC
HBR Elizabethtown, LLC
HBR Lewisport, LLC
HBR Madisonville, LLC
HBR Owensboro, LLC
HBR Paducah, LLC
HBR Woodburn, LLC
Vital Care Services, LLC

Schedule 1.01(c)

Other Sun Guarantors

Oakhurst Manor Nursing Center LLC
Sunset Point Nursing Center LLC
Connecticut Holdings I LLC
Orchard Ridge Nursing Center LLC
HHC 1998-I Trust
Northwest Holdings I, LLC
395 Harding Street, LLC
1104 Wesley Avenue, LLC
Kentucky Holdings I, LLC
Bay Tree Nursing Center, LLC
West Bay Nursing Center LLC
New Hampshire Holdings, LLC
Peak Medical of Montana, Inc.

Schedule 1.01(d)

Existing Letters of Credit

Credit Suisse Letters of Credit at 9/30/10
Date Issued	Date Expires	Beneficiary	Amount Outstanding	LOC #

04/26/07	04/26/11	AIG	$41,453,861.00	TS-07003969
05/16/07	05/16/11	C.N.A.	3,909,600.00	TS-07003998
07/09/08	07/09/11	Elaine Manor	930,516.84	TS-07004697
04/26/07	04/26/11	Health Care Property Investors	1,237,823.06	TS-07003968
06/22/07	06/22/11	Health Care REIT, Inc.	5,067,613.60	TS-07004040
07/26/07	07/26/11	Health Care REIT, Inc.	433,686.85	TS-07004107
06/15/07	06/15/11	Liberty Mutual Insurance Company	7,955,000.00	TS-07004030
02/20/08	02/20/11	Liberty Mutual Insurance Company	1,507,656.00	TS-07004472
04/19/07	04/19/11	Lumbermen’s Underwriting Alliance	750,000.00	TS-07003939
08/21/07	08/21/11	National Union Fire Insurance Co. of Pittsburgh, PA	500,000.00	TS-07004147
07/02/07	07/02/11	OHIMA HBSD	837,500.00	TS-07004056
08/21/07	08/21/11	Ohio Bureau of Workers’ Compensation	1,484,000.00	TS-07004146
11/08/07	11/08/11	Omega Healthcare Investors, Inc.	362,500.00	TS-07004274
08/15/07	08/15/11	Safety National	400,000.00	TS-07004142
08/02/07	08/02/11	Travelers Casualty and Surety	1,780,540.00	TS-07004115
06/15/07	06/15/11	Traveler’s Indemnity	550,000.00	TS-07004022
06/27/07	06/28/11	Ventas Realty, Limited Partnership	538,377.30	TS-07004042

		Total Letters of Credit	$69,698,674.65

Schedule 1.01(e)

Facilities

Operator		Facility Name	Address

1.	1240 Pinebrook Road, LLC	Pinebrook	1240 Pinebrook Road, Venice, FL, 34285
2.	1501 S.E. 24th Road, LLC	Oakhurst	1501 SE 24th Road, Ocala, FL, 64471
3.	1980 Sunset Point Road, LLC	Sunset Point	1980 Sunset Point Road, Clearwater, FL, 33765
4.	2600 Highlands Boulevard, North, LLC	Bay Tree	2600 Highlands Blvd, North, Palm Harbor, FL , 34684
5.	2900 Twelfth Street North, LLC	Lakeside Pavilion	2900 Twelfth Street North, Naples, FL, 34103
6.	3865 Tampa Road, LLC	West Bay	3865 Tampa Road, Oldsmar, FL, 34677
7.	4602 Northgate Court, LLC	Springwood	4602 Northgate Court, Sarasota, FL, 34234
8.	4927 Voorhees Road, LLC	Orchard Ridge	4927 Voorhees Road, New Port Richey, FL, 34653
9.	Belmont Nursing Center Corp.	Perrysburg	28546 Starbright Boulevard, Perrysburg, OH, 43551
10.	Bowie Center Limited Partnership	Larkin Chase	15005 Health Center Drive, Bowie, MD, 20716
11.	Bradford Square Nursing, LLC	Bradford Square	1040 US 127, South Frankfort, KY, 40601
12.	Crestview Nursing, LLC	Crestview	1871 Midland Trail, Shelbyville, KY, 40065
13.	Falmouth Healthcare, LLC	Falmouth	359 Jones Road, Falmouth, MA, 02540
14.	Grant Manor, LLC	Grant Manor	201 Kimberly Lane, Williamstown, KY, 41097
15.	Great Falls Health Care Company, L.L.C.	The Lodge	1801 9th St. South, Great Falls, MT, 59405
16.	Harborside Connecticut Limited Partnership	Arden House	850 Mix Avenue, Hamden, CT, 06514
17.	Harborside Connecticut Limited Partnership	Governor’s House	36 Firetown Road, Simsbury, CT, 06070
18.	Harborside Connecticut Limited Partnership	Madison House	34 Wildwood Avenue, Madison, CT, 06443
19.	Harborside Connecticut Limited Partnership	The Reservoir	One Emily Way, West Hartford, CT, 06107
20.	Harborside Connecticut Limited Partnership	Willows	225 Amity Road, Woodbridge, CT, 06525
21.	Harborside Danbury Limited Partnership	Glen Hill	1 Glen Hill Road, Danbury, CT, 06811
22.	Harborside Danbury Limited Partnership	Glen Crest	3 Glen Hill Road, Danbury, CT, 06811
23.	Harborside Healthcare Baltimore Limited Partnership	Harford Gardens	4700 Harford Road, Baltimore, MD, 21214
24.	Harborside Massachusetts Limited Partnership	Twin Oaks	63 Locust Street, Danvers, MA, 01923
25.	Harborside Massachusetts Limited Partnership	Saugus	266 Lincoln Street, Saugus, MA, 01906
26.	Harborside Massachusetts Limited Partnership	Maplewood	6 Morrill Place, Amesbury, MA, 01913
27.	Harborside Massachusetts Limited Partnership	Cedar Glen	44 Summer Street, Danvers, MA , 01923
28.	Harborside New Hampshire Limited Partnership	Applewood	8 Snow Road, Winchester, NH, 03470
29.	Harborside New Hampshire Limited Partnership	Westwood	298 Main Street, Keene, NH, 03431

30.	Harborside New Hampshire Limited Partnership	Crestwood	40 Crosby Street, Milford, NH, 03055
31.	Harborside New Hampshire Limited Partnership	The Elms	71 Elm Street, Milford, NH, 03055
32.	Harborside New Hampshire Limited Partnership	Bedford Hills	30 Colby Court, Bedford, NH, 03110
33.	Harborside New Hampshire Limited Partnership	Pheasant Wood	50 Pheasant Road, Petersborough, NH, 03458
34.	Harborside of Cleveland Limited Partnership	Park East	3800 Park East, Beachwood, OH, 44122
35.	Harborside of Cleveland Limited Partnership	The Heights	2801 E. Royalton Road, Broadview Heights, OH, 44147
36.	Harborside of Cleveland Limited Partnership	West Bay	27601 Westchester Parkway, Westlake, OH, 44145
37.	Harborside of Dayton Limited Partnership	New Lebanon	101 Mills Place, New Lebanon, OH, 45345
38.	Harborside of Dayton Limited Partnership	Forest View	323 Forest Avenue, Dayton, OH, 45405
39.	Harborside of Ohio Limited Partnership	Bryan	1104 Wesley Avenue, Bryan, OH, 43506
40.	Harborside of Ohio Limited Partnership	Twin Rivers	395 Harding Avenue, Defiance, OH, 43512
41.	Harborside Point Place LLC	Point Place	6101 North Summit, Toledo, OH, 43611
42.	Harborside Rhode Island Limited Partnership	Pawtuxet Village	270 Post Road, Warwick, RI, 02888
43.	Harborside Rhode Island Limited Partnership	Greenwood	1139 Main Avenue, Warwick, RI, 02886
44.	Harborside Swanton, LLC	Swanton Valley	401 West Airport Highway, Swanton, OH, 43558
45.	Harborside Sylvania LLC	Sylvania	5757 Whiteford Road, Sylvania, OH, 43560
46.	Harborside Troy, LLC	Troy	512 Crescent Drive, Troy, OH, 45373
47.	HBR Bardwell, LLC	Countryside	47 Margo Avenue, Bardwell, KY, 42023
48.	HBR Barkely Drive, LLC	The Legacy	4747 Alben Barkley Drive, Paducah, KY, 42001
49.	HBR Bowling Green, LLC	Colonial Manor	2365 Nashville Road, Bowling Green, KY, 42101
50.	HBR Brownsville, LLC	Edmonson	813 South main Street, Brownsville, KY, 42210
51.	HBR Campbell Lane, LLC	Magnolia Village	1381 Campbell Lane, Bowling Green, KY, 42104
52.	HBR Danbury LLC	Pope John Paul II	33 Lincoln Avenue, Danbury, CT, 06810
53.	HBR Elizabethtown, LLC	Kensington Manor	225 St. John Road, Elizabethtown, KY, 42701
54.	HBR Lewisport, LLC	Heartland Villa	8005 US Highway 60 West, Lewisport, KY, 42351
55.	HBR Madisonville, LLC	Hillside Villa	1500 Pride Avenue, Madisonville, KY, 42341
56.	HBR Owensboro, LLC	Heritage Place	3362 Buckland Square, Owensboro, KY, 42301
57.	HBR Paducah, LLC	Paducah	501 North 3rd Street, Paducah, KY, 42001
58.	HBR Stamford	St. Camillus	494 Elm Street, Stamford, CT, 06902
59.	HBR Trumbull	St. Joseph’s Manor	6488 Main Street, Trumbull, CT, 06611
60.	HBR Woodburn, LLC	Hopkins	460 South College Street, Woodburn, KY, 42170
61.	HHCI Limited Partnership	New Haven	1201 Daly Drive, New Haven, IN, 46774
62.	HHCI Limited Partnership	Green Knoll	875 Route 202/206, North Bridgewater, NJ, 08807
63.	Huntington Place Limited Partnership	Huntington Place	1775 Huntington Lane, Rockledge, FL, 32955
64.	Klondike Manor, LLC	Klondike	3802 Klondike Lane, Louisville, KY, 40218

65.	Leisure Years Nursing,LLC	Owensboro Place	1205 Leitchfield Road, Owensboro, KY, 42303
66.	Marietta Healthcare, LLC	Marietta	117 Bartlett Street, Marietta, OH, 45750
67.	MasHPee Healthcare, LLC	MasHPee	161 Falmouth Road, MasHPee, MA, 02649
68.	Owenton Manor Nursing, LLC	Owenton Manor	905 US Hwy 127 North, Owenton, KY, 40359
69.	Peak Medical Assisted Living, Inc.	Village at Northrise	2880 N. Roadrunner Pkwy, Las Cruces, NM, 88011
70.	Peak Medical Colorado No. 2, Inc.	Mesa Manor	2901 N. 12th St., Grand Junction, CO, 81506
71.	Peak Medical Colorado No. 2, Inc.	Cheyenne Mountain	835 Tenderfoot Hill Rd., Colorado Springs, CO, 80906
72.	Peak Medical Colorado No. 2, Inc.	Pikes Peak	2719 N. Union Blvd., Colorado Springs, CO, 80909
73.	Peak Medical Colorado No. 2, Inc.	Cheyenne Place	945 Tenderfoot Hill Rd., Colorado Springs, CO, 80906
74.	Peak Medical Colorado No. 2, Inc.	Pueblo Care	2611 Jones Ave., Pueblo, CO, 81004
75.	Peak Medical Colorado No. 3, Inc.	Bear Creek	150 Spring St., Morrison, CO, 80465
76.	Peak Medical Colorado No. 3, Inc.	Golden Peaks	1005 East Elizabeth, Fort Collins, CO, 80524
77.	Peak Medical Farmington, Inc.	San Juan	806 W. Maple, Farmington, NM, 87401
78.	Peak Medical Gallup, Inc.	McKinley	224 Nizhoni Blvd., Gallup, NM, 87301
79.	Peak Medical Idaho Operations, Inc.	Rexburg	660 South 2nd St. W., Rexburg, ID, 83440
80.	Peak Medical Las Cruces No. 2, Inc.	Casa de Oro	1005 Lujan Hill Road, Las Cruces, NM, 88007
81.	Peak Medical Las Cruces, Inc.	Casa del Sol	2905 East Missouri, Las Cruces, NM, 88011
82.	Peak Medical Montana Operations, Inc.	Missouri River	1130 Seventeenth Ave S., Great Falls, MT, 59405
83.	Peak Medical Montana Operations, Inc.	Butte Care	2400 Continental Drive, Butte, MT, 59701
84.	Peak Medical Montana Operations, Inc.	Deer Lodge	1100 Texas Ave., Deer Lodge, MT, 59722
85.	Peak Medical Montana Operations, Inc.	Whitefish	1305 E. Seventh Street, Whitefish, MT, 59937
86.	Peak Medical Montana Operations, Inc.	Valley View	207 East Holly, Saratoga, WY, 82331
87.	Peak Medical New Mexico No. 3, Inc.	Ladera	5901 Ouray Road NW, Albuquerque, NM, 87120
88.	Peak Medical New Mexico No. 3, Inc.	Las Palomas	8100 Palomas NE, Albuquerque, NM, 87109
89.	Peak Medical New Mexico No. 3, Inc.	Rio Rancho	4210 Sabana Grande SE, Rio Rancho, NM, 87124
90.	Peak Medical of Boise, Inc.	Capitol Care	8211 Ustick, Boise, ID, 83704
91.	Peak Medical of Boise, Inc.	Bennett Hills	1220 Montana Street, Gooding, ID, 83330
92.	Peak Medical of Colorado, Inc.	Elms Haven	12080 Bellaire Way, Thornton, CO, 80241
93.	Peak Medical of Colorado, Inc.	Sable	656 Dillon Way, Aurora, CO, 80011
94.	Peak Medical of Idaho, Inc.	Idaho Falls	3111 Channing Way, Idaho Falls, ID, 83404
95.	Peak Medical of Idaho, Inc.	Twin Falls	674 Eastland Drive, Twin Falls, ID, 83301
96.	Peak Medical of Utah, Inc.	Washington Terrace	400 East 5350 South, Ogden, UT, 84405
97.	Peak Medical Oklahoma No. 1, Inc.	Buena Vista	1400 Buena Vista, Midwest City, OK, 73110
98.	Peak Medical Oklahoma No. 10, Inc.	Seminole Estates	1200 Hwy 9 East, Seminole, OK, 74868
99.	Peak Medical Oklahoma No. 11, Inc.	Wewoka	1400 W. 1st St., Wewoka, OK, 74884

100.	Peak Medical Oklahoma No. 12, Inc.	Lake Drive	600 Lake Road, Henryetta, OK, 74437
101.	Peak Medical Oklahoma No. 13, Inc.	Colonial Park	600 West Frontage Rd, Okemah, OK, 74859
102.	Peak Medical Oklahoma No. 3, Inc.	Forest Hills	4300 West Houston, Broken Arrow, OK, 74012
103.	Peak Medical Oklahoma No. 3, Inc.	Forest Hills	4304 West Houston, Broken Arrow, OK, 74012
104.	Peak Medical Oklahoma No. 4, Inc.	South Park	5725 South Ross, Oklahoma City, OK, 73119
105.	Peak Medical Oklahoma No. 5, Inc.	Woodland View	7707 S. Memorial Dr., Tulsa, OK, 74133
106.	Peak Medical Roswell, Inc.	Mission Arch	3200 Mission Arch Drive, Roswell, NM, 88201
107.	Pine Tree Villa, LLC	Regis Woods	4604 Lowe Road, Louisville, KY, 40220
108.	Regency Nursing, LLC	Regency	1550 Raydale Drive, Louisville, KY, 40219
109.	Riverside Retirement Limited Partnership	Decatur Township	4851 Tincher Road, Indianapolis, IN, 46221
110.	SunBridge Beckley Health Care Corp.	Pine Lodge	405 Stanford Rd, Beckley, WV, 25801
111.	SunBridge Braswell Enterprises, Inc.	Laurel Park	1425 Laurel Ave, Pomona, CA, 91768
112.	SunBridge Braswell Enterprises, Inc.	Olive Vista	2335 S. Towne Avenue , Pomona, CA, 91766
113.	SunBridge Braswell Enterprises, Inc.	Sierra Vista	3455 East Highland Ave, Highland, CA, 92346
114.	SunBridge Brittany Rehabilitation Center, Inc.	American River	3900 Garfield Ave, Carmichael, CA, 95608
115.	SunBridge Care Enterprises West, Inc.	Kingsburg	1101 Stroud Ave, Kingsburg, CA, 93631
116.	SunBridge Care Enterprises, Inc.	Homestead	1900 E. Main St., Lancaster, OH, 43130
117.	SunBridge Care Enterprises, Inc.	Parkersburg	1716 Gihon Road, Parkersburg, WV, 26101
118.	SunBridge Carmichael Rehabilitation Center, Inc.	Carmichael	8336 Fair Oaks Blvd, Carmichael, CA, 95608
119.	SunBridge Charlton Healthcare, Inc.	Folkston Park	401 N. Okefenoke Drive, Folkston, GA, 31537
120.	SunBridge Circleville Health Care Corp.	Circleville	1155 Atwater Ave, Circleville, OH, 43113
121.	SunBridge Clipper Home of North Conway, Inc.	Mineral Springs	1251 White Mountain Hwy, North Conway, NH, 03860
122.	SunBridge Clipper Home of Portsmouth, Inc.	Clipper Harbor	188 Jones Ave, Portsmouth, NH, 03801
123.	SunBridge Clipper Home of Rochester, Inc.	Colonial Hill	62 Rochester Hill Road, Rochester, NH, 03867
124.	SunBridge Clipper Home of Wolfeboro, Inc.	Wolfeboro Bay	39 Clipper Dr., Wolfeboro, NH, 03820
125.	SunBridge Dunbar Health Care Corp.	Dunbar	501 Caldwell Lane, Dunbar, WV, 25064
126.	SunBridge Gardendale Health Care Center, Inc.	Magnolia Ridge	420 Dean Lane, Gardendale, AL, 35071
127.	SunBridge Gardendale Health Care Center, Inc.	Summers Landing	424 Dean Lane, Gardendale, AL, 35071
128.	SunBridge Glenville Health Care Inc.	Glenville	46 Fairground Rd, Glenville, WV, 26351
129.	SunBridge Goodwin Nursing Home, Inc.	Exeter	8 Hampton Rd, Exeter, NH, 03833
130.	SunBridge Hallmark Health Services, Inc.	Playa Del Rey	7716 Manchester Av, Playa Del Rey, CA, 90293
131.	SunBridge Hallmark Health Services, Inc.	Park West	2210 E. First St., Santa Ana, CA, 92705
132.	SunBridge Harbor View Rehabilitation Center	Harbor View	490 W. 14th Str, Long Beach, CA, 90813
133.	SunBridge Healthcare Corporation	Merry Wood Lodge	Mt. Hebron Rd., Box 7, Elmore, AL, 36025
134.	SunBridge Healthcare Corporation	Keller Landing	813 Keller Lane, Tuscumbia, AL, 35674

135.	SunBridge Healthcare Corporation	Cypress Cove	200 Alabama Ave., Muscle Shoals, AL, 35661
136.	SunBridge Healthcare Corporation	Cottage of the Shoals	500 John Aldridge Dr., Tuscumbia, AL, 35674
137.	SunBridge Healthcare Corporation	River City	1350 14th Avenue SE, Decatur, AL, 35601
138.	SunBridge Healthcare Corporation	Estrella	350 East LaCanada, Avondale, AZ, 85323
139.	SunBridge Healthcare Corporation	Washington	14766 Washington Ave, San Leandro, CA, 94578
140.	SunBridge Healthcare Corporation	Willows	320 N. Crawford Str, Willows, CA, 95988
141.	SunBridge Healthcare Corporation	Boise	8050 Northview, Boise, ID, 83704
142.	SunBridge Healthcare Corporation	Meridian	1351 W. Pine Ave, Meridian, ID, 83642
143.	SunBridge Healthcare Corporation	Emmett Holly Hills	501 W. Idaho Blvd., Emmett, ID, 83617
144.	SunBridge Healthcare Corporation	Sunny Ridge	2609 Sunnybrook Drive, Nampa, ID, 83686
145.	SunBridge Healthcare Corporation	River Ridge	640 Filer Avenue West, Twin Falls, ID, 83301
146.	SunBridge Healthcare Corporation	Payette	1019 3rd Avenue S., Payette, ID, 83661
147.	SunBridge Healthcare Corporation	Colonial Heights	555 South Union St., Lawrence, MA, 01843
148.	SunBridge Healthcare Corporation	Glenwood	557 Varnum Ave., Lowell, MA, 01854
149.	SunBridge Healthcare Corporation	Meadow View	134 North St., North Reading, MA, 01864
150.	SunBridge Healthcare Corporation	Wood Mill	800 Essex St., Lawrence, MA, 01841
151.	SunBridge Healthcare Corporation	Rosewood	547 Highland Ave., Fall River, MA, 02720
152.	SunBridge Healthcare Corporation	Hammond House	18 Hammond St., Worcester, MA, 01610
153.	SunBridge Healthcare Corporation	Sandalwood	3 Pine St., Oxford, MA, 01540
154.	SunBridge Healthcare Corporation	Spring Valley	81 Chatham St., Worcester, MA, 01609
155.	SunBridge Healthcare Corporation	Milford	10 Veterans Memorial Dr., Milford, MA, 01757
156.	SunBridge Healthcare Corporation	Hadley at Elaine	20 N. Maple St., Hadley, MA, 01035
157.	SunBridge Healthcare Corporation	Elkton	One Price Drive, Elkton, MD, 21921
158.	SunBridge Healthcare Corporation	Langdon Exeter	17 Hampton Road, Exeter, NH, 03833
159.	SunBridge Healthcare Corporation	Langdon of Dover	60 Middle Road, Dover, NH, 03820
160.	SunBridge Healthcare Corporation	Nashua	319 East Dunstable Road, Nashua, NH, 03062
161.	SunBridge Healthcare Corporation	Langdon of Keene	136A Arch St., Keene, NH, 03431
162.	SunBridge Healthcare Corporation	New Lexington	920 South Main Street, New Lexington, OH, 43764
163.	SunBridge Healthcare Corporation	Monroe House	1405 Monroe St., Moses Lake, WA, 98837
164.	SunBridge Healthcare Corporation	Columbia Crest	1100 E. Nelson Rd., Moses Lake, WA, 98837
165.	SunBridge Healthcare Corporation	Lake Ridge Solana	817 East Plum, Lake Ridge, WA, 98837
166.	SunBridge Healthcare Corporation	Ballard Care	820 NW 95th St., Seattle, WA, 98117
167.	SunBridge Jeff Davis Healthcare, Inc.	Hazelhurst	180 Burketts Ferry Rd., Hazelhurst, GA, 31539
168.	SunBridge Marion Health Care Corp.	Partners of Marion	524 James Way, Marion, OH, 43302
169.	SunBridge Meadowbrook Rehabilitation Center	Meadowbrook	3951 East Blvd., Los Angeles, CA, 90066

Manor
170.	SunBridge Mountain Care Management, Inc.	New Martinsville	225 Russell Avenue, New Martinsville, WV, 26155
171.	SunBridge Mplewd Hlth Care Center of Jacksn, TN, Inc.	Renaissance Terrace	257 Patton Lane, Harriman, TN, 37748
172.	SunBridge Nursing Home, Inc.	Everett	1919 112th St., SW, Everett, WA, 98204
173.	SunBridge Paradise Rehabilitation Center, Inc.	Pineview	8777 Skyway St., Paradise, CA, 95969
174.	SunBridge Putnam Health Care Corp.	Putnam	300 Seville Rd, Hurricane, WV, 25526
175.	SunBridge Regency - North Carolina, Inc.	Woodland Hill	400 Vision Dr, Asheboro, NC, 27203
176.	SunBridge Regency - North Carolina, Inc.	Siler City	900 West Dolphin St, Siler City, NC, 27344
177.	SunBridge Regency - North Carolina, Inc.	Triad Care	707 North Elm St, High Point, NC, 27262
178.	SunBridge Regency - North Carolina, Inc.	Abbotts Creek	877 Hill Everhart Rd, Lexington, NC, 27295
179.	SunBridge Regency - North Carolina, Inc.	Allegheny	179 Combs St., Sparta, NC, 28675
180.	SunBridge Regency - North Carolina, Inc.	Mount Olive	228 Smith Chapel Rd, Mount Olive, NC, 28365
181.	SunBridge Regency - Tennessee, Inc.	Cumberland Village	136 Davis Lane, La Follette, TN, 37766
182.	SunBridge Regency - Tennessee, Inc.	Willow Ridge	215 Richardson Way, Maynardville, TN, 37807
183.	SunBridge Retirement Care Associates, Inc.	Etowah Landing	809 South Broad Street, Rome, GA, 30161
184.	SunBridge Retirement Care Associates, Inc.	Fountain City	5131 Warm Springs Rd, Columbus, GA, 31909
185.	SunBridge Retirement Care Associates, Inc.	Renaissance	415 Airport Road, Griffin, GA, 30223
186.	SunBridge Retirement Care Associates, Inc.	Fox Glove Court	2850 Springdale Rd SW, Atlanta, GA, 30315
187.	SunBridge Retirement Care Associates, Inc.	Riverdale Place	315 Upper Riverdale Rd, Riverdale, GA, 30274
188.	SunBridge Retirement Care Associates, Inc.	Cartersville Heights	78 Opal St., Cartersville, GA, 30120
189.	SunBridge Retirement Care Associates, Inc.	Pembroke	310 East Wardell Dr, Pembroke, NC, 28372
190.	SunBridge Retirement Care Associates, Inc.	Poplar Heights	804 S. Poplar St., Elizabethtown, NC, 28337
191.	SunBridge Retirement Care Associates, Inc.	Ardmore on Main	25385 Main St., Ardmore, TN, 38449
192.	SunBridge Retirement Care Associates, Inc.	Fayetteville	4081 Thorton-Taylor Pkwy, Fayetteville, TN, 37334
193.	SunBridge Retirement Care Associates, Inc.	Willows	32 Memorial Drive, Winchester, TN, 37398
194.	SunBridge Salem Health Care Corp.	Salem	146 Water St., Salem, WV, 26426
195.	SunBridge Shandin Hills Rehabilition Center	Shandin Hills Behav	4164 North 4th Ave, San Bernardino, CA, 92407
196.	SunBridge Stockton Rehabilitation Center, Inc.	Creekside	9107 N. Davis Rd, Stockton, CA, 95209
197.	SunBridge Summers Landing, Inc.	Summers Landing	419 Airport Road, Griffin, GA, 30223
198.	SunBridge West Tennessee, Inc.	Trenton Place	2036 Highway 45 Bypass, Trenton, TN, 38382
199.	SunBridge West Tennessee, Inc.	Summers Landing	2036 Highway 45 Bypass, Trenton, TN, 38382
200.	Wakefield Healthcare, LLC	Wakefield	1 Bathol Street, Wakefield, MA, 01880
201.	Westfield Healthcare, LLC	Westfield	60 East Silver Street, Westfield, MA, 01085
202.	Woodspoint, LLC	Bridge Point	7300 Woodspoint Drive, Florence, KY, 41045

Schedule 1.01(f)

Restructuring Schedule

The following steps are intended to be taken to restructure the ownership of the real property and related tangible personal property for approximately 86 healthcare centers and consummate the transactions contemplated in the Distribution Agreement, provided however, if any unforeseen tax or regulatory issues arise, alternative steps may be taken as appropriate following notification to the Administrative Agent at such time (terms utilized in this Restructuring Schedule have the meanings provided in the Credit Agreement):

1.	Isolate the centers in real property holding companies, as necessary, through various methods, including contributions and dividends of the ownership of the real property (and including any refinancing in connection therewith).

2.	Convert certain of Old Sun’s operating and real property subsidiaries, including SunBridge Healthcare Corporation (“SunBridge”), to limited liability corporations.

3.	Subsidiaries of SunBridge will contribute title to approximately 22 centers to Sabra Health Care Holdings III, LLC (“Holdings III”), in exchange for equity interests in Holdings III. Such equity interests of Holdings III held by the SunBridge subsidiaries will subsequently be transferred via dividend to Old Sun.

4.	Subsidiaries of SunBridge will sell to subsidiaries of Sabra the ownership interests of approximately 11 entities that own an aggregate of approximately 15 centers. The consideration to be received will consist of promissory notes, which will immediately be transferred via dividend to Old Sun and Old Sun will contribute them to the applicable Sabra payors.

5.	Subsidiaries of SunBridge will dividend the ownership interests of approximately 28 entities that own an aggregate of approximately 49 centers to Old Sun.

6.	Old Sun will contribute to the Borrower the ownership interests of SunBridge and other subsidiaries directly owned by Old Sun (excluding Sabra and its subsidiaries), as well as additional assets of Old Sun.

7.	In addition, there will be contributions and dividends of cash by the Borrower, SunBridge and their subsidiaries to the extent necessary to provide for (i) the cash dividend payment by Old Sun referred to in item 8 below and (ii), as shown on the Borrower’s unaudited pro forma consolidated balance sheet as of June 30, 2010, up to approximately $61.067 million in cash being held by Sabra at the time the Declaration Date Transactions occur.

8.	Old Sun will declare and pay a dividend of the equity of the Borrower and a cash dividend in an amount per share to be determined.

9.	Borrower will amend its Certificate of Incorporation and Bylaws.

10.	Old Sun will merge with and into Sabra.

11.	Sabra, as the successor to Old Sun, will contribute to its subsidiaries the ownership interests of the entities dividended to Old Sun.

12.	The Borrower will amend its Certificate of Incorporation to change its name to Sun Healthcare Group, Inc

Schedule 2.01

Lenders and Commitments

Lender	Revolving Credit Commitment	Term Loan Commitment	Total Commitments
Credit Suisse AG	$20,000,000	$225,000,000	$245,000,000
JPMorgan Chase Bank, N.A.	$20,000,000	—	$20,000,000
Royal Bank of Canada	$20,000,000	—	$20,000,000

TOTAL	$60,000,000	$225,000,000	$285,000,000

Schedule 3.02

Certain Corporate and Stakeholder Actions

None.

Schedule 3.04

Certain Governmental Approvals

Approvals or consents of, and filings with, government agencies in connection with the Restructuring are required as set forth below (terms used in this Schedule without definitions have the meanings set forth in the Credit Agreement).

Regulatory Approvals/Regulatory Submissions Outstanding as of 10/__/10 prior to Restructuring completion

State	Approval
Alabama	Licensure: Issuance of new licenses by the Alabama Department of Public Health to SunBridge Healthcare, LLC (“SunBridge LLC”), upon receipt of evidence of the conversion of SunBridge Healthcare Corporation (“SunBridge”) to SunBridge LLC and of the foreign qualification of SunBridge LLC in the State of Alabama.

Connecticut	Licensure: Approval of the Connecticut Department of Public Health of the transfer of ownership of (i) Arden Real Estate Holdings, LLC and Reservoir Real Estate Holdings, Inc. from Connecticut Holdings I, LLC to its parent, Harborside Healthcare Advisors, L.P., and (ii) Glen Hill from HHC 1998-1 Trust to Sabra Connecticut II, LLC.

Massachusetts

Licensure: Approval of the Commonwealth of Massachusetts Department of Public Health of: (i) the contribution of Old Sun’s ownership interest in SunBridge to the Borrower and subsequent spin-off of the Borrower, (ii) the conversion of SunBridge, (iii) the conversion of Harborside Healthcare Corporation (“Harborside”) to a limited liability company, (iv) the change in direct ownership of SolAmor Hospice Corporation from Peak Medical Ancillary Services, Inc. to the Borrower, and (v) issuance of new licenses to SunBridge LLC.

Medicaid: With respect to each licensee for which a change of ownership will occur, issuance by MassHealth of a new provider number.

North Carolina	CON: With respect to Woodland Hill, written confirmation from the North Carolina Department of Health and Human Services of exemption from CON review of the transfer of the real property to Sabra NC, LLC.

Ohio	Licensure: With respect to New Lexington, issuance of a new license by the Ohio Department of Health to SunBridge LLC upon receipt of evidence of the conversion of SunBridge and of the foreign qualification of SunBridge LLC in Ohio. With respect to Perrysburg, issuance of a new license to Belmont Nursing Center, LLC in the ordinary course.

Rhode Island	Licensure: Approval of the Rhode Island Department of Health, following a recommendation for approval by the Health Services Council, a statutory advisory council appointed by the Governor, of the conversion of SunBridge and Harborside.

Washington	Licensure: Issuance of new licenses by the Washington Department of Social and Health Services to SunBridge LLC upon the receipt of evidence of the conversion of SunBridge and the issuance to SunBridge LLC of a new Unified Business Identifier number and a new Master Business License by the Washington State Department of Licensing.

Post-Closing Notices and Filings (All of Which, Unless Noted Otherwise, Relate Solely to the Skilled Nursing Facilities Operated by Borrower and Its Subsidiaries)

STATE	Notices/Filings

AZ	Licensing: Submit to the Arizona Department of Health Services a license renewal application in order to obtain an updated license in the name of SunBridge LLC.

CA	Licensing: Submit to the California Department of Public Health the following: (i) Form HS 200, including copies of any new Lease Agreements; (ii) Form HS 215 A; and (iii) Form HS 309.

IN

Medicaid: Provide notice to the Indiana Office of the Secretary of Family and Social Services of the closing of the Restructuring and confirming the Closing Date.

Licensure: Provide notice to the Indiana State Department of Health of the closing of the Restructuring and confirming the Closing Date.

KY	DME (Medicaid): File with the Commonwealth of Kentucky Cabinet for Health and Family Services applications regarding change in ownership of Americare Health Services Corp. (“Americare”) resulting from the Restructuring.

MA	Staffing (licensure): With respect to Vital Care Services, LLC and ReadyNurse Staffing Services, file with the Department of Public Health a change of ownership application immediately before or after Closing.

MD

Licensing: Provide notice to the Maryland Department of Mental Health and Hygiene (the “DMHH”) of the closing of the Restructuring and confirming the Closing Date and, with respect to the Elkton facility only, requesting the issuance of a new license to SunBridge LLC. Further, provide notices to the Cecil County Health Department, DMHH Division of Drug Control and Department of Health Care Quality of the change in the name of the licensee of the Elkton facility to SunBridge LLC.

Medicaid: Provide notice to the DMHH of the change of the name of the Elkton facility licensee to SunBridge LLC.

CON: Within 15 days after Closing, provide notice to the Maryland Health Care Commission of the closing of the Restructuring and confirming the Closing Date.

NC

Medicaid: Provide notice to the North Carolina Department of Health and Human Services (the “DHHS”) of the closing of the Restructuring and confirming the Closing Date.

DME (licensing): With respect to Americare, provide notice to the North Carolina Board of Pharmacy of the closing of the Restructuring and confirming the Closing Date.

DME (Medicaid): With respect to Americare, within 30 days after Closing, provide notice to the DHHS of the closing of the Restructuring and confirming the Closing Date, along with a Verification Form showing any changes in the direct or indirect ownership of Americare.

NH

Licensing and CON: In connection with the conversion of SunBridge, the licensee of four (4) of the New Hampshire facilities, to SunBridge LLC, submit to the New Hampshire Department of Health and Human Services copies of the documents filed with the New Hampshire Secretary of State to qualify SunBridge LLC to do business as a foreign limited liability company.

Medicaid: Provide copies of (i) foreign qualification documents for SunBridge LLC, (ii) the new licenses issued to SunBridge LLC, and (iii) the new IRS tax ID form issued to SunBridge LLC.

NJ

Medicaid: Within 30 days post-Closing, provide notice to the New Jersey Department of Human Services of the closing of the Restructuring and confirming the Closing Date, along with CMS-1513 Disclosure of Ownership Form showing any changes in the direct or indirect ownership of the licensee.

Hospice (licensure): With respect to SolAmor, provide notice to the New Jersey Department of Health and Senior Services of the closing of the Restructuring and confirming the Closing Date.

NM	Licensing: With respect to the Village at Northrise facilities, submit license renewal applications to the New Mexico Department of Health in order to obtain updated licenses issued in the name of SunBridge LLC. For all eleven (11) licensed facilities, provide updated Disclosure of Ownership forms showing any changes in the direct or indirect ownership of the licensees.

OH

Medicaid (DME): With respect to Americare, within 30 days after Closing, provide notice to the Ohio Respiratory Care Board of the closing of the Restructuring and confirming the Closing Date.

Licensure: Provide to the Ohio Department of Health W-9 Forms for SunBridge LLC, with respect to New Lexington, and Belmont LLC, with respect to Perrysburg.

OK

Medicaid: Immediately after Closing, provide notice to the Oklahoma Health Care Authority (“OHCA”) of the closing of the Restructuring and confirming the Closing Date.

DME (Medicaid): With respect to Americare, immediately after Closing, provide notice to the OHCA of the closing of the Restructuring and confirming the Closing Date.

TN

Licensure: Provide notice to the Tennessee Department of Health of the closing of the Restructuring and confirming the Closing Date.

Medicaid: Provide notice to TennCare of the closing of the Restructuring and confirming the Closing Date.

DME (Medicaid): With respect to Americare, provide notice to TennCare of the closing of the Restructuring and confirming the Closing Date.

Rehab (licensure): With respect to SunDance Rehabilitation Corporation, provide notice of the closing of the Restructuring and confirming the Closing Date.

WV

CON: Promptly after Closing, submit to the West Virginia Health Care Authority a final request for a determination of substantial compliance.

Licensure: Promptly after closing, provide to the West Virginia Office of Health Facility Licensure and Certification notice of the closing of the Restructuring and confirming the Closing Date, along with copies of the new leases for Glenville and New Martinsville.

Centers for Medicare and Medicaid Services (federal)	Submit CMS Forms 855A

Local Licenses and Permits	In the event of a conversion of a licensee, each facility or ancillary service provider will determine whether any of the licenses or permits issued by local jurisdictions will need to be re-issued reflecting the new name of the converted entity and make such filings as may be appropriate in connection therewith.

Schedule 3.08

Subsidiaries

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
Americare Health Services Corp.	Atlantic Medical Supply Company, Inc.	5,000 Common authorized 1,665 issued, $1.00 par value	100%
Allegiance Hospice Group, Inc.	SolAmor Hospice Corporation	10,000 Common authorized 10,000 issued, no par value	100%
Allegiance Hospice Care of Connecticut, LLC	Allegiance Hospice Group, Inc.	1,000 units authorized 100 units issued	100%
Allegiance Hospice Care of Massachusetts, Inc.	Allegiance Hospice Group, Inc.	1,000 Common authorized 1,000 issued, $.01 par value	100%
Allegiance Hospice Care of New Hampshire, LLC	Allegiance Hospice Group, Inc.	1,000 units authorized 100 units issued	100%
Allegiance Hospice Care of Southeastern Massachusetts, LLC	Allegiance Hospice Group, Inc.	1,000 Class A units authorized and 100 Class A units issued 100 Class B units authorized and 80 Class B units issued	100%
Atlantic Medical Supply Company, Inc.	SunBridge Retirement Care Associates, LLC	5,000,000 Common authorized 1,000 issued, $1.00 par value	100%
CareerStaff Unlimited, Inc.	SHG Services, Inc.	1,000 Common authorized 250 issued, $.01 par value	100%
CareerStaff Services Corporation	The Mediplex Group, Inc.	1,000,000 Common Authorized 10,000 issued, no par value	100%
Great Falls Health Care Company, L.L.C.	Peak Medical Montana Operations, Inc.	No certificates	100%
Peak Medical Ancillary Services, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Assisted Living, LLC	Peak Medical Corporation	No certificated	100%
Peak Medical Colorado No. 2, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Colorado No. 3, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Corporation	SunBridge Healthcare Corporation	1,000 issued, $ .01 par	100%
Peak Medical Farmington, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Gallup, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Idaho Operations, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Las Cruces No. 2, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Las Cruces, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Montana Operations, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical New Mexico No. 3, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
Peak Medical NM Management Services, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical of Boise, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical of Colorado, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical of Idaho, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical of Utah, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 1, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 3, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 4, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 5, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 7, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 8, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 9, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 10, LLC	Peak Medical Corporation	No certificates	100%
Peak Medical Oklahoma No. 11, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 12, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Oklahoma No. 13, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Peachtree, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Roswell, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
Peak Medical Utah No. 2, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
PM Henryetta Holdings, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
PM Oxygen Services, Inc.	Peak Medical Ancillary Services, Inc.	1,000 Common Authorized 100 issued, $.001 par	100%
ProCare One Nurses, LLC	CareerStaff Unlimited, Inc.	No certificates	100%
Regency Health Services, Inc.	SunBridge Healthcare Corporation	1,000 Common authorized 250 issued, $.01 par value	100%
SolAmor Hospice Corporation	Peak Medical Ancillary Services, Inc.	10,000 Common authorized 10,000 issued, $1.00 par value	100%
SHG Services, Inc.	Sun HealthCare Group, Inc.	1,000 Common authorized 1,000 Issued, $.01 par value	100%
SunAlliance Healthcare Services, Inc.	SunDance Rehabilitation Corporation	1,000 Common authorized 1,000 issued, $1.00 par value	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
SunBridge Beckley Health Care Corp.	SunBridge Care Enterprises, Inc. (formerly Americare of West Virginia, Inc.)	500 Common authorized 100 issued, $2.00 par value	100%
SunBridge Braswell Enterprises, Inc.	Regency Health Services, Inc.	1,000,000 Common authorized 43,633 issued, $5.00 par value	100%
SunBridge Brittany Rehabilitation Center, Inc.	Regency Health Services, Inc.	1,000,000 Common authorized 30,000 issued, no par value	100%
SunBridge Care Enterprises, Inc.	Regency Health Services, Inc.	1,000 Common authorized 500 issued, $.01 par value	100%
SunBridge Care Enterprises West, Inc.	SunBridge Care Enterprises, Inc.	50,000 Common authorized 45,000 issued, no par value	100%
SunBridge Carmichael Rehabilitation Center	Regency Health Services, Inc.	1,000,000 Common authorized 30,000 issued, no par value	100%
SunBridge Charlton Healthcare, LLC	SunBridge Retirement Care Associates, LLC	No certificates	100%
SunBridge Circleville Health Care Corp.	SunBridge Care Enterprises, Inc.	500 Common authorized 100 issued, no par value	100%
SunBridge Clipper Home of North Conway, Inc.	SunBridge Healthcare Corporation SunBridge Healthcare Corporation	290 Class A Common authorized 90 issued, no par value 10 Class B Common authorized 10 issued, no par value	100%
SunBridge Clipper Home of Portsmouth, Inc.	SunBridge Healthcare Corporation	300 Common authorized 100 issued, no par value	100%
SunBridge Clipper Home of Rochester, Inc.	SunBridge Healthcare Corporation SunBridge Healthcare Corporation	290 Class A Common authorized 90 issued, no par value 10 Class B Common authorized 10 issued, no par value	100%
SunBridge Clipper Home of Wolfeboro, Inc.	SunBridge Healthcare Corporation SunBridge Healthcare Corporation	290 Class A Common authorized 90 issued, no par value 10 Class B Common authorized 10 issued, no par value	100%
SunBridge Dunbar Health Care Corp.	SunBridge Care Enterprises, Inc. (formerly Americare of West Virginia, Inc.)	500 Common authorized 500 issued, $2.00 par value	100%
SunBridge Gardendale Health Care Center, LLC	SunBridge Retirement Care Associates, LLC	No certificates	100%
SunBridge Glenville Health Care Inc.	SunBridge Care Enterprises, Inc.	60 Common authorized 60 issued, $100.00 par value	100%
SunBridge Goodwin Nursing Home, Inc.	SunBridge Healthcare Corporation	300 Common authorized 153 issued, no par value	100%
SunBridge Hallmark Health Services, Inc.	Regency Health Services, Inc.	10,000,000 Common authorized 100 issued, $.01 par value	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
SunBridge Harbor View Rehabilitation Center	Regency Health Services, Inc.	1,000,000 Common authorized 30,000 issued, no par value	100%
SunBridge Healthcare Corporation	Sun Healthcare Group, Inc.	100,000 Common authorized 10,000 issued, $1.00 par value	100%
SunBridge Jeff Davis Healthcare, LLC	SunBridge Retirement Care Associates, LLC	No certificates	100%
SunBridge of Harriman, LLC	SunBridge Retirement Care Associates, LLC	No certificates	100%
SunBridge Marion Health Care Corp.	SunBridge Care Enterprises, Inc.	750 Common authorized 100 issued, no par value	100%
SunBridge Meadowbrook Rehabilitation Center	Regency Health Services, Inc.	1,000,000 Common authorized 30,000 issued, no par value	100%
SunBridge Nursing Home, Inc.	SunBridge Healthcare Corporation	50,000 Common authorized 5,000 issued, no par value	100%
SunBridge Paradise Rehabilitation Center, Inc.	Regency Health Services, Inc.	30,000 Common authorized 30,000 issued, no par value	100%
SunBridge Putnam Health Care Corp.	SunBridge Care Enterprises, Inc.	1,000 Common authorized 500 issued, $2.00 par value	100%
SunBridge Regency-North Carolina, Inc.	Regency Health Services, Inc.	100,000 Common authorized 1,000 issued, no par value	100%
SunBridge Regency Rehab Hospitals, Inc.	Regency Health Services, Inc.	100,000 Common authorized 1,000 issued, no par value	100%
SunBridge Regency-Tennessee, Inc.	Regency Health Services, Inc.	1,000 Common authorized 100 issued, no par value	100%
SunBridge Retirement Care Associates, LLC	SunBridge Healthcare Corporation	No certificates	100%
SunBridge Salem Health Care Corp.	SunBridge Care Enterprises, Inc.	500 Common authorized 500 issued, $2.00 par value	100%
SunBridge San Bernardino Rehabilitation Hospital, Inc.	SunBridge Regency Rehab Hospitals, Inc.	1,000 Common authorized 1,000 issued, $1.00 par value	100%
SunBridge Shandin Hills Rehabilitation Center	Regency Health Services, Inc.	1,000,000 Common authorized 30,000 issued, no par value	100%
SunBridge Statesboro Healthcare Center, Inc.	SunBridge Retirement Care Associates, LLC	1,000 Common authorized 100 issued, no par value	100%
SunBridge Stockton Rehabilitation Center, Inc.	Regency Health Services, Inc.	30,000 Common authorized 30,000 issued, no par value	100%
SunBridge Summers Landing, Inc.	SunBridge Retirement Care Associates, LLC	1,000 Common authorized 100 issued, no par value	100%
SunBridge West Tennessee, Inc.	SunBridge Retirement Care Associates, LLC	1,000 Common authorized 100 issued, no par value	100%
SunDance Rehabilitation Agency, Inc.	SunDance Rehabilitation Corporation	1,000 Common authorized 250 issued, $.01 par value	100%
SunDance Rehabilitation Corporation	SHG Services, Inc.	1,000 Common authorized 250 issued, $.01 par value	100%
SunDance Services Corporation	The Mediplex Group, Inc.	100 Common authorized 100 issued, no par value	100%
SunHealth Specialty Services, Inc.	SunBridge Healthcare Corporation	10,000 Common authorized 1,000 issued, no par value	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
SunMark of New Mexico, Inc.	Sun Healthcare Group, Inc.	10,000 Common authorized 1,000 issued, no par value	100%
The Mediplex Group, Inc.	Sun Healthcare Group, Inc.	1,000 Common authorized 1,000 issued, no par value	100%
1240 Pinebrook Road, LLC	Florida Holdings II, LLC	No certificates	100%
1501 SE 24th Road, LLC	Florida Holdings I, LLC	No certificates	100%
1775 Huntington Lane, LLC	Florida Holdings I, LLC	No certificates	100%
1980 SunSet Point Road, LLC	Florida Holdings III, LLC	No certificates	100%
2600 Highlands Boulevard, North, LLC	Florida Holdings III, LLC	No certificates	100%
2900 Twelfth Street North, LLC	Florida Holdings II, LLC	No certificates	100%
3865 Tampa Road, LLC	Florida Holdings III, LLC	No certificates	100%
4602 Northgate Court, LLC	Florida Holdings II, LLC	No certificates	100%
4927 Voorhees Road, LLC	Florida Holdings I, LLC	No certificates	100%
Belmont Nursing Center Corp.	Harborside Healthcare Corporation	200,000 Common authorized 100 issued, no par value	100%
Bradford Square Nursing, LLC	HBR Kentucky, LLC	No certificates	100%
Countryside Care Center Corp.	Harborside Healthcare Corporation	200,000 Common authorized 100 issued, no par value	100%
Crestview Nursing, LLC	HBR Kentucky, LLC	No certificates	100%
Falmouth Healthcare, LLC	Massachusetts Holdings I, LLC	No certificates	100%
Florida Administrative Services, LLC	Harborside Healthcare Limited Partnership	No certificates	100%
Florida Holdings I, LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Florida Holdings II, LLC	HHCI, Limited Partnership	No certificates	100%
Florida Holdings III, LLC	Harborside Healthcare Corporation	No certificates	100%
Grant Manor LLC	HBR Kentucky, LLC	No certificates	100%
Harborside Administrative Services, LLC	Harborside Healthcare Limited Partnership	No certificates	100%
Harborside Connecticut Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%
Harborside Danbury Limited Partnership	Harborside Health I LLC-GP 1%Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%
Harborside Health I LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Harborside Healthcare Limited Partnership	KHI, LLC-G.P. 1% Harborside Healthcare Advisors Limited Partnership-L.P. 99%	No certificates	100%
Harborside Healthcare Advisors Limited Partnership	KHI, LLC-G.P. 1% Harborside Healthcare Corporation-LP. 99%	No certificates	100%
Harborside Healthcare Baltimore Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
Harborside Healthcare Corporation	SunBridge Healthcare Corporation	100 Common authorized 100 issued, $.001 par value	100%
Harborside Holdings I, LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Harborside Massachusetts Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%
Harborside North Toledo Limited Partnership	Harborside Health I LLC -GP 1% Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%
Harborside of Cleveland Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%
Harborside of Dayton Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership L.P. 99%	No certificates	100%
Harborside of Ohio Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership L.P. 99%	No certificates	100%
Harborside Rehabilitation Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership L.P. 99%	No certificates	100%
Harborside Rhode Island Limited Partnership	Harborside Health I LLC-GP 1% Harborside Healthcare Limited Partnership L.P. 99%	No certificates	100%
Harborside Swanton, LLC	Harborside Toledo Limited Partnership	No certificates	100%
Harborside Sylvania, LLC	Harborside North Toledo Limited Partnership	No certificates	100%
Harborside Toledo Business LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Harborside Toledo Limited Partnership	Harborside Toledo Business, LLCG.P. 1% Harborside Healthcare Limited Partnership-L.P.99%	No certificates	100%
Harborside Troy, LLC	Harborside Toledo Limited Partnership	No certificates	100%
Harborside Point Place, LLC	Harborside North Toledo, L.P.	No certificates	100%
Hbr Danbury, LLC	Harborside Danbury Limited Partnership	No certificates	100%
Hbr Kentucky, LLC	Harborside Healthcare Limited Partnership	No certificates	100%
Hbr Stamford, LLC	Harborside Danbury Limited Partnership	No certificates	100%
Hbr Trumbull, LLC	Harborside Danbury Limited Partnership	No certificates	100%
HHCI Limited Partnership	Harborside Health I LLC-G.P. 1% Harborside Healthcare Advisors Limited Partnership- L.P. 99%	No certificates	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
Huntington Place Limited Partnership	Harborside Health I LLC-G.P. 1% Harborside Healthcare Limited Partnership- L.P. 99%	No certificates	100%
KHI LLC	Harborside Healthcare Corporation	No certificates	100%
Klondike Manor LLC	HBR Kentucky, LLC	No certificates	100%
Leisure Years Nursing, LLC	HBR Kentucky, LLC	No certificates	100%
LTC Leasing, LLC	Harborside Healthcare Limited Partnership	No certificates	100%
Marietta Healthcare, LLC	Ohio Holdings I, LLC	No certificates	100%
Maryland Harborside Corp.	KHI, LLC	200,000 Common authorized 100 issued, no par value	100%
Mashpee Healthcare, LLC	Massachusetts Holdings I, LLC	No certificates	100%
Massachusetts Holdings II, Limited Partnership	Maryland Harborside Corp.-G.P. 1% Harborside Healthcare Corporation-L.P. 99%	No certificates	100%
Massachusetts Holdings I, LLC	Harborside Massachusetts Limited Partnership	No certificates	100%
Ohio Holdings I, LLC	Harborside Toledo Limited Partnership	No certificates	100%
Owenton Manor Nursing, LLC	HBR Kentucky, LLC	No certificates	100%
Pine Tree Villa LLC	HBR Kentucky, LLC	No certificates	100%
Regency Nursing, LLC	HBR Kentucky, LLC	No certificates	100%
Riverside Retirement Limited Partnership	Harborside Health I LLC-G.P. 1% Harborside Healthcare Corporation-L.P. 99%	No certificates	100%
Wakefield Healthcare, LLC	Massachusetts Holdings I, LLC	No certificates	100%
Westfield Healthcare, LLC	Massachusetts Holdings I, LLC	No certificates	100%
Woodspoint LLC	HBR Kentucky, LLC	No certificates	100%
Harborside New Hampshire Limited Partnership	Harborside Toledo Business, LLCG.P. 1% Harborside Healthcare Limited Partnership-L.P. 99%	No certificates	100%
HBR Bardwell LLC	HBR Kentucky, LLC	No certificates	100%
HBR Barkley Drive, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Bowling Green LLC	HBR Kentucky, LLC	No certificates	100%
HBR Brownsville, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Campbell Lane, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Elizabethtown, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Lewisport, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Madisonville, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Owensboro, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Paducah, LLC	HBR Kentucky, LLC	No certificates	100%
HBR Woodburn, LLC	HBR Kentucky, LLC	No certificates	100%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
Vital Care Services, LLC	Harborside Rehabilitation Limited Partnership	No certificates	100%
Oakhurst Manor Nursing Center LLC	Harborside Healthcare Corporation	No certificates	100%
Sunset Point Nursing Center LLC	Harborside Healthcare Corporation	No certificates	100%
Connecticut Holdings I LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Orchard Ridge Nursing Center LLC	Harborside Healthcare Corporation	No certificates	100%
HHC 1998-I Trust		No certificates	100%
Northwest Holdings I, LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
395 Harding Street, LLC	Northwest Holdings I, LLC	No certificates	100%
1104 Wesley Avenue, LLC	Northwest Holdings I, LLC	No certificates	100%
Kentucky Holdings I, LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Bay Tree Nursing Center, LLC	Harborside Healthcare Corporation	No certificates	100%
West Bay Nursing Center LLC	Harborside Healthcare Corporation	No certificates	100%
New Hampshire Holdings, LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Masthead Corporation	Sun Healthcare Group, Inc.	100,000 Common authorized 100,000 issued, no par value	100%
Peak Medical of Montana, Inc.	Peak Medical Corporation	1,000 Common authorized 100 issued, $.001 par	100%
Allegiance Hospice Care of Maine, LLC	Allegiance Hospice Group, Inc.	No certificates	80.5% member
Sable-Aurora, LLC	Peak Medical of Colorado, Inc.	No certificates	100%
Elms Haven-Thornton, LLC	Peak Medical of Colorado, Inc.	No certificates	100%
SunBridge G.P. Corporation	SunBridge Healthcare Corporation	1,000 Common authorized 1,000 issued, $.01 par value	100%
Clipper Home of North Conway, L.L.C.	SunBridge G.P. Corporation	No certificates	71%
C.H.P. Limited Liability Company	SunBridge G.P. Corporation	No certificates	71%
C.H.R. Limited Liability Company	SunBridge G.P. Corporation	No certificates	71%
C.H.W. Limited Liability Company	SunBridge G.P. Corporation	No certificates	71%
Clipper Home of Nashua L.L.C.	SunBridge G.P. Corporation	No certificates	71%
DJB Realty L.L.C.	SunBridge G.P. Corporation	No certificates	71%
Langdon Place of Dover, a New Hampshire General Partnership	SunBridge G.P. Corporation	No certificates	71%
Langdon Place of Keene, a New Hampshire Limited Partnership	SunBridge G.P. Corporation	No certificates	71%

NAME OF SUBSIDIARY	RECORD OWNER	CLASS AND # OF SHARES	PERCENTAGE OWNERSHIP INTEREST
L.P.E., a New Hampshire General Partnership	SunBridge G.P. Corporation	No certificates	71%
SB Fountain City, LLC	SunBridge Healthcare Corporation	No certificates	100%
SB New Martinsville, LLC	SunBridge Healthcare Corporation	No certificates	100%
Reservoir Real Estate Holdings, LLC	Connecticut Holdings I, LLC	No certificates	100%
Sabra Lake Drive, LLC	Peak Medical Corporation	No certificates	100%
Arden Real Estate Holdings, LLC	Connecticut Holdings I, LLC	No certificates	100%
Harborside Northwood, LLC	New Hampshire Holdings, LLC	No certificates	100%
Harford Gardens LLC	Harborside Healthcare Advisors Limited Partnership	No certificates	100%
Sabra Forest Hills, LLC	Peak Medical Corporation	No certificates	100%
Sabra Woodland View, LLC	Peak Medical Corporation	No certificates	100%
Bowie Center Limited Partnership	Maryland Harborside Corp.-g.p. Harborside Healthcare Limited Partnership- l.p.	No certificates	.75% general partner 74.25% limited partner
Peak Medical Oklahoma Holdings - McLoud, Inc.	Peak Medical Corporation	1,000 Common Authorized 100 issued, $.001 par	100%
SunBridge Mountain Care Management, Inc.	SunBridge Healthcare Corporation	5,000 Common authorized 100 issued, $1.00 par value	100%
Peak Medical FHAPT, Inc.	Peak Medical Corporation	1,000 Common authorized 100 issued, $.001 par	100%

Schedule 3.09

Litigation

On September 2, 2010, a lawsuit was filed in California Superior Court by a former employee of a subsidiary of our medical staffing company, alleging violation of various wage and hour provisions of the California Labor Code. Michelle Nesbit v. ProCare One Nurses, LLC has been filed as a purported class action on behalf of the former employee and all those similarly situated. The complaint alleges that the aggregate claim is less than $5 million. We are in the process of investigating the allegations set forth in the complaint. We intend to vigorously defend the lawsuit.

Schedule 3.17

Environmental Matters

None.

Schedule 3.18

Insurance

Insurance

Policy Number	Poicy Type	Insuring Company	Effective Date
MMM101760910	Catlin Locum Tenens	Catlin Specialty Insurance	9/11/2009
MMM971260910	Catlin NY Locums	Catlin Specialty Insurance	9/11/2009
34 4400104335 00	Flood Toledo OH	Fidelity National Property	12/22/2009
XWC0910556	Workers’ Comp OH Excess	Illinois National Insurane	1/1/2010
XWC0910557	Workers’ Comp WA EXCESS	Illinois National Insurance	1/1/2010
WC020342115	Workers’ Comp CA	Insurance Company State of PA	1/1/2010
WC020342116	Workers’ Comp FL	Illinois National Insurance	1/1/2010
WC020342117	Workers’ Comp OR	Insurance Company State of PA	1/1/2010
WC020342118	Workers’ Comp DAS	National Union Fire Ins. Co.	1/1/2010
WC020342119	Workers’ Comp AOS	Insurance Company State of PA	1/1/2010
PHPK510572	Auto Liability	Philadelphia Insurance Company	1/1/2010
PHUB293977	Excess Auto Liability	Philadelphia Insurance Company	1/1/2010
EPP9428793	SolAmor Hospice D & O	Great American Insurance Co.	2/20/2010
38 4400110809	Flood Warwick RI	Fidelity National Property	2/27/2010
PI 0996199016	Colorado GLPL	Underwriters at Lloyds, London	3/12/2010
13 4400114002 00	Flood New Haven IN	Fidelity National Property	3/13/2010
28 4400112430 00	Flood Winchester NH	Fidelity National Property	3/13/2010
CPN10002025400	Property DIC Quake	Endurance American Specialties	4/7/2010
EJ368	Property	Affiliated FM Insurance Co.	4/7/2010
8210-0027	Crime	Federal Insurance Company	4/15/2010
8211-6373	Fiduciary Liability	Federal Insurance Company	4/15/2010
DON G24575032 002	D & O Primary	ACE American Insurance Co.	4/15/2010
8209-9985	D & O Side A	Federal Insurance Company	4/15/2010
0305-4240	D & O 3rd Excess	Allied World Assurance Co.	4/15/2010
ELU116255-10	D & O 2nd Excess	XL Insurance (Bermuda) Ltd.	4/15/2010
00 DA 0208461 10	D & O 1st Excess	Twin City Fire Insurance	4/15/2010
06 4400074528 01	Flood Pope John Paul	Fidelity National Property	5/6/2010
47 4400074534 01	Flood New Martinsville WV	Fidelity National Property	5/6/2010
16 4400119370 00	Flood Lewisport KY	Fidelity National Property	5/14/2010
34 4400121079 00	Flood Lancaster OH	Fidelity National Property	6/21/2010
35 4400121080 00	Flood Lake Drive OK	Fidelity National Property	7/6/2010
XLUMB604223	XL Excess GLPL	XL Insurance (Bermuda) Ltd.	8/1/2010
545973821UMB2010	Alterra Excess GLPL	Alterra Insurance Limited	8/1/2010
	CNA Excess GLPL	Columbia Casualty Company	8/1/2010
RMGL/PL 583-6004	CSIC Primary GLPL Front	Chartis Specialty Insurance Co.	8/1/2010
11 4400125573 00	Flood Bennett Hills	Fidelity National Property	8/6/2010
16 4400128334	Flood Owensboro KY	Fidelity National Property	9/8/2010
04 4400128665 00	Flood Stockton CA	Fidelity National Property	9/15/2010
16 4400128673 00	Flood Elizabethtown	Fidelity National Property	9/15/2010

Schedule 3.19(a)

UCC Filing Offices

Grantor	Jurisdiction
Americare Health Services Corp.	DE
Allegiance Hospice Group, Inc.	DE
Allegiance Hospice Care of Connecticut, LLC	DE
Allegiance Hospice Care of Massachusetts, Inc.	DE
Allegiance Hospice Care of New Hampshire, LLC	DE
Allegiance Hospice Care of Southeastern Massachusetts, LLC	DE
Atlantic Medical Supply Company, Inc.	GA
CareerStaff Unlimited, Inc.	DE
CareerStaff Services Corporation	CO
Great Falls Health Care Company, L.L.C.	MT
Peak Medical Ancillary Services, Inc.	DE
Peak Medical Assisted Living, LLC	DE
Peak Medical Colorado No. 2, Inc.	DE
Peak Medical Colorado No. 3, Inc.	DE
Peak Medical Corporation	DE
Peak Medical Farmington, Inc.	DE
Peak Medical Gallup, Inc.	DE
Peak Medical Idaho Operations, Inc.	DE
Peak Medical Las Cruces No. 2, Inc.	DE
Peak Medical Las Cruces, Inc.	DE
Peak Medical Montana Operations, Inc.	DE
Peak Medical New Mexico No. 3, Inc.	DE
Peak Medical NM Management Services, Inc.	DE
Peak Medical of Boise, Inc.	DE
Peak Medical of Colorado, Inc.	DE
Peak Medical of Idaho, Inc.	DE
Peak Medical of Utah, Inc.	DE
Peak Medical Oklahoma No. 1, Inc.	DE
Peak Medical Oklahoma No. 3, Inc.	DE
Peak Medical Oklahoma No. 4, Inc.	DE
Peak Medical Oklahoma No. 5, Inc.	DE
Peak Medical Oklahoma No. 7, Inc.	DE
Peak Medical Oklahoma No. 8, Inc.	DE
Peak Medical Oklahoma No. 9, Inc.	DE
Peak Medical Oklahoma No. 10, LLC	DE
Peak Medical Oklahoma No. 11, Inc.	DE
Peak Medical Oklahoma No. 12, Inc.	DE
Peak Medical Oklahoma No. 13, Inc.	DE
Peak Medical Peachtree, Inc.	UT
Peak Medical Roswell, Inc.	DE
Peak Medical Utah No. 2, Inc.	DE
PM Henryetta Holdings, Inc.	DE

Grantor	Jurisdiction
PM Oxygen Services, Inc.	DE
SolAmor Hospice Corporation	OK
ProCare One Nurses, LLC	DE
Regency Health Services, Inc.	DE
SHG Services, Inc.	DE
SunAlliance Healthcare Services, Inc.	DE
SunBridge Beckley Health Care Corp.	WV
SunBridge Braswell Enterprises, Inc.	CA
SunBridge Brittany Rehabilitation Center, Inc.	CA
SunBridge Care Enterprises, Inc.	DE
SunBridge Care Enterprises West, Inc.	UT
SunBridge Carmichael Rehabilitation Center	CA
SunBridge Charlton Healthcare, LLC	GA
SunBridge Circleville Health Care Corp.	OH
SunBridge Clipper Home of North Conway, Inc.	NH
SunBridge Clipper Home of Portsmouth, Inc.	NH
SunBridge Clipper Home of Rochester, Inc.	NH
SunBridge Clipper Home of Wolfeboro, Inc.	NH
SunBridge Dunbar Health Care Corp.	WV
SunBridge Gardendale Health Care Center, LLC	GA
SunBridge Glenville Health Care, Inc.	WV
SunBridge Goodwin Nursing Home, Inc.	NH
SunBridge Hallmark Health Services, Inc.	DE
SunBridge Harbor View Rehabilitation Center	CA
SunBridge Healthcare Corporation	NM
SunBridge Jeff Davis Healthcare, LLC	GA
SunBridge of Harriman, LLC	TN
SunBridge Marion Health Care Corp.	OH
SunBridge Meadowbrook Rehabilitation Center	CA
SunBridge Nursing Home, Inc.	WA
SunBridge Paradise Rehabilitation Center, Inc.	CA
SunBridge Putnam Health Care Corp.	WV
SunBridge Regency Rehab Hospitals, Inc.	CA
SunBridge Regency-North Carolina, Inc.	NC
SunBridge Regency-Tennessee, Inc.	TN
SunBridge Retirement Care Associates, LLC	CO
SunBridge Salem Health Care Corp.	WV
SunBridge San Bernardino Rehabilitation Hospital, Inc.	DE
SunBridge Shandin Hills Rehabilitation Center	CA
SunBridge Statesboro Healthcare Center, Inc.	GA
SunBridge Stockton Rehabilitation Center, Inc.	CA
SunBridge Summers Landing, Inc.	GA
SunBridge West Tennessee, Inc.	GA
SunDance Rehabilitation Agency, Inc.	DE

Grantor	Jurisdiction
SunDance Rehabilitation Corporation	CT
SunDance Services Corporation	TN
SunHealth Specialty Services, Inc.	NM
SunMark of New Mexico, Inc.	NM
The Mediplex Group, Inc.	NM
1240 Pinebrook Road, LLC	DE
1501 SE 24th Road, LLC	DE
1775 Huntington Lane, LLC	DE
1980 Sunset Point Road, LLC	DE
2600 Highlands Boulevard, North, LLC	DE
2900 Twelfth Street North, LLC	DE
3865 Tampa Road, LLC	DE
4602 Northgate Court, LLC	DE
4927 Voorhees Road, LLC	DE
Belmont Nursing Center Corp.	MA
Bradford Square Nursing, LLC	DE
Countryside Care Center Corp.	MA
Crestview Nursing, LLC	DE
Falmouth Healthcare, LLC	DE
Florida Administrative Services, LLC	DE
Florida Holdings I, LLC	DE
Florida Holdings II, LLC	DE
Florida Holdings III, LLC	DE
Grant Manor LLC	DE
Harborside Administrative Services, LLC	DE
Harborside Connecticut Limited Partnership	MA
Harborside Danbury Limited Partnership	MA
Harborside Health I LLC	DE
Harborside Healthcare Limited Partnership	MA
Harborside Healthcare Advisors Limited Partnership	MA
Harborside Healthcare Baltimore Limited Partnership	MA
Harborside Healthcare Corporation	DE
Harborside Holdings I, LLC	DE
Harborside Massachusetts Limited Partnership	MA
Harborside North Toledo Limited Partnership	MA
Harborside of Cleveland Limited Partnership	MA
Harborside of Dayton Limited Partnership	MA
Harborside of Ohio Limited Partnership	MA
Harborside Rehabilitation Limited Partnership	MA
Harborside Rhode Island Limited Partnership	MA
Harborside Swanton, LLC	DE
Harborside Sylvania, LLC	DE
Harborside Toledo Business LLC	MA
Harborside Toledo Limited Partnership	MA

Grantor	Jurisdiction
Harborside Troy, LLC	DE
Harborside Point Place, LLC	DE
Hbr Danbury, LLC	DE
Hbr Kentucky, LLC	DE
Hbr Stamford, LLC	DE
Hbr Trumbull, LLC	DE
HHCI Limited Partnership	MA
Huntington Place Limited Partnership	FL
KHI LLC	DE
Klondike Manor LLC	DE
Leisure Years Nursing, LLC	DE
LTC Leasing, LLC	DE
Marietta Healthcare, LLC	DE
Maryland Harborside Corp.	MA
Mashpee Healthcare, LLC	DE
Massachusetts Holdings II, Limited Partnership	MA
Massachusetts Holdings I, LLC	DE
Ohio Holdings I, LLC	DE
Owenton Manor Nursing, LLC	DE
Pine Tree Villa LLC	DE
Regency Nursing, LLC	DE
Riverside Retirement Limited Partnership	MA
Wakefield Healthcare, LLC	DE
Westfield Healthcare, LLC	DE
Woodspoint LLC	DE
Harborside New Hampshire Limited Partnership	MA
HBR Bardwell LLC	DE
HBR Barkely Drive, LLC	DE
HBR Bowling Green LLC	DE
HBR Brownsville, LLC	DE
HBR Campbell Lane, LLC	DE
HBR Elizabethtown, LLC	DE
HBR Lewisport, LLC	DE
HBR Madisonville, LLC	DE
HBR Owensboro, LLC	DE
HBR Paducah, LLC	DE
HBR Woodburn, LLC	DE
Vital Care Services, LLC	DE
Masthead Corporation	NM

Schedule 3.20

Leased Real Property

Address		Leased / Owned	Entity	Estimated Value
1080 Elm Street, Building B, Suite 201	Rocky Hill, CT	Lease	CareerStaff Unlimited, Inc.	n/a

444 North Wells Street	Chicago, IL	Lease	CareerStaff Unlimited, Inc.	n/a
7101 Executive Center Drive, Suite 197	Brentwood, TN	Lease	CareerStaff Unlimited, Inc.	n/a
3 Burlington Woods, Suite # 304	Burlington, MA	Lease	CareerStaff Unlimited, Inc.	n/a
19401 40th Ave., West Suite 330	Lynnwood, WA	Lease	CareerStaff Unlimited, Inc.	n/a
404 Camino Del Rio South, Ste. #106	San Diego, CA	Lease	CareerStaff Unlimited, Inc.	n/a

4815 S. Harvard Suite 505	Tulsa, OK	Lease	CareerStaff Unlimited, Inc.	n/a
5180 N. Palm Avenue Ste. 102	Fresno, CA	Lease	CareerStaff Unlimited, Inc.	n/a
7820 Ballantyne Commons Parkway Suite 100	Charlotte, NC	Lease	CareerStaff Unlimited, Inc.	n/a
Triangle Office Park, Building #37, Suite 3702	Cincinnati, OH	Lease	CareerStaff Unlimited, Inc.	n/a
600 Spring Hill Road Suite 118	West Dundee, IL	Lease	CareerStaff Unlimited, Inc.	n/a
34921 US Hwy. 19	Palm Harbor, FL	Lease	CareerStaff Unlimited, Inc.	n/a
13100 Northwest Freeway, Zip 77040	Houston, TX	Lease	CareerStaff Unlimited, Inc.	n/a

607 North Avenue, Door 12 2nd Floor	Wakefield, MA	Lease	CareerStaff Unlimited, Inc.	n/a

300 South Harbor Blvd., Suite 710	Anaheim, CA	Lease	CareerStaff Unlimited, Inc.	n/a

Suite #220, 5000 Hopyard Road	Pleasanton, CA	Lease	CareerStaff Unlimited, Inc.	n/a
2374 Post Road	Warwick, RI	Lease	CareerStaff Unlimited, Inc.	n/a
177 South River Road units 6 and 7	Bedford, NH	Lease	CareerStaff Unlimited, Inc.	n/a

11550 North Meridien Suite 312	Carmel, IN	Lease	CareerStaff Unlimited, Inc.	n/a
10811 Red Run Blvd, Suite 100	Owings Mills, MD	Lease	CareerStaff Unlimited, Inc.	n/a
6525 N. Meridian, Ste. 311	Oklahoma City, OK	Lease	CareerStaff Unlimited, Inc.	n/a

3169 Holcomb Bridge Road	Norcross, GA	Lease	CareerStaff Unlimited, Inc.	n/a
4041 MacArthur Blvd Suite 150	Newport Beach, CA	Lease	CareerStaff Unlimited, Inc.	n/a
Irving/Dallas	Irving, TX	Lease	CareerStaff Unlimited, Inc.	n/a
31600 Telegraph Road, Suite 175	Bingham Farms, MI	Lease	CareerStaff Unlimited, Inc.	n/a
6004 Westgate Blvd, Suite 220	Tacoma, WA	Lease	CareerStaff Unlimited, Inc.	n/a
12 Kent Way, Suite 204	Byfield, MA	Lease	SolAmor Hospice Corporation	n/a
5700 Harper Drive NE, Suite 300	Albuquerque, NM	Lease	SolAmor Hospice Corporation	n/a
65 Lafayette Rd, Suite 301	North Hampton, NH	Lease	SolAmor Hospice Corporation	n/a
Five Cabot Place	Stoughton, MA	Lease	SolAmor Hospice Corporation	n/a
7950 E. Prentice Avenue, Suite 101	Greenwood Village, CO	Lease	SolAmor Hospice Corporation	n/a

4 Oxford Road, Suite E4	Milford, CT	Lease	SolAmor Hospice Corporation	n/a
5401 S. Sheridan Ave, Suite 104	Tulsa, OK	Lease	SolAmor Hospice Corporation	n/a
14 Manchester Square Suite 276	Portsmouth, NH	Lease	SolAmor Hospice Corporation	n/a
222 S, 32nd Street	Muskogee, OK	Lease	SolAmor Hospice Corporation	n/a
67 Middle Street (5th floor)	Lowell, MA	Lease	SolAmor Hospice Corporation	n/a
67 Middle Street (3rd floor)	Lowell, MA	Lease	SolAmor Hospice Corporation	n/a
100 Foden Rd, Suite 200-W	South Portland, ME	Lease	SolAmor Hospice Corporation	n/a
1415 Hooper Ave, Suite 203	Toms River, NJ	Lease	SolAmor Hospice Corporation	n/a
415 Boston Turnpike, Suite 304	Shrewsbury, MA	Lease	SolAmor Hospice Corporation	n/a
105 Daventry Lane, Suite 206	Louisville, KY	Lease	SolAmor Hospice Corporation	n/a
1405 West Center Street	Greenwood, AR	Lease	SolAmor Hospice Corporation	n/a
340 Granite Street	Manchester, NH	Lease	SolAmor Hospice Corporation	n/a
655 Southpointe Court, Suite 201	Colorado Springs, CO	Lease	SolAmor Hospice Corporation	n/a
161 South Main Street, Suites 105 & 207-211	Middleton, MA	Lease	SolAmor Hospice Corporation	n/a
123 Waterhouse Rd, Suite 4 & 5	Bourne, MA	Lease	SolAmor Hospice Corporation	n/a
1900 NW Expressway, Suite 320	Oklahoma City, OK	Lease	SolAmor Hospice Corporation	n/a
370 Mallory Station Road, Suite 504	Franklin , TN	Lease	SolAmor Hospice Corporation	n/a

18831 Von Karman, Suite 400	Irvine, CA	Lease	Sun Healthcare Group, Inc.	n/a
101b Sun Ave.	Albuquerque, NM	Lease	Sun Healthcare Group, Inc.	n/a

6454 Main Street (Ground Floor-First Floor Lease)	Trumbull, CT	Lease	SunBridge Healthcare Corporation	n/a
4424 Emerson Avenue	Parkersburg, WV	Lease	SunBridge Healthcare Corporation	n/a
Brandywine Two Bldg 5 Christy Drive Suite 304	Chadds Ford, PA	Lease	SunBridge Healthcare Corporation	n/a
2 Emily Way	Hartford, CT	Lease	SunBridge Healthcare Corporation	n/a
77 Gilcreast Rd, Suite 1000 & 2004	Londonderry, NH	Lease	SunBridge Healthcare Corporation	n/a

5000 Back Square Dive, Suite C	Owensboro, KY	Lease	SunBridge Healthcare Corporation	n/a
713 Lancaster Street	Marietta, OH	Lease	SunBridge Healthcare Corporation	n/a
3550 Harrison Blvd, Suite #4	Ogden, UT	Lease	SunBridge Healthcare Corporation	n/a
850 Wardlow Road	Long Beach, CA	Lease	SunBridge Healthcare Corporation	n/a
155 Federal Street Suites 1100 & 1104	Boston, MA	Lease	SunBridge Healthcare Corporation	n/a
200 Cahaba Park South, Suite 100	Birmingham, AL	Lease	SunBridge Healthcare Corporation	n/a

2504 East Avalon Avenue, Suite E	Muscle Shoals, AL	Lease	SunBridge Healthcare Corporation	n/a

3800 Park East, Suite 250	Beachwood, OH	Lease	SunBridge Healthcare Corporation	n/a
3800 Park East, Suite 250	Beachwood, OH	Lease	SunBridge Healthcare Corporation	n/a
2400 Continental Drive	Butte, MT	Lease	SunBridge Healthcare Corporation	n/a
2400 Continental Drive	Butte, MT	Lease	SunBridge Healthcare Corporation	n/a
2400 Continental Drive	Butte, MT	Lease	SunBridge Healthcare Corporation	n/a
333 Elmwood Avenue	Maplewood, NJ	Lease	SunDance Rehabilitation Agency, Inc.	n/a
5681 Bentgrass Drive, #104,	Sarasota, FL	Lease	SunDance Rehabilitation Agency, Inc.	n/a
100 Carolina Meadows, Chapel Hills, NC 27514	Chapel Hills, NC	Lease	SunDance Rehabilitation Agency, Inc.	n/a
7033 Washington Avenue, Suite 104	Racine, WI	Lease	SunDance Rehabilitation Agency, Inc.	n/a

50 West Main Street	Hopkintown, MA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
The Maples 7925 York Road	Towson, MD	Lease	SunDance Rehabilitation Agency, Inc.	n/a

Hearthstone Manor 1125 Birch Road	Lebanon, PA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
8592 Roswell Road	Atlanta, GA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
50 Benton Drive	East Longmeadow, MA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
50 Benton Drive	East Longmeadow, MA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
2960 Bethel Church Road	Bethel Park, PA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
St. Joseph Residence-The Washington Center 500 West Washington Street	New London, WI	Lease	SunDance Rehabilitation Agency, Inc.	n/a
200 Glenwood Circle	Monterey, CA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
628 Congdon Street West	Middletown, CT	Lease	SunDance Rehabilitation Agency, Inc.	n/a
425 Drozdyk Drive	Groton, CT	Lease	SunDance Rehabilitation Agency, Inc.	n/a
1421 River Road, Piscataway, NJ 08854	Sewell, NJ	Lease	SunDance Rehabilitation Agency, Inc.	n/a
6336 Cedar Lane	Columbia, MD	Lease	SunDance Rehabilitation Agency, Inc.	n/a
Dunn County Healthcare Center	Menomonie, WI	Lease	SunDance Rehabilitation Agency, Inc.	n/a
936 - 942 Grayson Dr	Springfield, MA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
Somerby of Alpharetta 100 Somerby Drive	Alpharetta, GA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
2480 North Park Road	Hollywood, FL	Lease	SunDance Rehabilitation Agency, Inc.	n/a
8500 West Sunrise Blvd	Plantation, FL	Lease	SunDance Rehabilitation Agency, Inc.	n/a
9244 29th Ave.	Kenosha, WI	Lease	SunDance Rehabilitation Agency, Inc.	n/a
11350 Woodstock Road	Roswell, GA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
59 Roxbury Road	Stamford, CT	Lease	SunDance Rehabilitation Agency, Inc.	n/a
One Peachtree drive	Savannah, GA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
155 Federal Street Suites 1100 & 1104	Boston, MA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
1440 Military West, Suite 201E	Benicia , CA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
121 McElroy Rd	Cranberry Township, PA	Lease	SunDance Rehabilitation Agency, Inc.	n/a
Snowden Commons Office Complex, 5850 Waterloo Road Offices 120,127 and 123	Columbia, MD	Lease	SunDance Rehabilitation Corporation, Inc.	n/a
Northpointe Center, 300 Northpointe Circle, Suite 302	Seven Fields, PA	Lease	SunDance Rehabilitation Corporation, Inc.	n/a

300 North Washington Street, Suite 300	Alexandria, VA	Lease	SunDance Rehabilitation Corporation, Inc.	n/a
1240 Pinebrook Road	Venice, FL, 34285	Leased	Harborside Holdings I, LLC	n/a
2900 Twelfth Street North	Naples, FL, 34103	Leased	Harborside Holdings I, LLC	n/a
4602 Northgate Court	Sarasota, FL, 34234	Leased	Harborside Holdings I, LLC	n/a
1871 Midland Trail	Shelbyville, KY, 40065	Leased	Harborside Holdings I, LLC	n/a
359 Jones Road	Falmouth, MA, 02540	Leased	Falmouth Healthcare LLC	n/a
201 Kimberly Lane	Williamstown, KY, 41097	Leased	Harborside Holdings I, LLC	n/a
1801 9th St. South	Great Falls, MT, 59405	Leased	Peak Medical of Utah, Inc. Peak Medical Idaho Operations, Inc., Peak Medical Colorado No. 3, Inc., and Great Falls Health Care Company L.L.C.	n/a
3800 Park East	Beachwood, OH, 44122	Leased	Harborside of Cleveland LP	n/a
2801 E. Royalton Road	Broadview Heights, OH, 44147	Leased	Harborside of Cleveland LP	n/a
27601 Westchester Parkway	Westlake, OH, 44145	Leased	Harborside of Cleveland LP	n/a
401 West Airport Highway	Swanton, OH, 43558	Leased	Harborside Holdings I, LLC	n/a
512 Crescent Drive	Troy, OH, 45373	Leased	Harborside Holdings I, LLC	n/a
1201 Daly Drive	New Haven, IN, 46774	Leased	Harborside Holdings I, LLC	n/a
875 Route 202/206	North Bridgewater, NJ, 08807	Leased	Harborside Holdings I, LLC	n/a
1775 Huntington Lane	Rockledge, FL, 32955	Leased	LTC Leasing, LLC	n/a
1205 Leitchfield Road	Owensboro, KY, 42303	Leased	Harborside Holdings I, LLC	n/a
117 Bartlett Street	Marietta, OH, 45750	Leased	Marietta Healthcare LLC	n/a
161 Falmouth Road	MasHPee, MA, 02649	Leased	MasHPee Healthcare LLC	n/a
281 Broadway	Methuen, MA, 01844	Leased	SunBridge Healthcare Corporation	n/a
55 Lowell St.	Lawrence, MA, 01840	Leased	SunBridge Healthcare Corporation	n/a
170 Oak Grove Ave.	Fall River, MA, 02723	Leased	SunBridge Healthcare Corporation	n/a
205 Elm St.	Quincy, MA, 02169	Leased	SunBridge Healthcare Corporation	n/a
835 Main St.	Worcester, MA, 01610	Leased	SunBridge Healthcare Corporation	n/a
905 US Hwy 127 North	Owenton, KY, 40359	Leased	Harborside Holdings I, LLC	n/a
2901 N. 12th St.	Grand Junction, CO, 81506	Leased	Peak Medical Colorado No. 2, Inc.	n/a
835 Tenderfoot Hill Rd.	Colorado Springs, CO, 80906	Leased	Peak Medical Colorado No. 2, Inc.	n/a
2719 N. Union Blvd.	Colorado Springs, CO, 80909	Leased	Peak Medical Colorado No. 2, Inc.	n/a
945 Tenderfoot Hill Rd.	Colorado Springs, CO, 80906	Leased	Peak Medical Colorado No. 2, Inc.	n/a
2611 Jones Ave.	Pueblo, CO, 81004	Leased	Peak Medical Colorado No. 2, Inc.	n/a

150 Spring St.	Morrison, CO, 80465	Leased	Peak Medical of Utah, Inc. Peak Medical Idaho Operations, Inc., Peak Medical Colorado No. 3, Inc., and Great Falls Health Care Company L.L.C.	n/a
1005 East Elizabeth	Fort Collins, CO, 80524	Leased	Peak Medical of Utah, Inc. Peak Medical Idaho Operations, Inc., Peak Medical Colorado No. 3, Inc., and Great Falls Health Care Company L.L.C.	n/a
660 South 2nd St. W.	Rexburg, ID, 83440	Leased	Peak Medical of Utah, Inc. Peak Medical Idaho Operations, Inc., Peak Medical Colorado No. 3, Inc., and Great Falls Health Care Company L.L.C.	n/a
1005 Lujan Hill Road	Las Cruces, NM, 88007	Leased	Peak Medical Las Cruces No. 2, Inc.	n/a
2905 East Missouri	Las Cruces, NM, 88011	Leased	Peak Medical Las Cruces, Inc.	n/a
5901 Ouray Road NW	Albuquerque, NM, 87120	Leased	Peak Medical New Mexico No. 3, Inc	n/a
8100 Palomas NE	Albuquerque, NM, 87109	Leased	Peak Medical New Mexico No. 3, Inc	n/a
4210 Sabana Grande SE	Rio Rancho, NM, 87124	Leased	Peak Medical New Mexico No. 3, Inc	n/a
8211 Ustick	Boise, ID, 83704	Leased	Peak Medical Colorado No. 2, Inc. Sub-leases to Peak Medical of Boise, Inc.	n/a
3111 Channing Way	Idaho Falls, ID, 83404	Leased	Peak Medical of Idaho, Inc.	n/a
674 Eastland Drive	Twin Falls, ID, 83301	Leased	Peak Medical of Idaho, Inc.	n/a
400 East 5350 South	Ogden, UT, 84405	Leased	Peak Medical of Utah, Inc. Peak Medical Idaho Operations, Inc., Peak Medical Colorado No. 3, Inc., and Great Falls Health Care Company L.L.C.	n/a
1400 Buena Vista	Midwest City, OK, 73110	Leased	Peak Medical Corporation	n/a
1400 W. 1st St.	Wewoka, OK, 74884	Leased	Peak Medical Oklahoma No. 11, Inc.	n/a
600 West Frontage Rd	Okemah, OK, 74859	Leased	Peak Medical Oklahoma No. 13, Inc.	n/a
5725 South Ross	Oklahoma City, OK, 73119	Leased	Peak Medical Corporation	n/a
3200 Mission Arch Drive	Roswell, NM, 88201	Leased	Peak Medical Roswell, Inc.	n/a
4604 Lowe Road	Louisville, KY, 40220	Leased	Harborside Holdings I, LLC	n/a
405 Stanford Rd	Beckley, WV, 25801	Leased	Beckley Health Care Corp. (Individual Leae)	n/a
1425 Laurel Ave	Pomona, CA, 91768	Leased	Braswel Enterprises, Inc. (Individual Lease)	n/a
2335 S. Towne Avenue	Pomona, CA, 91766	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
3455 East Highland Ave	Highland, CA, 92346	Leased	Braswel Enterprises, Inc. (Individual Lease)	n/a
3900 Garfield Ave	Carmichael, CA, 95608	Leased	Brittany Rehabilitation Center, Inc.	n/a

1101 Stroud Ave	Kingsburg, CA, 93631	Leased	SunBridge Care Enterprises West, Inc.	n/a

1900 E. Main St.	Lancaster, OH, 43130	Leased	Care Enterprises, Inc. (Individual Lease)	n/a
1716 Gihon Road	Parkersburg, WV, 26101	Leased	Care Enterprises, Inc. (Individual Lease)	n/a
401 N. Okefenoke Drive	Folkston, GA, 31537	Leased	SunBridge Charlton Healthcare, Inc.	n/a
1155 Atwater Ave	Circleville, OH, 43113	Leased	Circleville Health Care Corp. (Individual Lease)	n/a
501 Caldwell Lane	Dunbar, WV, 25064	Leased	Dunbar Health Care Corp. (Individual Lease)	n/a
420 Dean Lane	Gardendale, AL, 35071	Leased	Gardendale Health Care Center, Inc.	n/a
424 Dean Lane	Gardendale, AL, 35071	Leased	Gardendale Health Care Center, Inc.	n/a
7716 Manchester Av	Playa Del Rey, CA, 90293	Leased	Hallmark Health Services, Inc.	n/a
2210 E. First St.	Santa Ana, CA, 92705	Leased	Hallmark Health Services, Inc.	n/a
490 W. 14th Str	Long Beach, CA, 90813	Leased	Regency Health Services, Inc.	n/a
Mt. Hebron Rd., Box 7	Elmore, AL, 36025	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
813 Keller Lane	Tuscumbia, AL, 35674	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
200 Alabama Ave.	Muscle Shoals, AL, 35661	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
500 John Aldridge Dr.	Tuscumbia, AL, 35674	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
1350 14th Avenue SE	Decatur, AL, 35601	Leased	SunRise Healthcare Corporation (Individual Lease)	n/a
350 East LaCanada	Avondale, AZ, 85323	Leased	SunBridge Healthcare Corporation	n/a
501 W. Idaho Blvd.	Emmett, ID, 83617	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
2609 Sunnybrook Drive	Nampa, ID, 83686	Leased	SunBridge Healthcare Corporation	n/a
640 Filer Avenue West	Twin Falls, ID, 83301	Leased	SunBridge Healthcare Corporation	n/a
1019 3rd Avenue S.	Payette, ID, 83661	Leased	SunBridge Healthcare Corporation	n/a
555 South Union St.	Lawrence, MA, 01843	Leased	SunBridge Healthcare Corporation	n/a
557 Varnum Ave.	Lowell, MA, 01854	Leased	SunBridge Healthcare Corporation	n/a
134 North St.	North Reading, MA, 01864	Leased	SunBridge Healthcare Corporation	n/a
800 Essex St.	Lawrence, MA, 01841	Leased	SunBridge Healthcare Corporation	n/a
547 Highland Ave.	Fall River, MA, 02720	Leased	SunBridge Healthcare Corporation	n/a
18 Hammond St.	Worcester, MA, 01610	Leased	SunBridge Healthcare Corporation	n/a
3 Pine St.	Oxford, MA, 01540	Leased	SunBridge Healthcare Corporation	n/a

81 Chatham St.	Worcester, MA, 01609	Leased	SunBridge Healthcare Corporation	n/a
10 Veterans Memorial Dr.	Milford, MA, 01757	Leased	Mediplex of Massachusetts Inc. assigned to SunRise Healthcare Corporation (Individual Lease)	n/a
20 N. Maple St.	Hadley, MA, 01035	Leased	SunBridge Healthcare Corporation	n/a
One Price Drive	Elkton, MD, 21921	Leased	SunBridge Healthcare Corporation	n/a
7445 E. 24th	Mercer Island, WA, 98040	Leased	SunBridge Healthcare Corporation	n/a
1100 E. Nelson Rd.	Moses Lake, WA, 98837	Leased	SunBridge Healthcare Corporation and West Tennessee, Inc.	n/a
817 East Plum	Lake Ridge, WA, 98837	Leased	SunBridge Healthcare Corporation and West Tennessee, Inc.	n/a
820 NW 95th St.	Seattle, WA, 98117	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
180 Burketts Ferry Rd.	Hazelhurst, GA, 31539	Leased	SunBridge Jeff Davis Healthcare, Inc.	n/a
524 James Way	Marion, OH, 43302	Leased	Marion Health Care Corp. (Individual Lease)	n/a
3951 East Blvd.	Los Angeles, CA, 90066	Leased	Meadowbrook Rehabilitation Center (Individual Lease)	n/a
1919 112th St., SW	Everett, WA, 98204	Leased	Nursing Home, Inc.	n/a
8777 Skyway St.	Paradise, CA, 95969	Leased	Regency Health Services, Inc.	n/a
300 Seville Rd	Hurricane, WV, 25526	Leased	Putnam Health Care Corp. (Individual Lease)	n/a
900 West Dolphin St	Siler City, NC, 27344	Leased	Regency - North Carolina, Inc. (Individual Lease)	n/a
707 North Elm St	High Point, NC, 27262	Leased	Regency - North Carolina, Inc. (Individual Lease)	n/a
877 Hill Everhart Rd	Lexington, NC, 27295	Leased	Regency - North Carolina, Inc. (Individual Lease)	n/a
179 Combs St.	Sparta, NC, 28675	Leased	Regency - North Carolina, Inc. (Individual Lease)	n/a
228 Smith Chapel Rd	Mount Olive, NC, 28365	Leased	Regency - North Carolina, Inc. (Individual Lease)	n/a
136 Davis Lane	La Follette, TN, 37766	Leased	Regency - Tennessee, Inc. (Individual Lease)	n/a
215 Richardson Way	Maynardville, TN, 37807	Leased	Regency - Tennessee, Inc. (Individual Lease)	n/a
415 Airport Road	Griffin, GA, 30223	Leased	Retirement Care Associates, Inc.	n/a
2850 Springdale Rd SW	Atlanta, GA, 30315	Leased	Retirement Care Associates, Inc.	n/a
315 Upper Riverdale Rd	Riverdale, GA, 30274	Leased	Retirement Care Associates, Inc.	n/a
78 Opal St.	Cartersville, GA, 30120	Leased	Retirement Care Associates, Inc.	n/a
310 East Wardell Dr	Pembroke, NC, 28372	Leased	Retirement Care Associates, Inc.	n/a
804 S. Poplar St.	Elizabethtown, NC, 28337	Leased	Retirement Care Associates, Inc.	n/a
25385 Main St.	Ardmore, TN, 38449	Leased	Retirement Care Associates, Inc.	n/a

4081 Thorton-Taylor Pkwy	Fayetteville, TN, 37334	Leased	Retirement Care Associates, Inc.	n/a
32 Memorial Drive	Winchester, TN, 37398	Leased	Retirement Care Associates, Inc.	n/a
146 Water St.	Salem, WV, 26426	Leased	Salem Health Care Corp. (Individual Lease)	n/a
4164 North 4th Ave	San Bernardino, CA, 92407	Leased	SunBridge Healthcare Corporation (Individual Lease)	n/a
9107 N. Davis Rd	Stockton, CA, 95209	Leased	Regency Health Services, Inc.	n/a
2036 Highway 45 Bypass	Trenton, TN, 38382	Leased	SunBridge Healthcare Corporation and West Tennessee, Inc.	n/a
2036 Highway 45 Bypass	Trenton, TN, 38382	Leased	SunBridge Healthcare Corporation and West Tennessee, Inc.	n/a
1 Bathol Street	Wakefield, MA, 01880	Leased	Wakefield Healthcare LLC	n/a
60 East Silver Street	Westfield, MA, 01085	Leased	Westfield Healthcare LLC	n/a
7820 Ballantyne Commons Parkway Suite 100	Charlotte, NC	Leased	CareerStaff Unlimited, Inc.	n/a

Schedule 3.21

Collective Bargaining Agreements

1.	Collective Bargaining Agreement between SEIU United Healthcare Workers West and Washington Care and Rehabilitation Center for the period of June 16, 2008 – July 31, 2011.

2.	Agreement between SunBridge Meadowbrook Manor Psychiatric Convalescent Facility and United Food and Commercial Workers Union Local 1442 for the period of May 1, 2010 – April 30, 2013.

3.	Agreement between SunBridge Care Center Glenwood and 1199SEIU United Healthcare Workers East for the period of November 1, 2007 – October 31, 2010.

4.	Collective Bargaining Agreement between SEIU Healthcare 775NW and SunBridge Care Center Ballard for the period August 27, 2009 – August 31, 2012.

5.	Agreement between SunBridge Care & Rehabilitation Center of New Lexington and Teamsters Local Union No. 637 for the period June 1, 2008 – May 31, 2012.

6.	Collective Bargaining agreement between SunBridge Healthcare Park East, Marietta, New Lebanon, Circleville, Sylvania, Point Place and Service Employees International Union District 1199 for the period April 1, 2009 – June 30, 2012.

7.	Agreement between SEIU Local 1199 and SunBridge Green Knoll for the period March 1, 2010 - December 1, 2012.

8.	Collective Bargaining Agreement between SunBridge Healthcare/Harborside Healthcare – Harford Gardens and 1199 SEIU United Healthcare Workers East for the period of February 1, 2008 – January 31, 2011.

9.	Collective Bargaining Agreement between Wakefield Care and Rehabilitation Center and 1199 SEIU United Healthcare Workers East for the period June 1, 2009 - June 30, 2011.

10.	Agreement between SunBridge Healthcare d/b/a Harborside Healthcare – Falmouth and 1199 SEIU United Healthcare Workers East for the period July 1, 2010 - June 30, 2013.

11.	Collective Bargaining Agreement between Arden House Healthcare and New England Health Care Employees Union District 1199 SEIU for the period June 30, 2009 – March 15, 2011.

12.	Collective Bargaining Agreement between St. Camillus Rehabilitation and Nursing Center and New England Health Care Employees Union District 1199 SEIU for the period of March 15, 2009 – March 15, 2011.

13.	Collective Bargaining Agreement between Laborers’ Local 1224 Connecticut Laborers’ District Council, LIUNA and SunBridge Healthcare d/b/a The Reservoir for the period of September 1, 2009 – August 31, 2012.

14.	Collective Bargaining Agreement between SunBridge Healthcare – Willows Care and Rehabilitation Center and United Food and Commercial Workers Union Local 371 for the period June 1, 2010 – May 31, 2012.

15.	Collective Bargaining Agreement between Perrysburg Care & Rehab and Teamsters, Chauffeurs, Warehouseman, Local No. 20 affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers for the period February 18, 2010 – February 17, 2013.

16.	Collective Bargaining Agreement between SunBridge Healthcare d/b/a Greenwood Care & Rehabilitation Center and Rhode Island Laborers’ District Council on Behalf of Local 1322, of the Laborers’ International Union of North America AFL-CIO for the period of May 1, 2010 – April 30, 2013.

17.	Collective Bargaining Agreement between SunBridge Healthcare d/b/a Pawtuxet Care & Rehabilitation Center and Rhode Island Laborers’ District Council on Behalf of Local 1322, of the Laborers’ International Union of North America AFL-CIO for the period of May 1, 2010 – April 30, 2013.

18.	Agreement between SunBridge Care & Rehabilitation – Magnolia Ridge Nursing Home, Inc. and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers of America, AFL-CIO-CLC for the period of July 1, 2008 – June 30, 2011.

19.	Collective Bargaining Agreement between United Healthcare Workers West and ULTCW and SunBridge Healthcare for Kingsburg, Creekside, Playa del Rey and Park West for the period June 16, 2008 – July 31, 2011.

20.	Collective Bargaining Agreement between SEIU United Long Term Care Workers Union and SunBridge Healthcare/SunBridge Care Center for Paradise for the period October 7, 2008 - June 15, 2011.

21.	Collective Bargaining Agreement between Governor’s House and New England Health Care employees Union, District 1199 SEIU for the period Jun 22, 2010 – March 15, 2011.

22.	Collective Bargaining Agreement between National association of Government Employees (SEIU/NAGE) Local 679 and SunBridge Care and Rehabilitation Fox Glove for the period September 1, 2006 – August 31, 2009 (in negotiations now).

23.	Collective Bargaining Agreement between Harborside Healthcare Northshore Rehabilitation & Nursing Center and 1199SEIU United Healthcare Workers East for the period April 16, 2008 – April 17, 2011.

24.	Agreement between Silver-Bow Federation of Licensed Practical Nurses, Local 5005, MEA-MFT, AFT, AFL-CIO and SunBridge Butte Care & Rehabilitation Center for the period May 1, 2009 – April 30, 2012.

25.	Agreement between Butte Care & Rehabilitation Center and Butte Teamsters Union, Local 2 for the period September 1, 2009 – August 31, 2012.

26.	Agreement by and between Local 400, Chartered by the United Food and Commercial Workers International Union and Parkersburg Care and Rehabilitation Center for the period April 14, 2010 – April 14, 2013.

27.	Labor Agreement between New Martinsville Health Care Center and District 1199 WV/KY/OH The Health Care and Social Service Union, SEIU for the period March 1, 2008 – March 1, 2011.

Schedule 3.24(d)

Certain Medicare/Medicaid Provider Agreements

Peak Medical Oklahoma No. 5, Inc., a Subsidiary (“Peak No. 5”), is the operator of a skilled nursing facility in Tulsa, Oklahoma known as Woodland View Care and Rehabilitation. The Oklahoma State Department of Health decertified the Woodland View facility from participation in the Medicare and Medicaid programs effective as of September 3, 2010. However, a temporary restraining order (the “TRO”) has been issued by the United States District Court for the Northern District of Oklahoma, which stays the termination of Medicare and Medicaid payments to the facility. Accordingly, the facility is continuing to receive Medicare and Medicaid payments at this time. The court is expected to rule at a future date on converting the TRO into a preliminary injunction. At the same time, Peak No. 5 is pursuing its administrative remedies with respect to the decertification and is starting the process to have the facility re-certified to participate in Medicare and Medicaid.

Schedule 4.02(a)

Local Counsel

OKLAHOMA

Pamela Goldberg

Hall Estill

320 South Boston Avenue

Suite 200

Tulsa, OK 74103-3706

Phone: (918) 594-0465

Email: pgoldberg@hallestill.com

COLORADO

Ellen Kirschenbaum

Kirschenbaum Jansen LLC

57 Betasso Road

Boulder, Colorado 80302

Phone: (303) 586-6789

Email: ellen.kirschenbaum@kjcounsel.com

NEW MEXICO

Ruth Schifani

Modrall Sperling Law Firm

500 Fourth Street NW

PO Box 2168

Albuquerque, NM 87103

Phone: (505) 848-1820

Email: rschifani@modrall.com

Schedule 6.01

Existing Indebtedness

Unsecured	Interest Rate	Balance as of September 30, 2010	Maturity Date

Vehicle Lease(s) 1	10%	2,065	January, 2011

Vehicle Lease(s) 2	10%	24,417	March, 2012

Vehicle Lease(s) 3	10%	9,552	May, 2011

Vehicle Lease(s) 4	10%	2,042	June, 2011

Vehicle Lease(s) 5	10%	10,404	October, 2011

Vehicle Lease(s) 6	10%	6,065	August, 2011

Vehicle Lease(s) 7	10%	14,548	September, 2011

Vehicle Lease(s) 8	10%	17,265	November, 2011

Vehicle Lease(s) 9	10%	10,133	December, 2011

Vehicle Lease(s) 10	10%	11,057	January, 2012

Vehicle Lease(s) 11	10%	20,817	February, 2012

Vehicle Lease(s) 12	10%	10,518	March, 2012

Vehicle Lease(s) 13	10%	36,628	July, 2012

Vehicle Lease(s) 14	10%	46,175	September, 2012

Vehicle Lease(s) 15	10%	48,473	October, 2012

Vehicle Lease(s) 16	10%	33,083	December, 2012

Vehicle Lease(s) 17	10%	24,498	February, 2013

Vehicle Lease(s) 18	10%	99,813	March, 2013

Vehicle Lease(s) 19	10%	41,331	April, 2013

Vehicle Lease(s) 20	10%	23,007	June, 2013

Vehicle Lease(s) 21	10%	39,048	September, 2013

Vehicle Lease(s) 22	10%	30,075	April, 2014

Vehicle Lease(s) 23	10%	26,150	March, 2014

Sr Subordinated Note	9.125%	200,000,000	April, 2015

Schedule 6.02

Existing Liens

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
1	1240 PINEBROOK ROAD, LLC	DE	12/13/2004	4355700 8	Health Care REIT, Inc. (landlord) HCRI Indiana Properties, LLC HCRI Kentucky Properties, LLC	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 11/9/2009 Continuation filed: 11/9/2009

2	1240 PINEBROOK ROAD, LLC	DE	11/11/2005	5350763 0	Heller Healthcare Finance, Inc.	Unspecified

3	1501 SE 24TH ROAD, LLC	DE	5/8/2009	2009 1463782	Wells Fargo Financial Leasing, Inc.	Specified equipment

4	2900 TWELFTH STREET NORTH, LLC	DE	12/13/2004	4355708 1	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 11/9/2009 Continuation filed: 11/9/2009

5	4602 NORTHGATE COURT, LLC	DE	12/13/2004	4355719 8	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendment filed: 11/9/2009 Continuation filed: 11/9/2009

6	4927 VOORHEES ROAD, LLC	DE	11/20/2008	2008 3879002	Wells Fargo Financial Leasing, Inc.	Specified equipment

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings

7	CRESTVIEW NURSING, LLC	DE	7/11/2005	5223599 3	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendment filed: 7/7/2010 Continuation filed: 7/7/2010

8	FALMOUTH HEALTHCARE, LLC	DE	3/22/2002	2074675 4	Ohima, Inc. (Omega-landlord)	Land (359 Jones Road, Falmouth MA)	Continuation filed: 12/12/2006 Amendment filed: 1/16/2009

9	GRANT MANOR LLC	DE	7/11/2005	5223617 3	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendment filed: 7/7/2010 Continuation filed: 7/7/2010

10	GREAT FALLS HEALTH CARE COMPANY, L.L.C. Additional Debtors: Peak Medical Colorado No. 3, Inc.; Peak Medical of Utah; Peak Medical Idaho Operations, Inc.	MT	3/10/06	86617179	Health Care Property Investors, Inc. (landlord)	Specified real estate and property thereon

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
11	GREAT FALLS HEALTH CARE COMPANY, L.L.C. Additional Debtors: Peak Medical Colorado No. 3, Inc.; Peak Medical of Utah; Peak Medical Idaho Operations, Inc.	MT	3/10/06	86617290	Health Care Property Investors, Inc. (landlord)	Specified real estate and all machinery, furniture, equipment, inventory thereon

12	HARBORSIDE HOLDINGS I, LLC	DE	12/13/2004	4355732 1	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 7/19/2005, 7/11/2005, 8/8/2008, 11/9/2009 Continuation filed: 11/9/2009

13	HARBORSIDE HOLDINGS I, LLC	DE	12/12/2004	4355733 9	Health Care REIT, Inc. et al (landlord)	Machinery, furniture, equipment, trade fixtures, appliances, all other goods and personal property	Amendments filed: 7/19/2005, 8/8/2008, 11/9/2009 Continuation filed: 11/9/2009

14	HARBORSIDE MASSACHUSETTS LIMITED PARTNERSHIP	MA	9/4/2007	200759513710	Nationwide Health Properties, Inc.	Personal Property

15	HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP	MA	1/3/2002	200208041520	HCRI Broadview, Inc. (landlord)	Machinery, furniture, equipment, trade fixtures, appliances, all other goods and personal property	Continuation filed: 12/29/2006

16	HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP	MA	1/3/2002	200208041610	HCRI Westlake, Inc. (landlord)	Machinery, furniture, equipment, trade fixtures, appliances, all other goods and personal property	Continuation filed: 12/29/2006

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
17	HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP	MA	1/3/2002	200208041700	HCRI Beachwood, Inc. (landlord)	Machinery, furniture, equipment, trade fixtures, appliances, all other goods and personal property	Continuation filed: 12/29/2006

18	HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP	MA	1/3/2002	2002080411980	HCRI Westlake, Inc. (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Continuation filed: 12/29/2006

19	HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP	MA	1/3/2002	200208042040	HCRI Beachwood, Inc. (landlord)	Machinery, furniture, equipment, trade fixtures, appliances, all other goods and personal property	Continuation filed: 12/29/2006

20	HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP	MA	1/3/2002	200208051600	HCRI Broadview, Inc. (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Continuation filed: 12/29/2006

21	HARBORSIDE SWANTON, LLC	DE	12/13/2004	4355721 4	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 11/9/2009 Continuation filed: 11/9/2009

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
22	HARBORSIDE TOLEDO LIMITED PARTNERSHIP	MA	12/13/2004	200435098490	Health Care REIT, Inc. (Additional Secured Parties) (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 11/9/2009 & 11/12/2009 (2x) Continuation filed: 11/13/2009

23	HARBORSIDE TROY, LLC	DE	12/13/2004	4355730 5	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 11/9/2009 & 11/9/2009 Continuation filed: 11/9/2009

24	HHCI LIMITED PARTNERSHIP	MA	11/10/2004	200434341740	512 Crescent Drive, LLC	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate

25	HHCI LIMITED PARTNERSHIP	IN	7/18/08	6957357	Marion County Circuit Court Clerk	Tax lien

26	HHCI LIMITED PARTNERSHIP	MA	12/13/2004	200435098210	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendments filed: 8/8/2008 & 11/9/2009 & 11/12/2009(2x) Continuation filed: 11/13/2009

27	LEISURE YEARS NURSING, LLC	DE	7/11/2005	5223616 5	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendment filed: 7/7/2010 Continuation filed: 7/7/2010

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
28	MARIETTA HEALTHCARE, LLC	DE	8/27/2009	2009 2766845	Ventas Realty, Limited Partnership (landlord)	Machinery, equipment, fixtures, vehicles, inventory, specified real property, licenses

29	MASHPEE HEALTHCARE, LLC	DE	3/22/2002	2074673 9	Ohima, Inc. (Omega - landlord)	Specified real property: 161 Falmouth Road Mashpee, MA	Continuation filed: 12/12/2006 Amendment filed: 1/16/2009

30	MASSACHUSETTS HOLDINGS I, LLC	DE	3/22/2002	2074672 1	OHIMA, Inc. (landlord)	359 Jones Road Falmouth, MA	Continuation filed: 12/12/2006

31	MASTHEAD CORPORATION	NM	6/2/97	970602085	Sun Life Assurance Company of Canada (mortgage)	All improvements existing or constructed on specified real estate (ABQ HQ)	Continuations filed: 5/17/02 & 5/4/07

32	OWENTON MANOR NURSING, LLC	DE	7/11/2005	5223620 7	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendment filed: 7/7/2010 Continuation filed: 7/7/2010

33	PEAK MEDICAL ANCILLARY SERVICES, INC.	DE	7/17/2000	200045108	Heller Healthcare Finance, Inc.	Accounts, moneys, securities, Accounts, general intangibles, inventory, machinery, equipment and fixtures	Continuation filed: 3/30/2005

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
34	PEAK MEDICAL COLORADO NO. 2, INC.	DE	2/12/2008	2008 0422878	Delta Investors I, LLC (Omega - landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property

35	PEAK MEDICAL CORPORATION	DE	8/15/2006	6294168 0	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property

36	PEAK MEDICAL CORPORATION	DE	8/15/2006	6294180 5	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property

37	PEAK MEDICAL IDAHO OPERATIONS, INC.	DE	2/22/2005	5056823 9	US Bancorp	Specified audio equipment

38	PEAK MEDICAL LLC	DE	8/15/2006	6294168 0	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
39	PEAK MEDICAL LLC	DE	8/15/2006	6294180 5	Health Care REIT, Inc. et al (landlord)	Machinery, furniture, equipment, trade fixtures, appliances and all other goods and personal property

40	PEAK MEDICAL OF BOISE, INC.	DE	2/12/2008	2008 0521698	Delta Investors I, LLC et al (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate

41	PEAK MEDICAL OF BOISE, INC.	ID	5/4/2007	T 321237	Idaho State Tax Commission - ID Tax	Tax Lien ($9,457.26)

42	PEAK MEDICAL OF COLORADO, INC.	DE	8/4/2010	2010 2711087	General Electric Capital Corporation, as Agent (mortgage lender)	All shares of outstanding member interests in Elms Haven-Thornton LLC and Sable-Aurora, LLC (Sabra subsidiaries)

43	PEAK MEDICAL OF IDAHO, INC.	DE	7/2/2004	4190040 8	Omega Healthcare Investors, Inc. (landlord)	All personal property and specified real property excluding accounts, cash and trade names	Amendments filed: 2/1/2006, 3/6/2006 & 1/16/2008 Continuation filed: 3/10/2009

44	PEAK MEDICAL OF IDAHO, INC.	DE	2/7/2006	6054167 2	Omega Healthcare Investors, Inc. (landlord)	Specified real property	Amendments filed: 3/6/2006 & 1/16/2009

45	PEAK MEDICAL OF IDAHO, INC.	DE	4/24/2006	6136415 7	Greatamerica Leasing Corporation	Specified audio and computer equipment

46	PEAK MEDICAL OF MONTANA, INC. (Sabra subsidiary)	DE	6/2/2008	2008 1875812	Keybank National Association (mortgage lender)	All assets

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
47	PEAK MEDICAL OKLAHOMA NO. 1, INC.	DE	11/19/2003	3311970 1	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Continuation filed: 11/13/2008 Amendment filed: 11/13/2008

48	PEAK MEDICAL OKLAHOMA NO. 1, INC.	DE	11/19/2003	3311989 1	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Continuation filed: 11/13/2008 Amendment filed: 11/13/2008

49	PEAK MEDICAL OKLAHOMA NO. 3, INC	DE	11/6/2002	2291669 4	Berkadia Commercial Mortgage LLC (HUD mortgage lender)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Continuation filed: 5/15/2007 Assignments filed: 11/6/2002, 2/11/2010, 5/27/2010, 6/16/2010, 8/4/2010

50	PEAK MEDICAL OKLAHOMA NO. 4, INC.	DE	11/6/2003	3300138 8	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Continuation filed: 11/3/2008 Amendment filed: 11/13/2008

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
51	PEAK MEDICAL OKLAHOMA NO. 5, INC.	DE	11/6/2002	2291664 5	Berkadia Commercial Mortgage LLC (HUD mortgage lender)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Continuation filed: 5/11/2007 Assignments filed: 11/6/2002, 2/11/2010, 5/4/2010, 6/16/2010, 8 /4/2010

52	PINE TREE VILLA LLC	DE	7/11/2005	5223605 8	Health Care REIT, Inc. et al (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property	Amendment filed: 7/7/2010 Continuation filed: 7/7/2010

53	REGENCY HEALTH SERVICES, INC.	DE	12/13/2006	6436150 7	Wells Fargo Bank, National Association	Specified equipment

54	SUN HEALTHCARE GROUP, INC	DE	1/13/2004	4031564 0	Republic Bank	3 specified single channel pumps	Continuation filed: 12/3/2008

55	SUN HEALTHCARE GROUP, INC	DE	10/13/2005	5317632 9	Dell Financial Services, L.P.	Computer equipment and peripherals

56	SUN HEALTHCARE GROUP, INC	DE	10/19/2005	5323623 0	Dell Financial Services, L.P.	Computer equipment and peripherals	Continuation filed: 9/13/2010

57	SUN HEALTHCARE GROUP, INC	DE	4/18/2006	6128671 5	Somerset Leasing Corp. VII	Equipment and leased property	Assignment filed: 4/18/2006

58	SUN HEALTHCARE GROUP, INC	DE	6/29/2006	6224727 8	Somerset Leasing Corp. VI	Equipment and leased property	Assignment filed: 9/1/2006

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
59	SUN HEALTHCARE GROUP, INC	DE	8/23/2006	6294995 6	Republic Bank	Bi-pap vision systems

60	SUN HEALTHCARE GROUP, INC	DE	3/16/2007	2007 1002624	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

61	SUN HEALTHCARE GROUP, INC	DE	4/5/2007	2007 1270106	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

62	SUN HEALTHCARE GROUP, INC	DE	8/29/2007	2007 3304978	Gelco Corporation DBA GE Fleet Services	2 specified vehicles

63	SUN HEALTHCARE GROUP, INC	DE	9/11/2007	2007 3444451	Hill-Rom Financial Services	Two mattresses and two synergy air blowers

64	SUN HEALTHCARE GROUP, INC	DE	10/17/2007	2007 3913497	Gelco Corporation DBA GE Fleet Services	3 specified vehicles

65	SUN HEALTHCARE GROUP, INC	DE	10/23/2007	2007 3999934	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

66	SUN HEALTHCARE GROUP, INC	DE	11/6/2007	2007 4218151	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

67	SUN HEALTHCARE GROUP, INC	DE	1/4/2008	2008 0043164	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

68	SUN HEALTHCARE GROUP, INC	DE	4/24/2008	2008 1426673	Gelco Corporation DBA GE Fleet Services	3 specified vehicles

	Debtor	State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
69	SUN HEALTHCARE GROUP, INC	DE	5/20/2008	2008 1730793	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

70	SUN HEALTHCARE GROUP, INC	DE	7/22/2008	2008 2508099	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

71	SUN HEALTHCARE GROUP, INC	DE	10/23/2008	2008 3568886	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

72	SUN HEALTHCARE GROUP, INC	DE	2/24/2009	2009 0591658	Gelco Corporation DBA GE Fleet Services	1 specified vehicle

73	SUN HEALTHCARE GROUP, INC	DE	3/16/2009	2009 0911575	Office Business Solutions LLC and/or assignees	Specified copiers, finishers, scanners, document feeder.

74	SUN HEALTHCARE GROUP, INC	DE	4/6/2009	2009 1087839	Gelco Corporation DBA GE Fleet Services	1 specified vehicle	Amendment filed: 4/15/2009

75	SUN HEALTHCARE GROUP, INC	DE	4/15/2009	2009 1200606	Office Business Solutions LLC	Specified copiers, finishers, scanners, document feeder.	Amendments filed: 4/16/2009 & 5/11/2009

76	SUN HEALTHCARE GROUP, INC	DE	6/30/2009	2009 2094370	Security Bank of Kansas City	Specified copiers, finishers, scanners, document feeder.	Amendments filed: 11/30/2009

77	SUN HEALTHCARE GROUP, INC	DE	10/26/2009	2009 3434914	Security Bank of Kansas City	Specified copiers, finishers, scanners, document feeder.	Amendment filed: 11/30/2009

78	SUN HEALTHCARE GROUP, INC	DE	1/18/2010	2010 0167761	Security Bank of Kansas City	Specified copiers, finishers, scanners, document feeder.	Amendment filed: 2/23/2010

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
79	SUN HEALTHCARE GROUP, INC	DE	5/4/2010	2010 1561509	Office Business Solutions and/or Assignees	Specified copiers and fax equipment

80	SUN HEALTHCARE GROUP, INC	DE	5/18/2010	2010 1732456	Living Designs, Inc.	Aviary Lakota equipment

81	SUN HEALTHCARE GROUP, INC	DE	7/13/2010	2010 2426686	Security Bank of Kansas City	Specified copiers, finishers, scanners, document feeder.	Assignment filed: 7/26/2010

82	SUNBRIDGE BECKLEY HEALTH CARE CORP.	WV	12/2/02	200200200430	Delta Investors I, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 8/21/06 & 1/20/09 Continuation filed: 6/25/07

83	SUNBRIDGE BECKLEY HEALTH CARE CORP.	WV	7/30/04	200400536726	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/10/06, 8/21/06 & 1/20/09 Continuation filed: 3/9/09

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
84	SUNBRIDGE BECKLEY HEALTH CARE CORP.	WV	1/22/07	200701014494	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendment filed: 1/20/09

85	SUNBRIDGE BRASWELL ENTERPRISES, INC.	CA	12/2/2002	233760780	Delta Investors II, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 8/31/2006 & 1/16/2009 Continuation filed: 6/25/2007

86	SUNBRIDGE BRASWELL ENTERPRISES, INC.	CA	12/2/2002	233760887	Delta Investors I, LLC et al (landlord)	Specified real estate	Amendments filed: 8/31/2006 & 1/16/2009 Continuation filed: 6/25/2007

87	SUNBRIDGE BRASWELL ENTERPRISES, INC.	CA	7/30/2004	421560667	Delta Investors I, LLC (landlord)	Cash, Specified real estate, intangibles	Amendments filed: 3/13/2006, 8/31/2006 & 1/16/2009 Continuation filed: 3/9/2009

88	SUNBRIDGE CARE ENTERPRISES, INC.	DE	12/2/2002	2300133 0	Delta Investors I, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Continuation filed: 6/27/2007 Amendments filed: 1/16/2009 & 8/22/2006

89	SUNBRIDGE CARE ENTERPRISES, INC.	DE	7/29/2004	4213971 7	Delta Investors I, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/13/2006 & 8/22/2006 & 1/16/2009 Continuation filed: 3/10/2009

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
90	SUNBRIDGE CARE ENTERPRISES, INC.	DE	1/23/2007	2007 0339761	Delta Investors I, LLC (landlord)	All assets except Inventory, Equipment, Proceeds, Insurance Rights, Other property.	Amendments filed: 1/16/2009

91	SUNBRIDGE CARE ENTERPRISES, INC.	DE	5/18/2010	2010 1732456	Living Designs, Inc.	Aviary Lakota equipment

92	SUNBRIDGE CARE ENTERPRISES WEST, INC.	UT	4/8/02	184653200234	Delta Investors II, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 9/3/04, 8/28/06 & 12/8/06 Continuation filed: 12/8/06

93	SUNBRIDGE CARE ENTERPRISES WEST, INC.	UT	8/26/04	251745200439	Delta Investors II, LLC Additional Secured Parties: OHI Asset (ID), LLC; Delta Investors I, LLC; OHI Asset, LLC; OHI Asset (CA), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/10/06, 5/1/06 & 8/31/06 Continuation filed: 3/30/09

94	SUNBRIDGE CARE ENTERPRISES WEST, INC.	UT	3/10/06	253053200427	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/10/06 (2x), 8/31/06 Continuation filed: 3/30/09

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
95	SUNBRIDGE CARE ENTERPRISES WEST, INC.	UT	1/29/07	312386200706	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate

96	SUNBRIDGE CIRCLEVILLE HEALTH CARE CORP.	OH	12/2/02	OH00057228261	Delta Investors I, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendment filed: 8/21/06 & 1/20/09 Continuation filed: 6/25/07

97	SUNBRIDGE CIRCLEVILLE HEALTH CARE CORP.	OH	7/30/04	OH00080037649	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/9/06, 8/21/06 & 1/20/09 Continuation filed 3/9/09

98	SUNBRIDGE DUNBAR HEALTH CARE CORP.	WV	12/2/02	200200200455	Delta Investors II, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 8/21/06 & 1/20/09 Continuation filed: 6/25/07

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
99	SUNBRIDGE DUNBAR HEALTH CARE CORP.	WV	7/30/04	200400536690	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/10/06, 8/21/06 & 1/20/09 Continuation filed: 3/9/09

100	SUNBRIDGE DUNBAR HEALTH CARE CORP.	WV	1/22/07	200701014506	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendment filed: 1/20/09

101	SUNBRIDGE MARION HEALTH CARE CORP.	OH	4/8/02	OH00047496337	Delta Investors II, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 9/7/04, 8/21/06 (2x) & 1/20/09 Continuation filed: 12/7/06

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
102	SUNBRIDGE MARION HEALTH CARE CORP.	OH	7/30/04	OH00080038217	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/9/06, 8/21/06 & 1/20/09 Continuation filed 3/9/09

103	SUNBRIDGE MARION HEALTH CARE CORP.	OH	1/22/07	OH00111189789	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendment filed 1/20/09

104	SUNBRIDGE MEADOWBROOK REHABILITATION CENTER	CA	12/24/2002	0236160869	Delta Investors II, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 8/31/2006 & 1/16/2009 Continuation filed: 5/25/2007

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
105	SUNBRIDGE MEADOWBROOK REHABILITATION CENTER	CA	7/30/2004	0421560662	Delta Investors I, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 3/13/2006, 8/31/2006 & 1/16/2009 Continuation filed: 3/9/2009

106	SUNBRIDGE MEADOWBROOK REHABILITATION CENTER	CA	1/23/2007	07-7100524682	Delta Investors I, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendment filed: 1/16/2009

107	SUNBRIDGE PUTNAM HEALTH CARE CORP.	WV	4/8/02	200200065926	Delta Investors I, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 1/10/05, 8/21/06, 12/8/06 & 1/20/09 Continuation filed: 12/8/06

108	SUNBRIDGE PUTNAM HEALTH CARE CORP.	WV	7/30/04	200400536688	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/10/06, 8/21/06 & 1/20/09 Continuation filed: 3/9/09

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
109	SUNBRIDGE PUTNAM HEALTH CARE CORP.	WV	1/22/07	200701014518	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendment filed: 1/20/09

110	SUNBRIDGE REGENCY-NORTH CAROLINA, INC.	NC	9/3/96	1375292	Omega Healthcare Investors, Inc.
					Additional Secured Parties: Delta Investors I, LLC; Delta Investors II, LLC; OHI Asset (CO), LLC; OHI Asset (ID), LLC; OHI Asset (CA), LLC; OHI Asset, LLC; OHIMA, Inc. (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Continuations filed: 5/14/01 & 6/26/06 Amendments filed: 6/26/06 (2x) & 1/21/09 (2x)

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
111	SUNBRIDGE REGENCY-NORTH CAROLINA, INC.	NC	4/9/02	20020041277J	Omega Healthcare Investors, Inc.
					Additional Secured Parties: Delta Investors I, LLC; Delta Investors II, LLC; OHI Asset (CO), LLC; OHI Asset (ID), LLC; OHI Asset (CA), LLC; OHI Asset, LLC; OHIMA, Inc. (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 8/25/06 (2x), 1/21/09 & 1/27/09 Continuation filed: 12/11/06 Correction Statement filed: 1/27/09
112	SUNBRIDGE REGENCY-NORTH CAROLINA, INC.	NC	12/2/02	20020126750G	Delta Investors II, LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 8/21/06 & 1/21/09 Continuation filed: 6/25/07
113	SUNBRIDGE REGENCY-NORTH CAROLINA, INC.	NC	7/30/04	20040076421H	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/13/2006 (2x), 8/21/2006 & 1/21/2009 Continuation filed: 3/10/2009

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
114	SUNBRIDGE REGENCY-NORTH CAROLINA, INC.	NC	5/30/06	20060053583C	Omega Healthcare Investors, Inc. (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate

115	SUNBRIDGE REGENCY-NORTH CAROLINA, INC.	NC	1/22/07	20070007624K	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendment filed: 1/21/09

116	SUNBRIDGE REGENCY- TENNESSEE, INC.	TN	4/15/2002	302-020992	Omega Healthcare Investors, Inc. Additional Secured Parties: OHIMA, Inc.; Delta Investors I, LLC; Delta Investors II, LLC; OHI Asset (CA), LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC; OHI Asset (CO), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 12/8/06 (2x), 1/20/09 & 1/27/09 Continuation filed: 12/8/06

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
117	SUNBRIDGE REGENCY- TENNESSEE, INC.	TN	9/15/2004	304-053372	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Inventory, Equipment, Proceeds, Insurance Rights, Other property. Specified real estate	Amendments filed: 3/21/06, 9/22/06 & 1/20/09 Continuation filed: 3/31/09

118	SUNBRIDGE REGENCY- TENNESSEE, INC.	TN	6/5/2006	206-033813	Omega Healthcare Investors, Inc.
					Additional Secured Parties: OHIMA, Inc.; OHI Asset (CO), LLC; OHI Asset (ID), LLC; OHI Asset, LLC; Delta Investors I, LLC; OHI Asset (CA), LLC; Delta Investors II, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 1/20/09 & 1/27/09

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
119	SUNBRIDGE REGENCY- TENNESSEE, INC.	TN	1/30/2007	107-004509	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendment filed: 1/20/09

120	SUNBRIDGE SALEM HEALTH CARE CORP.	WV	12/2/02	200200200442	Delta Investors II, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 8/21/06 & 1/20/09 Continuation filed: 6/25/07

121	SUNBRIDGE SALEM HEALTH CARE CORP.	WV	7/30/04	200400536702	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 3/10/06, 8/21/06 & 1/20/09 Continuation filed: 3/9/09

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
122	SUNBRIDGE SALEM HEALTH CARE CORP.	WV	1/22/07	200701014520	Delta Investors I, LLC Additional Secured Parties: Delta Investors II, LLC; OHI Asset, LLC; OHI Asset (CA), LLC; OHI Asset (ID), LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendment filed: 1/20/09

123	SUNBRIDGE SHANDIN HILLS REHABILITATION CENTER	CA	12/2/2002	02-33760655	Delta Investors II, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 8/31/2006 & 1/16/2009 Continuation filed; 6/25/2007

124	SUNBRIDGE SHANDIN HILLS REHABILITATION CENTER	CA	7/30/2004	421560588	Delta Investors I, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendments filed: 3/13/2006, 8/31/2006 & 1/16/2009 Continuation filed: 3/9/2009

125	SUNBRIDGE SHANDIN HILLS REHABILITATION CENTER	CA	1/23/2007	07-7100529011	Delta Investors I, LLC (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendment filed: 1/16/2009

Debtor		State (SOS Jurisdiction)	Original File Date	Original File Number	Secured Party	Collateral	Related Filings
126	WAKEFIELD HEALTHCARE, LLC	DE	3/22/2002	2074669 7	Ohima, Inc. (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendment filed: 1/16/2009 Continuation filed: 12/12/2006

127	WESTFIELD HEALTHCARE, LLC	DE	3/22/2002	2074670 5	Ohima, Inc. (landlord)	Accounts, contract rights, instruments, document, chattel paper, general intangibles, equipment, inventory and all other personal property, specified real property	Amendment filed: 1/16/2009 Continuation filed: 12/12/2006

Permitted Liens which may have not been perfected or for which a UCC Statement may have not been filed:

No.	Debtor Name	Jx	Secured Party	Collateral
128	SunBridge Healthcare Corporation	NM	NHI (Landlord)	Personal property located at or arising from Estrella Care and Rehabilitation Center and Sunny Ridge Care and Rehabilitation Center

129	SunBridge Healthcare Corporation	NM	Omega (landlord)	Personal property (other than accounts, proceeds thereof, vehicles, specialized medical equipment and business office equipment) located at or arising from Ballard Care and Rehabilitation Center, Cherry Ridge at Emmett Care and Rehabilitation Center, Cottage of the Shoals Care and Rehabilitation Center, Cypress Cove Care and Rehabilitation Center, Keller Landing Care and Rehabilitation Center, Merry Wood Lodge Care and Rehabilitation Center, Milford Care and Rehabilitation Center and River City Care and Rehabilitation Center

130	Peak Medical of Boise, Inc.	DE	Omega (landlord)	Personal property (other than accounts, proceeds thereof, vehicles, specialized medical equipment and business office equipment) located at or arising from Capital Care and Rehabilitation Center,

131	Peak Medical Colorado No. 3, Inc.	DE	Health Care Property Investors (Landlord)	Personal property located at or arising from Bear Creek Care and Rehabilitation Center and Golden Peaks Care and Rehabilitation Center

132	Peak Medical Idaho Operations, Inc.	DE	Health Care Property Investors (Landlord)	Personal property located at or arising from Rexburg Care and Rehabilitation Center

133	Peak Medical of Utah, Inc.	DE	Health Care Property Investors (Landlord)	Personal property located at or arising from Washington Terrace Care and Rehabilitation Center

134	SunBridge West Tennessee, Inc.	GA	Nationwide Health Properties (landlord)	Personal property located at or arising from Summers Landing Retirement and Care Center and Trenton Place Care and Rehabilitation Center

135	SunBridge Healthcare Corporation	NM	Nationwide Health Properties (Landlord)	Personal property located at or arising from Columbia Crest Care and Rehabilitation Center and Lake Ridge Solana Alzheimer’s Care and Rehabilitation Center

136	SunBridge Nursing Home, Inc.	NM	Nationwide Health Properties (Landlord)	Personal property located at or arising from Everett Care and Rehabilitation Center

137	SunBridge Healthcare Corporation	NM	Aviv (Landlord)	Personal property located at or arising from River Ridge Care and Rehabilitation Center, Colonial Heights Care and Rehabilitation Center, Meadow View Care and Rehabilitation Center, Glenview Care and Rehabilitation Center, Wood Mill Care and Rehabilitation Center, Rosewood Care and Rehabilitation Center, Hammond House Care and Rehabilitation Center, Sandalwood Care and Rehabilitation Center, Spring Valley and Payette Care and Rehabilitation Center

138	SunBridge Brittany Rehabilitation Center, Inc.	CA	Brittany Healthcare Center (landlord)	Inventory of American River Care Center

139	SunBridge Stockton Rehabilitation Center, Inc.	CA	M.C Horning (landlord)	Personal property located at or arising from Creekside Care Center

140	SunBridge Retirement Care Associates LLC	CO	Bartow River LLC (landlord); Riverdale Associates LP (landlord)	Inventory, equipment and furnishings at Carterville and Riverdale facilities

141	SunBridge Paradise Rehabilitation Center, Inc.	CA	M.C. Horning (landlord)	Personal property located at or arising from Pine View Care Center

142	Harborside Connecticut Limited Partnership	MA	Ziegler (HUD mortgage)	Personal property located at or arising from Arden House Care and Rehabilitation Center and $350,000 cash collateral

143	Harford Gardens, LLC	MD	Wells Fargo (HUD mortgage)	Real and personal property relating to Harford Gardens Care and Rehabilitation Center

144	Masthead Corp.	NM	Sun Life Assurance Company of Canada (mortgage)	Real and personal property relating to Albuquerque HQ buildings

145	Huntington Place Limited Partnership	FL	HC REIT (landlord)	Personal property located at or arising from Huntington Place Care and Rehabilitation Center

146	Peak Medical of Montana, Inc. (Sabra subsidiary)	MT	Key Bank (Mortgage Lender)	Real and personal property relating to Valley View Care and Rehabilitation Center

147	Peak Medical of Montana, Inc. (Sabra subsidiary)	MT	Key Bank/GE (Mortgage Lender)	Real and personal property relating to Butte Care and Rehabilitation Center, Whitefish Care and Rehabilitation Center, Deer Lodge Care and Rehabilitation Center, Missouri River Care and Rehabilitation Center and San Juan Care and Rehabilitation Center

148	Peak Medical Forest Hills, Inc. (Sabra subsidiary)	OK	Berkadia (HUD mortgage)	Real and personal property relating to Forest Hills Care and Rehabilitation Center

149	Peak Medical Mayfair, Inc. (Sabra subsidiary)	OK	Berkadia (HUD mortgage)	Real and personal property relating to Woodland View Care and Rehabilitation Center

150	Harborside Northwood LLC (Sabra subsidiary)	NH	Heartland (HUD mortgage)	Real and personal property relating to Bedford Hills Care and Rehabilitation Center

151	Clipper Home of Portsmouth, L.L.C. (Sabra subsidiary)	NH	GE (Mortgage Lender)	Real and personal property relating to Clipper Harbor of Portsmouth Care and Rehabilitation Center

152	Clipper Home of Wolfeboro, L.L.C. (Sabra subsidiary)	NH	GE (Mortgage Lender)	Real and personal property relating to Wolfeboro Bay Care and Rehabilitation Center

153	Clipper Home of Rochester, L.L.C. (Sabra subsidiary)	NH	GE (Mortgage Lender)	Real and personal property relating to Colonial Hill of Rochester Care and Rehabilitation Center

154	SunBridge Healthcare Corporation	NM	CapitalSource (Mortgage Lender) (to be repaid in October 2010)	Real and personal property relating to Washington Care and Rehabilitation Center and Meridian Care and Rehabilitation Center

155	Sabra California I, LLC	DE	GE (Mortgage Lender)	Real and personal property relating to Washington Care and Rehabilitation Center

156	North Conway, LLC (Sabra subsidiary)	NH	GE (Mortgage Lender)	Real and personal property relating to Mineral Springs of North Conway Care and Rehabilitation Center

157	DJB Realty, LLC (Sabra subsidiary)	NH	GE (Mortgage Lender)	Real and personal property relating to Exeter on Hampton Care and Rehabilitation Center

158	Langdon Place of Dover, a New Hampshire general partnership (Sabra subsidiary)	NH	Midland Loan Services (HUD Mortgage)	Real and personal property relating to Langdon Place of Dover Care and Rehabilitation Center

159	Langdon Place of Keene Limited Partnership, a New Hampshire limited partnership (Sabra subsidiary)	NH	Midland Loan Services (HUD Mortgage)	Real and personal property relating to Langdon Place of Keene Care and Rehabilitation Center

160	L.P.E., a New Hampshire general partnership (Sabra subsidiary)	NH	Midland Loan Services (HUD Mortgage)	Real and personal property relating to Langdon Place of Exeter Care and Rehabilitation Center

161	Arden House Real Estate Holdings, LLC (Sabra subsidiary)	DE	Ziegler (HUD Mortgage)	Real and personal property relating to Arden House Care and Rehabilitation Center

162	SB New Martinsville, LLC (Sabra subsidiary)	WV	GE (Mortgage Lender)	Real and personal property relating to New Martinsville Care and Rehabilitation Center

163	SB Fountain City, LLC (Sabra subsidiary)	GA	GE (Mortgage Lender)	Real and personal property relating to Fountain City Care and Rehabilitation Center

164	Elms Haven-Thornton LLC (Sabra subsidiary)	CO	GE (Mortgage Lender)	Real and personal property relating to Elms Haven Care and Rehabilitation Center

165	Sable-Aurora LLC (Sabra subsidiary)	CO	GE (Mortgage Lender)	Real and personal property relating to Elms Haven Care and Rehabilitation Center

Schedule 6.04

Existing and Scheduled Investments

1.	Senior Subordinated Note Due 2017 in the principal amount of $1,050,000 dated as of May 26 2005 made by Liberty Management Group, Inc, in favor of Sun Healthcare Group, Inc.

2.	Senior Subordinated Note Due 2013 in the principal amount of $250,000 dated as of May 28, 2008 made by Liberty Management Group, Inc, in favor of Sun Healthcare Group, Inc.

3.	Promissory Note due 2011 dated April 30, 2004 in the amount of $1,100,000, payable by C.H.P. Limited Liability Company to Clipper Home of Portsmouth, Inc.

4.	50% partnership interest by SunBridge Retirement Care Associates, Inc. in W.R. Partners (Warner Robbins), LP, which is inactive.

5.	Membership interest in Forum Purchasing, LLC (approximate 5% interest)

6.	Purchase Options on Leased Centers:

a.	Cartersville Heights, GA

b.	Riverdale Place GA

Schedule 6.05

Scheduled Asset Sales

Owned Facilities

Valley View, WY

Hartford Gardens, MD

Cedar Glen, MA

Summer’s Landing, GA

Property:

Raw land in Ft. Myers, FL